As Filed with the Securities and Exchange Commission on January 29, 1999

                                              Registration No. 333-61217

                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D. C. 20549
                                FORM S-1

         REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             AMENDMENT NO. 2

                 ATLAS FUTURES FUND, LIMITED PARTNERSHIP
         (Exact name of registrant as specified in its charter)

                                DELAWARE
                        [State of organization]

               6289                                        51-0380494
       (Primary SIC Number)                               (I.R.S. EIN)

                            5916 N. 300 West
                        Fremont, Indiana 46737
                      Telephone:  (219) 833-1306
 (address and telephone number of registrant's principal executive offices)

                         Ms. Shira Del Pacult
                           5916 N. 300 West
                        Fremont, Indiana 46737
           Telephone:  (219) 833-1306; Facsimile (219) 833-4411
    (Name, address and telephone number of agent for service of process)

                              Copies to:
                    William Sumner Scott, Esquire
                       The Scott Law Firm, P.A.
                         5121 Sarazen Drive
                        Hollywood, FL  33021
              (954) 964-1546; Facsimile (954) 964-1548

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement

If any of the securities being offered on the Form are to be offered on a continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                       CALCULATION OF REGISTRATION FEE

Title of Each Class  Amount being    Maximum Offering     Maximum Aggregate  Amount of
of Securities Being  Registered:(1)  Price Per Unit: (2)  Offering Price:    Registration Fee:
Registered:

Limited Partnership  7,000           $1,000               $7,000,000         $2,065.00
Interests ("Units")

(1) This amount is based upon the number of Units to be initially offered. The exact number of Units issued will vary because of the issuance of additional Units for interest earned during the Escrow period.

(2) Initial offering price per Unit prior to the sale of the Minimum; after sale of Minimum, trading will commence and the sales price per Unit will fluctuate each month to reflect expenses and additions and subtractions for trading results.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

               ATLAS FUTURES FUND, LIMITED PARTNERSHIP

                Units Of Limited Partnership Interest

                    MINIMUM 700 Units ($700,000)

                $1,000 per Unit until Minimum is Sold
           and, thereafter, at Month End Net Unit Value(1)

Atlas Futures Fund, Limited Partnership (the "Partnership") is a Delaware limited partnership formed January 12, 1998 which is managed by Ashley Capital Management, Inc., a Delaware corporation, its general partner (the "General Partner"). The Partnership is organized to be a commodity pool to engage in the speculative trading of futures, commodity options and forward contracts on currencies, interest rates, energy and agriculture products, metals, and stock indices. The Partnership Agreement attached as Exhibit A grants full management control to the General Partner including the right, without notice to the Limited Partners, to employ, terminate, and change the equity assigned to independent trading managers ("Commodity Trading Advisors") to select trades. If subscriptions for Seven Hundred (700) Units ($700,000), (the "Minimum") have not been received and accepted by the General Partner within one year (the "Initial Offering Period") from the effective date of this prospectus (the "Prospectus"), this offering will terminate and all amounts paid by subscribers will be returned in the manner provided in the subscriber's Subscription Agreement. A prospectus to disclose all material information will be delivered to each subscriber either at or before the time of confirmation of the investment in the Units.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS" ON PAGE 10 OF THE PROSPECTUS.

Futures, commodity option, and forward trading are speculative, volatile and involve a high degree of risk. The investors could lose all, or substantially all, of their investment.

The Partnership has substantial fixed management fees and commission costs which must be paid without regard to the profits earned by the Partnership.
If only the Minimum is sold, the General Partner estimates the Partnership must generate a 25.7% return on investment during its first twelve months of trading to offset expenses and approximately 30.4% to offset both expenses and redemption charges due on Units redeemed as of the twelfth month after they are issued. If both expenses and redemption charges are not offset, investors will not receive any return on their investment. See "Charges to the Partnership".

The transferability of the Units is restricted and there are limitations on investors' rights to surrender the Units to the Partnership for their Net Unit Value (the "Redemption Rights"). No public market for the Units exists and none is expected to develop. See "No Right To Transfer Units Limited Ability To Realize Return On Investment", and "The Limited Partnership Agreement, Redemptions".

The Partnership does not expect to make distributions. Limited Partners must rely on their limited right of transfer and redemption to realize a return on their investment. See "No Right To Transfer Units - Limited Ability To Realize Return On Investment", and "The Limited Partnership Agreement, Redemptions".

If the Partnership does not outperform Fremont Fund, LP, the other public commodity pool of which the principal of the General Partner is the principal of its general partner, investors in the Partnership will not receive a return on their investment during the first two years of operation.

The General Partner may change the CTAs and the allocation of equity to the CTAs at any time, for any reason, without prior notice to the Limited Partners.

The General Partner and its principal and affiliates have conflicts of interest in regard to the management of the Partnership for the benefit of the investors. See "Conflicts of Interest".

There are no limits or policies with respect to the amount or nature of the Partnership's trading on foreign exchanges, which puts Partnership equity at greater risk than if trading on foreign exchanges were prohibited or limited.

Investors will be taxed upon the profits, if any, earned upon their investment in the Partnership without the right to receive a distribution of any such profits. See "Certain Federal Income Tax Aspects".

The General Partner has no experience in the management of commodity pools. See "Risk Factors" and "The General Partner".

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, OR ANY STATE SECURITIES COMMISSION OR AGENCY, NOR HAVE ANY OF THEM CONFIRMED OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  Initial Price to   Sales           Proceeds to
                  Public(1)          Commissions(2)  Partnership(3)

Per Limited
Partnership Unit  $1,000             $60             $940
Total Minimum(4)  $700,000           $42,000         $658,000
Total Maximum     $7,000,000         $420,000        $6,580,000

See Notes on page i

                          FUTURES INVESTMENT COMPANY
                 5916 N. 300 West - Fremont, Indiana 46737
                          Telephone:  (219) 833-1306

                Date of this Prospectus is January 29, 1999

NOTES:

(1) Units are initially offered for sale at a fixed value of One Thousand Dollars ($1,000) per Unit, which amount was arbitrarily established by the General Partner. The amount was not based on past or expected earnings and does not represent that the Units have or will have a market value of or could be resold or Redeemed at that price. When the General Partner has received and accepted subscriptions for a face amount, excluding commissions, of six hundred fifty-eight thousand dollars ($658,000), (the "Minimum"), the Partnership will commence trading operations. Until the 700 Units required to reach the Minimum are sold, all cash and subscription documents will be held in a separate escrow account (the "Escrow Account") in the name of the Partnership at Star Financial Bank, 2004 N. Wayne St., Angola, IN 46703 (the "Escrow Agent"). Any Units which remain unsold at the time the Minimum is reached may be offered for sale, from time to time, in the discretion of the General Partner, at a price equal to the Net Unit Value, as of the effective date of the purchase, which shall be the close of business on the last day of the month of acceptance of the Subscription Agreement. Net Unit Value is a reflection of the per Unit value of the Partnership and is calculated after the end of each month to reflect the results from trading after payment of expenses and fees. No escrow will be utilized for Units sold after the sale of the Minimum and the commencement of trading operations.

The Units are being offered through Futures Investment Company, 5916 N. 300 West, Fremont, Indiana 46737 (219) 833-1306, (the "Selling Agent" or "FIC"), a National Association of Securities Dealers, Inc. ("NASD") registered broker-dealer, on a "best efforts" basis.

(2) See "Plan of Distribution, The Selling Agreement" for information relating to indemnification arrangements with respect to the Selling Agent and any Additional Sellers. Selling commissions of six percent (6%) of the subscription price, subject to waiver at the sole discretion of the General Partner, will be paid to the Selling Agent from the proceeds of subscriptions without regard to the amount invested. The Selling Agent will retain or distribute the sales commissions to the registered representatives of all of the dealers, including the principal and Affiliates of the General Partner who sold the Units.

(3) Proceeds to the Partnership are calculated before deduction of Offering Expenses, estimated to be a total of $47,000, payable to the General Partner upon the Initial Closing, when the Minimum offering amount has been raised and Escrow funds are released to the Partnership. An additional $5,000 in organizational expenses will be amortized on a straight line method and paid to the General Partner over the first 60 months of the Partnership's operation. Upon admission of subsequent Partners to the Partnership, a charge will be made to such newly admitted Partners equal to their pro-rata share of the Offering Expenses which will be credited to the Capital Accounts of the prior admitted Partners, in which the initial balance will be the amount the Partner paid for the Partner's Units, to reimburse them for the Offering Expenses they advanced.

(4) Seven Hundred (700) Units ($700,000 less sales commissions of $42,000) (the "Minimum") must be sold before any money will be made paid to the Selling Agent or cash and documents from any of the subscriptions received and deposited to the Escrow Account will be delivered to the Partnership.
Once the Minimum is sold, the balance, up to a maximum of 7,000 Units ($7,000,000) will be sold, until they are either all sold or the General Partner elects to terminate this offering. There has been no promise by the Selling Agent, or any other person, to purchase any Units or any other form of firm underwriting commitment to assure the sale of the Units. The General Partner or the Selling Agent may engage additional registered broker dealers (the "Additional Sellers") to sell Units.

The General Partner may accept or reject subscriptions within five (5) business days of receipt. If a subscription is rejected or if subscriptions for at least seven hundred (700) Units are not accepted during the Initial Offering Period of one year, or any extended Offering Period, all subscriptions will be returned to prospective subscribers as soon as practicable.

At the time trading commences, interest earned on subscriptions held in escrow will be deposited in the Partnership's account and subscriber's will receive additional Units at the rate of $1,000 per Unit (rounded in the case of fractional Units to three decimal points) pro rata equal to the interest earned on their subscriptions, taking into account both the length of time and amount deposited to the Escrow Account. Subscribers whose subscriptions are rejected will be refunded their entire subscription payments together with the interest earned, if any, thereon. Cash from subscriptions held in the Escrow Account will be invested in short-term investments which meet applicable regulatory requirements such as United States Treasury Bills or other comparable interest-bearing instruments which are expected to be liquid, substantially risk-less instruments, with correspondingly low yields.

                     COMMODITY FUTURES TRADING COMMISSION
                           RISK DISCLOSURE STATEMENT

      YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT FUTURES AND OPTIONS TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

      FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL AT PAGE 49 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 42.

      THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGE 23.

      YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

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                      NOTICE TO RESIDENTS OF ALL STATES

UNTIL 90 DAYS AFTER THE DATE HEREOF, ALL DEALERS EFFECTING TRANSACTIONS IN THE UNITS, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS OR BEST EFFORTS SELLERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS. THE SELLING AND ADDITIONAL SELLERS MUST ALSO DELIVER ANY SUPPLEMENTED OR AMENDED PROSPECTUS ISSUED BY THE PARTNERSHIP.

NO DEALER, SALESMAN, OFFICER, EMPLOYEE OR AGENT OF THE PARTNERSHIP OR THE GENERAL PARTNER AND OR ANY OTHER PERSON HAS BEEN AUTHORIZED, IN CONNECTION WITH THIS OFFERING, TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE PARTNERSHIP, THE GENERAL PARTNER, THE SELLING AGENTS, OR ANY OTHER PERSON CONNECTED WITH THIS OFFERING. THIS PROSPECTUS SPEAKS AS OF THE DATE OF ITS ISSUANCE. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE PARTNERSHIP SINCE THE DATE OF THIS PROSPECTUS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY UNITS BY ANYONE IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION, OR PURCHASE IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING THE OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

THE REGULATIONS OF THE COMMODITY FUTURES TRADING COMMISSION REQUIRE THAT NO COMMODITY POOL OPERATOR MAY SOLICIT, ACCEPT OR RECEIVE FUNDS, SECURITIES OR OTHER PROPERTY FROM A PROSPECTIVE PARTICIPANT IN A COMMODITY POOL WITHOUT FIRST DELIVERING A DISCLOSURE DOCUMENT (THIS "PROSPECTUS") TO SUCH PROSPECTIVE PARTICIPANT. THE GENERAL PARTNER MUST FURNISH ALL PARTNERS ANNUAL AND MONTHLY REPORTS COMPLYING WITH COMMODITY FUTURES TRADING COMMISSION ("CFTC") AND NATIONAL FUTURES ASSOCIATION ("NFA") REQUIREMENTS. THE ANNUAL REPORTS WILL CONTAIN CERTIFIED AND AUDITED, AND THE MONTHLY REPORTS UNAUDITED, FINANCIAL INFORMATION IN REGARD TO THE OPERATION OF THE PARTNERSHIP AND ITS GENERAL PARTNER

THE DIVISION OF INVESTMENT MANAGEMENT OF THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") REQUIRES THAT THE FOLLOWING STATEMENT BE SET FORTH
HEREIN: ATLAS FUTURES FUND, LIMITED PARTNERSHIP, IS NOT A MUTUAL FUND AND IS NOT SUBJECT TO REGULATION UNDER THE INVESTMENT COMPANY ACT OF 1940. CONSEQUENTLY, INVESTORS WILL NOT HAVE THE BENEFIT OF THE PROTECTIVE PROVISIONS OF SUCH LEGISLATION.

INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF
THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. ACCORDINGLY, THE UNITS MAY BE SOLD, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF ONLY IN ACCORDANCE WITH THE TERMS OF THE LIMITED PARTNERSHIP AGREEMENT, INCLUDING THE CONSENT OF THE GENERAL PARTNER, AND ONLY IF SUCH UNITS ARE SUBSEQUENTLY REGISTERED OR, IN THE OPINION OF COUNSEL FOR THE COMPANY, SUCH TRANSFER WILL NOT VIOLATE ANY APPLICABLE FEDERAL OR STATE SECURITIES LAWS. THE SUBSCRIPTION AGREEMENT AND THE CERTIFICATE FOR UNITS, IF ANY, WILL HAVE A LEGEND TO DISCLOSE THAT THE UNITS ARE RESTRICTED FROM SALE OR OTHER TRANSFER WITHOUT PRIOR REGISTRATION OR OTHER LEGAL JUSTIFICATION. NO PUBLIC MARKET EXISTS OR IS EXPECTED TO DEVELOP FOR THE UNITS AND, CONSEQUENTLY, PROSPECTIVE INVESTORS WHO DESIRE LIQUIDITY SHOULD NOT PURCHASE THE UNITS. EACH INVESTOR (PURCHASER OF UNITS) MUST MEET THE FOLLOWING SUITABILITY STANDARDS: (i) AN INVESTOR MUST HAVE (A) HAD AN ANNUAL GROSS INCOME IN EXCESS OF $45,000 IN THE LAST CALENDAR YEAR AND REASONABLY

EXPECTS TO HAVE GROSS INCOME IN EXCESS OF $45,000 FOR THE CURRENT YEAR TOGETHER WITH A NET WORTH, EXCLUSIVE OF PRINCIPAL RESIDENCE, HOME FURNISHINGS, AND AUTOMOBILE OF $45,000; OR (B) THE INVESTOR HAS A NET WORTH (EXCLUSIVE OF PRINCIPAL RESIDENCE, HOME FURNISHINGS AND AUTOMOBILE) IN EXCESS OF $150,000; AND (ii) THE INVESTOR IS REPRESENTED BY A PURCHASER REPRESENTATIVE OR OTHERWISE DEMONSTRATES TO THE GENERAL PARTNER SUFFICIENT KNOWLEDGE TO ACCEPT THE RISKS OF THIS INVESTMENT. A GENERAL PARTNERSHIP OR OTHER ENTITY MAKING INVESTMENT MUST MEET THE FINANCIAL SUITABILITY REQUIREMENTS PRESCRIBED FOR NATURAL PERSONS. A QUALIFIED PENSION, PROFIT-SHARING OR KEOGH EMPLOYEE PLAN, THE FIDUCIARY FOR SUCH PLAN, OR THE DONOR OF ANY SUCH PLAN WHO DIRECTLY OR INDIRECTLY SUPPLIES THE FUNDS TO PURCHASE AN INTEREST (THE "UNITS") IN THE PARTNERSHIP MUST MEET THE MINIMUM FINANCIAL SUITABILITY STANDARDS. "ACCREDITED INVESTORS", AS THAT TERM IS DEFINED UNDER REGULATION D OF THE ACT, WHO MEET THE NET INCOME TEST IN
(i) ABOVE, ARE DEEMED TO HAVE SUCH KNOWLEDGE AND EXPERIENCE IN FINANCIAL BUSINESS MATTERS AS TO BE CAPABLE OF EVALUATING THE MERITS AND RISKS OF THE PROPOSED INVESTMENT AND, AT THE TIME OF INVESTING, CAN AFFORD A COMPLETE LOSS.

THE ACT AND THE SECURITIES LAWS OF CERTAIN STATES GRANT PURCHASERS OF SECURITIES SOLD, EITHER IN VIOLATION OF THE REGISTRATION OR QUALIFICATION PROVISIONS OF SUCH LAWS OR WITHIN CERTAIN TIME LIMITATIONS, THE RIGHT TO RESCIND THEIR PURCHASE OF SUCH SECURITIES AND TO RECEIVE BACK THEIR CONSIDERATION PAID, PLUS INTEREST. THE GENERAL PARTNER EITHER INTENDS TO REGISTER THE UNITS FOR SALE OR BELIEVES THAT THE OFFERING DESCRIBED IN THIS PROSPECTUS IS NOT REQUIRED TO BE REGISTERED OR QUALIFIED. MANY OF THESE LAWS WHICH GRANT THE RIGHT OF RESCISSION ALSO PROVIDE THAT SUITS FOR SUCH VIOLATIONS MUST BE BROUGHT WITHIN A SPECIFIED TIME, USUALLY ONE YEAR FROM DISCOVERY OF FACTS CONSTITUTING SUCH VIOLATION. SHOULD ANY INVESTOR INSTITUTE AN ACTION ON THE THEORY THAT THE OFFERING CONDUCTED AS DESCRIBED HEREIN WAS REQUIRED TO BE REGISTERED OR QUALIFIED, THE PARTNERSHIP WILL CONTEND THAT THE CONTENTS OF THIS PROSPECTUS PROVIDED NOTICE OF SUFFICIENT FACTS TO COMMENCE THE TIME FROM WHICH AN ACTION FOR RESCISSION SHOULD HAVE BEEN BROUGHT. ALSO, SHOULD ANY INVESTOR CONTEND THE OFFER WAS NOT QUALIFIED FOR PRESENTATION OR THE INVESTOR NOT SUITABLE TO MAKE SUCH INVESTMENT, THE GENERAL PARTNER WILL PLEAD RELIANCE UPON THE INFORMATION SUPPLIED BY THE INVESTOR IN THE SUBSCRIPTION DOCUMENTS. INVESTORS ARE TO COMPLETE ALL DOCUMENTS BEFORE SIGNING. NEITHER THE INFORMATION CONTAINED HEREIN, NOR ANY PRIOR, CONTEMPORANEOUS OR SUBSEQUENT COMMUNICATION SHOULD BE CONSTRUED BY THE PROSPECTIVE INVESTOR AS LEGAL OR TAX ADVICE FOR THAT INVESTOR. EACH PROSPECTIVE INVESTOR SHOULD CONSULT HIS OWN LEGAL AND TAX ADVISORS TO ASCERTAIN THE MERITS AND RISKS DESCRIBED HEREIN PRIOR TO SUBSCRIBING TO PURCHASE UNITS IN THE PARTNERSHIP PURSUANT TO THIS OFFERING.

                        VARIOUS SPECIFIC STATE NOTICES

NOTICE TO CALIFORNIA INVESTORS

CALIFORNIA RESIDENTS ARE REQUIRED TO HAVE A LIQUID NET WORTH OF $100,000 AND ANNUAL INCOME OF $50,000 TO BE ABLE TO PURCHASE PARTNERSHIP INTERESTS IN THIS COMMODITY POOL. THE TRANSFER OF THE LIMITED PARTNERSHIP INTERESTS OFFERED AND SOLD PURSUANT TO THIS OFFERING CAN NOT BE RESOLD OR TRANSFERRED WITHOUT PERMISSION OF THE GENERAL PARTNER AND FULFILLMENT OF OTHER TERMS AND CONDITIONS CONTAINED IN THE PARTNERSHIP AGREEMENT. ACCORDINGLY, (a) THE LIMITED PARTNERSHIP, AS ISSUER OF A SECURITY UPON WHICH A RESTRICTION ON TRANSFER HAS BEEN IMPOSED MUST CAUSE A COPY OF RULE 260.141.11 TO BE DELIVERED TO EACH ISSUEE OR TRANSFEREE OF SUCH SECURITY AT THE TIME THE CERTIFICATE EVIDENCING THE SECURITY IS DELIVERED TO THE ISSUEE OR TRANSFEREE; AND, (b) IT IS UNLAWFUL FOR THE HOLDER OF ANY SUCH SECURITY TO CONSUMMATE A SALE OR TRANSFER OF SUCH SECURITY, OR ANY INTEREST THEREIN, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER (UNTIL THIS CONDITION IS REMOVED PURSUANT TO
SECTION 260.141.12 OF THESE RULES), EXCEPT AS PROVIDED IN THE CODE. THE CERTIFICATES, WHETHER UPON INITIAL ISSUANCE OR UPON ANY TRANSFER, SHALL BEAR ON THEIR FACE, IN CAPITAL LETTERS OF 10-POINT SIZE, AS

FOLLOWS: "IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES".

NOTICE TO IDAHO INVESTORS

INVESTORS WHO ARE RESIDENTS OF IDAHO ARE REQUIRED TO HAVE A NET WORTH OF $100,000 OR NET WORTH OF $50,000 AND ANNUAL INCOME OF $50,000 TO BE ELIGIBLE TO INVEST IN THIS OFFERING OF PARTNERSHIP INTERESTS IN THIS COMMODITY POOL.

NOTICE TO MICHIGAN INVESTORS

INVESTORS WHO ARE RESIDENTS OF MICHIGAN ARE REQUIRED TO HAVE A NET WORTH OF $225,000 OR NET WORTH OF $60,000 AND TAXABLE ANNUAL INCOME OF $60,000 TO BE ELIGIBLE TO INVEST IN THIS OFFERING OF PARTNERSHIP INTERESTS IN A COMMODITY POOL. NET WORTH IN ALL CASES MUST BE CALCULATED EXCLUSIVE OF HOME, HOME FURNISHINGS AND AUTOMOBILES. IN ADDITION, NO MORE THAN TEN PERCENT (10%) OF THE INVESTOR'S NET WORTH MAY BE INVESTED IN THIS LIMITED PARTNERSHIP.

NOTICE TO OREGON INVESTORS

INVESTORS WHO ARE RESIDENTS OF OREGON ARE REQUIRED TO HAVE A NET WORTH OF $225,000 OR NET WORTH OF $60,000 AND ANNUAL INCOME OF $60,000 TO BE ELIGIBLE TO INVEST IN THIS OFFERING OF PARTNERSHIP INTERESTS IN THIS COMMODITY POOL.

NOTICE TO FOREIGN INVESTORS

THE SECURITIES HAVE BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION AND SEVERAL SELECTED STATES. HOWEVER, THE SECURITIES MAY NOT BE OFFERED, SOLD, RENOUNCED OR TRANSFERRED, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OF AMERICA, ITS TERRITORIES, POSSESSIONS, AND ALL AREAS SUBJECT TO ITS JURISDICTION ("UNITED STATES" OR IN CANADA (COLLECTIVELY, "NORTH AMERICA"), OR TO OR FOR THE BENEFIT OF ANY PERSON WHO IS A NATIONAL CITIZEN OR A RESIDENT OR NORMALLY A RESIDENT THEREOF, THE ESTATES OF SUCH A PERSON OR ANY CORPORATION OR OTHER ENTITY CREATED OR ORGANIZED UNDER ANY LAW OF THE UNITED STATES OR CANADA OR ANY POLITICAL SUBDIVISION THEREOF (COLLECTIVELY REFERRED TO AS "NORTH AMERICAN PERSONS") UNLESS (i) THE SECURITIES ARE DULY REGISTERED UNDER THE APPLICABLE STATE ACT, OR (ii) AN EXEMPTION FROM REGISTRATION UNDER THE APPLICABLE STATE ACT AND THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL TO SUCH EFFECT REASONABLY SATISFACTORY TO IT, OR (iii) SUCH SECURITIES ARE SOLD ON FOREIGN EXCHANGE IN ACCORDANCE WITH PROCEDURES APPROVED BY SUCH FOREIGN STOCK EXCHANGE.


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TABLE OF CONTENTS
TABLE OF CONTENTS
COMMODITY FUTURES TRADING COMMISSION RISK DISCLOSURE STATEMENT             ii
NOTICE TO RESIDENTS OF ALL STATES                                          iii
VARIOUS SPECIFIC STATE NOTICES                                             iv
  NOTICE TO CALIFORNIA INVESTORS                                           iv
  NOTICE TO IDAHO INVESTORS                                                v
  NOTICE TO MICHIGAN INVESTORS                                             v
  NOTICE TO OREGON INVESTORS                                               v
  NOTICE TO FOREIGN INVESTORS                                              v
PARTNERSHIP AND GENERAL PARTNER IDENTIFICATION                             1
SUMMARY OF THE OFFERING                                                    1
RISK FACTORS                                                               1
  CONFLICTS OF INTEREST                                                    3
  MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION              6
   Business Objective and Expenses                                         6
   Securities Offered                                                      6
  CHARGES TO THE PARTNERSHIP                                               6
   Management and Incentive Fees                                           7
   Charges to the Partnership                                              7
  USE OF PROCEEDS                                                          8
  SELECTION OF COMMODITY TRADING ADVISORS AND ALLOCATION OF EQUITY         8
  FEDERAL INCOME TAX ASPECTS                                               9
   No Legal Opinion As To Certain Material Tax Aspects                     9
  REDEMPTIONS                                                              9
  PLAN OF DISTRIBUTION                                                     10
  SUBSCRIPTION PROCEDURE                                                   10
RISK FACTORS                                                               10
  NO PRIOR OPERATION EXPERIENCE OF THE GENERAL PARTNER                     10
  THE PARTNERSHIP WILL PAY SUBSTANTIAL CHARGES - INVESTORS HAVE LIMITED
  OPPORTUNITY TO REALIZE RETURN ON INVESTMENT                              11
  NO RIGHT TO TRANSFER UNITS - LIMITED ABILITY TO REALIZE RETURN ON
  INVESTMENT                                                               11
  INVESTORS MUST RELY UPON THEIR LIMITED RIGHT OF TRANSFER AND REDEMPTION
  RIGHTS TO REALIZE A RETURN ON THEIR INVESTMENT                           12
  RELIANCE ON THE PRINCIPAL OF THE GENERAL PARTNER COULD BE RESTRICTIVE TO
  PARTNERSHIP ACTIVITIES                                                   12
  GENERAL PARTNER AND CTAs TO SERVE OTHER COMPETING BUSINESSES             12
  PARTNERSHIP HAS NO OPERATING HISTORY                                     13
  THE OTHER PARTNERSHIPOF THE GENERAL PARTNER, FREMONT FUND, LP,
  HAS NOT BEEN PROFITABLE                                                  13
  CONFLICTS OF INTEREST IN THE PARTNERSHIP STRUCTURE                       13
  LIMITED PARTNERS WILL BE TAXED ON PROFITS NOT DISTRIBUTED                13
  PRESENT TRADE SELECTION METHODS SUBJECT TO SUDDEN ADVERSE CHANGE         13
  GENERAL PARTNER MAY CHANGE CTAs AND THEIR ALLOCATION OF EQUITY WITHOUT
  NOTICE                                                                   13
  LIMITED PARTNERS WILL NOT PARTICIPATE IN MANAGEMENT                      14
  COMMODITY FUTURES TRADING IS SPECULATIVE AND VOLATILE - UNITS MAY NOT BE
  REDEEMABLE BEFORE SUBSTANTIAL DEVALUATION OF NET UNIT VALUE              14
  LOW SECURITY DEPOSIT IN RELATION TO PRICE MOVEMENT                       14

  TRADE SELECTION MADE WITHOUT NOTICE TO PARTNERSHIP - PARTNERSHIP MAY
  BECOME DEVALUED BEFORE GENERAL PARTNER IS ABLE TO TAKE REMEDIAL ACTION 14 PARTNERSHIP COULD LOSE SUBSTANTIAL ASSETS DUE TO LACK OF MARKET
  LIQUIDITY                                                                14
  INCREASED TRADING EQUITY TO CTAs MAY ADVERSELY AFFECT THEIR PERFORMANCE 15 MINIMUM AMOUNT OF EQUITY MAY BE INSUFFICIENT FOR PROFITABLE OPERATION 15 PARTNERSHIP WILL NOT BE COMPENSATED IF PARTNERSHIP ACTIVITY RESULTS IN
  LOWER COMMISSIONS FOR OTHER ACCOUNTS                                     15
  FAILURE OF COMMODITY BROKERS OR BANKS COULD RESULT IN LOSS OF ASSETS     15
  COUNTERPARTY CREDITWORTHINESS MUST BE RELIED UPON IN FOREIGN MARKETS     15
  TRADING ON FOREIGN EXCHANGES INHERENTLY RISKIER THAN U.S. MARKETS        16
  TRADING FORWARD CURRENCY CONTRACTS ARE NOT SUBJECT TO U.S. REGULATION
  AND ARE INHERENTLY RISKY                                                 16
  OPTIONS TRADING PUTS MORE PARTNERSHIP CAPITAL AT RISK                    16
  POSITION LIMITS MAY AFFECT PROFIT POTENTIAL                              16
  COMPETITION IS INTENSE                                                   17
  NO ASSURANCE THAT UNITS NECESSARY TO COMMENCE BUSINESS WILL BE SOLD -
  INVESTORS MAY LOSE USE OF INVESTMENT CAPITAL                             17
  COMMENCEMENT OF BUSINESS MAY OCCUR AT SUBOPTIMAL TIME FOR MAXIMIZING
  PROFITS                                                                  17
  CHANGES IN THE SIZE OF THE PARTNERSHIP MAY ADVERSELY AFFECT CTAs' ABILITY
  TO TRADE PROFITABLY                                                      17
  FAILURE TO MAINTAIN NET WORTH OF THE GENERAL PARTNER MAY RESULT IN
  SUSPENSION OF TRADING AND SUSTAINED LOSSES                               17
  INABILITY TO MAINTAIN NET WORTH OF GENERAL PARTNER COULD RESULT IN
  POSSIBILITY OF TAXATION AS A CORPORATION                                 18
  GENERAL PARTNER NOT TO ADVISE INVESTORS - INCLUDING RETIREMENT PLAN AND
  IRA PARTICIPANTS                                                         18
  INVESTORS NOT PROTECTED BY THE INVESTMENT COMPANY ACT OF 1940            18
  POSSIBILITY OF AUDIT - PARTNERS MAY BE SUBJECT TO AUDIT AND PENALTIES 18 GENERAL PARTNER MAY SETTLE IRS CLAIM NOT IN THE BEST INTEREST OF THE
  PARTNERS                                                                 18
  POSSIBLE ADVERSE DETERMINATION BY THE IRS - PARTNERS MAY BE SUBJECT TO
  BACK TAXES AND PENALTIES                                                 19
CONFLICTS OF INTEREST                                                      19
  GENERAL PARTNER, THE CTAs, AND THEIR PRINCIPALS MAY PREFERENTIALLY
  MANAGE EQUITY FOR THEMSELVES AND OTHERS                                  19
  POSSIBLE RETENTION OF VOTING CONTROL BY THE GENERAL PARTNER MAY LIMIT
  PARTNERS' ABILITY TO CONTROL CERTAIN ISSUES                              20
  GENERAL PARTNER TO REMAIN AGAINST POSSIBLE BEST INTEREST OF
  PARTNERSHIP                                                              20
  FEES AND CHARGES TO THE PARTNERSHIP NOT NEGOTIATED AND MAY DISCOURAGE
  PROFITABLE TRADING                                                       20
  CONFLICTS OF INTEREST IN THE PARTNERSHIP STRUCTURE                       20
  GENERAL PARTNER TO DISCOURAGE REDEMPTIONS                                21
  CTAs MAY ENGAGE IN HIGH RISK TRADING TO GENERATE INCENTIVE FEES          21
  IB AFFILIATED WITH THE GENERAL PARTNER WILL RETAIN A SHARE OF THE
  COMMISSIONS AND IS NOT LIKELY TO BE REPLACED                             21
  NO RESOLUTION OF CONFLICTS PROCEDURES                                    21
  INTERESTS OF NAMED EXPERTS AND COUNSEL                                   21
  THE PARTNERSHIP AND FUTURES INVESTMENT COMPANY SHARE THE SAME ADDRESS    21
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION                22
  THE PARTNERSHIP - GENERAL PARTNER - BOOKS AND RECORDS                    22
  THE COMMODITY TRADING ADVISORS                                           22
  THE ADVISORY CONTRACTS AND POWERS OF ATTORNEY                            22
  BUSINESS OBJECTIVE AND EXPENSES                                          22

  EXPENSES PER UNIT FOR THE FIRST 12-MONTH PERIOD OF OPERATIONS            23
  SECURITIES OFFERED                                                       24
  MANAGEMENT'S DISCUSSION                                                  25
  FIDUCIARY RESPONSIBILITY OF THE GENERAL PARTNER                          26
  INDEMNIFICATION                                                          26
  RELATIONSHIP WITH THE FCM AND THE IB                                     27
  RELATIONSHIP WITH THE CTAs                                               27
  RISK CONTROL                                                             28
CHARGES TO THE PARTNERSHIP                                                 28
  COMPENSATION OF GENERAL PARTNER                                          28
  MANAGEMENT FEE AND INCENTIVE FEES TO THE CTAs                            28
  FEES TO FUTURES COMMISSION MERCHANT AND INTRODUCING BROKER               29
  ALLOCATION OF COMMISSIONS                                                29
  OTHER EXPENSES                                                           30
  CHARGES TO THE PARTNERSHIP                                               30
INVESTOR SUITABILITY                                                       31
POTENTIAL ADVANTAGES                                                       31
  EQUITY MANAGEMENT                                                        31
  INVESTMENT DIVERSIFICATION                                               31
  LIMITED LIABILITY                                                        31
  ADMINISTRATIVE CONVENIENCE                                               32
  ACCESS TO THE CTAs                                                       32
USE OF PROCEEDS                                                            32
DETERMINATION OF THE OFFERING PRICE                                        32
NO MARKET AND LIMITATION OF RIGHT OF TRANSFER                              33
THE GENERAL PARTNER                                                        33
  IDENTIFICATION                                                           33
  THE PRINCIPAL AND OFFICER OF THE GENERAL PARTNER                         33
  TRADING BY THE GENERAL PARTNER; INTEREST IN THE POOL                     33
NO PRIOR PERFORMANCE AND REGULATORY NOTICE                                 34
TRADING MANAGEMENT                                                         34
  SELECTION OF COMMODITY TRADING ADVISORS AND ALLOCATION OF EQUITY         34
  THE ADVISORY CONTRACTS                                                   34
  FREQUENCY OF CTA AND EQUITY REALLOCATIONS                                34
THE COMMODITY TRADING ADVISORS                                             35
  ANSBACHER INVESTMENT MANAGEMENT, INC.                                    35
   BUSINESS BACKGROUND                                                     35
   DESCRIPTION OF TRADING PROGRAM                                          36
   PERFORMANCE RECORD OF THE CTA                                           36
  COMMODITECH, INC.                                                        38
   BUSINESS BACKGROUND                                                     38
   DESCRIPTION OF TRADING PROGRAM                                          39
   PERFORMANCE RECORD OF THE CTA                                           40
  ROSENBERY CAPITAL MANAGEMENT, INC.                                       41
   BUSINESS BACKGROUND                                                     41
   DESCRIPTION OF TRADING PROGRAM                                          41

   PERFORMANCE RECORD OF THE CTA                                           43
  EPIC TRADING                                                             44
   BUSINESS BACKGROUND                                                     44
   DESCRIPTION OF TRADING PROGRAM                                          44
   PERFORMANCE RECORD OF THE CTA                                           45
PERFORMANCE RECORD OF FREMONT FUND, LIMITED PARTNERSHIP                    46
THE FUTURES COMMISSION MERCHANTS                                           47
FEDERAL INCOME TAX ASPECTS                                                 47
  SCOPE OF TAX PRESENTATION                                                47
  NO LEGAL OPINION AS TO CERTAIN MATERIAL TAX ASPECTS                      48
  PARTNERSHIP TAX STATUS AND NET WORTH OF THE GENERAL PARTNER              48
  NO IRS RULING                                                            48
  TAX OPINION                                                              49
  PASSIVE LOSS AND UNRELATED BUSINESS INCOME TAXES RULES                   49
  BASIS LOSS LIMITATION                                                    50
  AT-RISK LIMITATION                                                       50
  INCOME AND LOSSES FROM PASSIVE ACTIVITIES                                50
  ALLOCATION OF PROFITS AND LOSSES                                         50
  TAXATION OF FUTURES AND FORWARD TRANSACTIONS                             50
  SECTION 988 FOREIGN CURRENCY TRANSACTIONS                                51
  CAPITAL GAIN AND LOSS PROVISIONS                                         51
  BUSINESS FOR PROFIT                                                      51
  SELF-EMPLOYMENT INCOME AND TAX                                           51
  INDIVIDUAL ALTERNATIVE MINIMUM TAX                                       51
  INTEREST RELATED TO TAX EXEMPT OBLIGATIONS                               51
  NOT A TAX SHELTER                                                        52
  TAXATION OF FOREIGN PARTNERS                                             52
  PARTNERSHIP ENTITY-AUDIT PROVISIONS-PENALTIES                            52
  EMPLOYEE BENEFIT, RETIREMENT PLANS AND IRA'S                             52
THE LIMITED PARTNERSHIP AGREEMENT                                          53
  FORMATION OF THE PARTNERSHIP                                             53
  UNITS                                                                    53
  MANAGEMENT OF PARTNERSHIP AFFAIRS                                        53
  ADDITIONAL OFFERINGS                                                     53
  PARTNERSHIP ACCOUNTING, REPORTS, AND DISTRIBUTIONS                       53
  FEDERAL TAX ALLOCATIONS                                                  54
  TRANSFER OF UNITS ONLY WITH CONSENT OF THE GENERAL PARTNER               54
  TERMINATION OF THE PARTNERSHIP                                           54
  MEETINGS                                                                 54
  REDEMPTIONS                                                              54
PLAN OF DISTRIBUTION                                                       55
SUBSCRIPTION PROCEDURE                                                     55
LEGAL MATTERS                                                              56
  LITIGATION AND CLAIMS                                                    56
  LEGAL OPINION                                                            56
EXPERTS                                                                    56

ADDITIONAL INFORMATION                                                     57

FINANCIAL STATEMENTS

A.  ATLAS FUTURES FUND, LIMITED PARTNERSHIP
      Balance Sheet and Income Statement as of April 30, 1998
      Notes to Statement of Financial Condition
      Unaudited Balance Sheet and Income Statement as of September 30, 1998

B.  ASHLEY CAPITAL MANAGEMENT, INC.
      Balance Sheet and Income Statement as of April 30, 1998
      Notes to Statement of Financial Condition
      Unaudited Balance Sheet and Income Statement as of September 30, 1998

APPENDIX I - COMMODITY TERMS AND DEFINITIONS; STATE REGULATORY GLOSSARY


APPENDIX II - SUPPLEMENTAL PERFORMANCE INFORMATION FOR ANSBACHER INVESTMENT MANAGEMENT, INC.

APPENDIX III - SUPPLEMENTAL PERFORMANCE INFORMATION FOR EPIC TRADING


EXHIBIT A - LIMITED PARTNERSHIP AGREEMENT

EXHIBIT B - REQUEST FOR REDEMPTION

EXHIBIT C - SUITABILITY INFORMATION

EXHIBIT D - SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY

EXHIBIT E - ESCROW AGREEMENT


EXHIBIT F - INVESTMENT ADVISORY CONTRACT - ANSBACHER INVESTMENT MANAGEMENT,
INC.


EXHIBIT G - INVESTMENT ADVISORY CONTRACT - COMMODITECH, INC.

EXHIBIT H - INVESTMENT ADVISORY CONTRACT - ROSENBERY CAPITAL MANAGEMENT, INC.


EXHIBIT I - INVESTMENT ADVISORY CONTRACT - EPIC TRADING


         [The balance of this page has been intentionally left blank]

              PARTNERSHIP AND GENERAL PARTNER IDENTIFICATION

Atlas Futures Fund, Limited Partnership (the "Partnership") is a Delaware limited partnership. Its main business office is 5916 N. 300 West, Fremont, Indiana (219) 833-1306. It is managed by Ashley Capital Management, Inc., a Delaware corporation, its general partner (the "General Partner"), with its main business office at c/o Corporate Systems, Inc. 101 North Fairfield Drive, Dover, DE 19901 (302) 697-2139. The Partnership is organized to be a commodity pool to engage in the speculative trading of futures, commodity options and forward contracts on currencies, interest rates, energy and agriculture products, metals, and stock indices. The Partnership Agreement attached as Exhibit A grants full management control to the General Partner including the right to employ independent trading managers ("Commodity Trading Advisors") to select trades. The other Exhibits and Appendices listed in the Index are included as part of this bound prospectus. The objective of the Partnership is substantial capital appreciation with controlled volatility. There can be no assurance that the Partnership will achieve its objectives or avoid substantial losses.

The General Partner has no prior experience in the management of a commodity pool, however, the principal of the General Partner, Ms. Shira Pacult, has been engaged in supervision of individual managed commodity accounts for over 16 years and is the principal of both another public commodity pool, Fremont Fund, Limited Partnership and a privately offered commodity pool, Auburn Fund, Limited Partnership. See "Description of the General Partner". The Partnership hereby offers to sell $7,000,000 of units of limited partnership interest (the "Units") under the terms and conditions described herein. The Units are initially offered at a value arbitrarily established by the General Partner at One Thousand Dollars ($1,000) per Unit, with a minimum purchase, per investor, of 25 Units ($25,000); provided, however, the General Partner, in its sole discretion, may permit the purchase by an investor of less than 25 but more than 5 Units. Funds with respect to subscriptions received prior to the commencement of trading operations by the Partnership (and not rejected by the General Partner) will be deposited and held in a separate escrow account (the "Escrow Account") in the name of the Partnership at Star Financial Bank, 2004 N. Wayne St., Angola, IN 46703 (the "Escrow Agent"). If subscriptions for Seven Hundred (700) Units ($700,000), (the "Minimum Units") have not been received and accepted by the General Partner within one year (the "Initial Offering Period") from the effective date of this prospectus (the "Prospectus"), this offering will terminate and all amounts paid by subscribers, plus interest and without deduction for any commissions, fees or costs will be promptly returned in the manner provided in the subscriber's Subscription Agreement. If the General Partner receives and accepts subscriptions for at least the Minimum Units prior to the close of the Initial Offering Period, the money on deposit in the escrow account will be transferred to the Partnership's account, with each Limited Partner account credited with its pro rata share of the interested earned upon the escrow account. The Partnership will commence trading operations and, thereafter, Units may be offered for sale, from time to time, in the sole discretion of the General Partner, at the Net Unit Value computed as of the end of the month in which the subscription agreement was received. Net Unit Value is the per Unit value of the Partnership's Net Assets computed as of the end of each month, after additions for trading profits, if any, and deductions for trading losses, expenses, fees and reserves. If the Minimum Units are sold, this offering shall continue until the earlier of (i) such time as all of the Units offered hereby have been sold, or (ii) such earlier time as the offering is terminated by the General Partner, in its sole discretion.

The transferability of Units is subject to the approval of the General Partner and no trading or market for the Units now exists or is expected to develop on any exchange or over the counter market. Consequently, Units should be purchased for long-term investment only. There also can be no assurance that any or all of the Minimum Units or any additional Units will be sold.

                          SUMMARY OF THE OFFERING

The following summary is qualified, in its entirety, by the more detailed information appearing elsewhere in this Prospectus, in the Exhibits, and other documents identified herein. Reference to subsections in this Prospectus are in quotation marks. Terms with the initial letter capitalized are defined in the Glossary in Appendix I to this Prospectus.

RISK FACTORS


An investment in the Partnership is speculative and involves substantial risks. See "Charges to the Partnership", "Risk Factors", "Conflicts of Interest", and Exhibit A.

* The Partnership will be relying upon the General Partner to conduct the main business of the Partnership's affairs. The Limited Partners will not participate in the management of the Partnership, and the General Partner will have absolute discretion over the selection of the CTAs, the allocation of assets, and the commencement and cessation of trading. In that regard, the General Partner has no experience as a commodity pool operator and in conducting such business. The principal of the General Partner is, however, the principal of a company which serves as the General Partner of two other commodity pools. If this Partnership does not outperform Fremont Fund, LP, the other public commodity pool of which the principal of the General Partner is also the principal of its general partner, investors in this Partnership will not receive a return on their investment during the first two years of operation.

* The Limited Partners will have a limited opportunity to realize a return on their investment. This is due to the substantial fees, commissions, and repayment of offering costs to which the Partnership will be subject, which amount to $153,000 during the first year of operation, if the Minimum of $700,000 is raised. The Partnership must earn income of $304.20 per Unit during the first year to permit an investor to redeem a Unit at the original offering price of $1,000. The Partnership does not expect to make distributions, and if it does, those distributions may be subject to being recalled if the Partnership becomes insolvent. Accordingly, the Limited Partners must rely upon their limited rights of transfer and redemption to realize a return on their investment. The Limited Partners will also be subject to redemption fees during the first two years of operation and there are restrictions upon the transfer and redemption procedures.

* Both the General Partner and the CTAs it selects to trade for the Partnership may serve other businesses with competing interests. See "Conflicts of Interest". As the principal of the General Partner, Ms. Shira Del Pacult, is also a principal of the Introducing Broker, which receives fixed commissions for payment of brokerage commissions, it would be in Ms. Pacult's interest to select CTAs who minimize the number of trades at the expense of the Partnership. The General Partner may change the CTAs and the allocation of equity to the CTAs at any time, for any reason, and without prior notice to the Limited Partners. The General Partner is also required by federal law to maintain a minimum net worth. If the minimum is not maintained, the Partnership would be forced to suspend trading, in which case it could experience significant losses.

* The CTAs expect to conduct trades for both themselves and other clients, in addition to the Partnership. It would be possible for a CTA to experience limitations on the number of positions it may take, therefore not maximizing the profit potential, as a result of taking the same position with several clients' funds. It would also be possible for a CTA preferentially to liquidate positions in one account, while the others sustain significant losses.

* Futures, commodity options, and forward contract trading are speculative and volatile, and are thus inherently risky. In addition, only a fraction of the commodity contract value is required as a security deposit. Should a trade perform poorly, the Partnership is at risk of a demand for money to cover the balance of the transaction. Such a demand could deplete the Partnership of all its assets. The CTAs expect to sell option contracts, which often requires less security deposit. There are also limits placed upon
(i) the total number of positions a trader may take; (ii) the total number of positions that may be taken by all traders in a given market as a whole; and
(iii) the amount of change in price a given commodity may fluctuate in a given day. Such limits may restrict the profit potential of the Partnership. In addition, it is possible that a trader may not be able to liquidate a position due to successive daily changes in the price of a commodity reaching their maximum limit. There is no guarantee that Partners will be able to redeem Units before substantial losses are incurred through trading.

* The CTAs also expect to trade on foreign markets, which are not regulated by the United States and are thus inherently riskier to trade than U.S. markets. There are no limits or policies with respect to the amount or nature of the Partnership's trading on foreign exchanges, which puts Partnership equity at greater risk than if trading on foreign exchanges were prohibited or limited. Specifically, there would be little recourse to recover trading assets lost as a result of the collapse of a foreign government or private institution. The trades will also be denominated in the currency particular to the foreign location of the trade, and are thus adversely affected by inflation and currency fluctuation. The CTAs may also trade forward currency contracts not subject to U.S. regulation, in which there are no limitations on daily price moves or on the number of positions available to be taken. The Partnership's assets are at greater risk by the CTAs taking positions on such foreign markets.

* There are also risks inherent to operation of the Partnership, including the intense competition in commodity futures trading, the lack of experience of the General Partner, the right of the CTAs to resign without notice, and the fact that trades are executed without notice to the Partnership. The Partnership will be competing with others who may have greater financial and analytical resources at their disposal. Additionally, the General Partner has no experience as a commodity pool operator, though the principal of the General Partner is the principal of a company which serves as the General Partner of two other commodity pools. The CTAs assigned by the General Partner have complete discretion over the execution of trades, and as a result, the Partnership may experience substantial losses before the General Partner is able to take remedial action. The Partnership will also be relying upon the solvency of the commodity brokers and banks which will hold a substantial portion of the Partnership's assets. A failure of one of these entities could result in unrecoverable loss to the Partnership's assets.

* There are several risks to investors due to the amount of capital raised through this offering, the timing of the commencement of business, and the amount of Partnership assets. There is no assurance that the Minimum of $700,000 will be raised through this offering. If it is not, investors will be fully refunded their subscription amount with interest, but will have lost the ability to invest their money during the escrow period. If the Minimum is raised, it may be at an inopportune time to maximize or realize trading profits. Increases or decreases in the amount of trading equity assigned to the CTAs may also adversely affect their performance and cause the Partnership to suffer losses.

* There are significant tax issues which present risks to investors. The Limited Partners will be subject to taxes on profits not distributed. The Partnership is currently not taxed as a corporation, but should the IRS rule to the contrary because a limited partner has taken management, the Partnership and its Partners may be subject to higher taxes on profits, as well as possible back taxes, interest, penalties, and an audit. The General Partner also has the power to settle IRS claims on behalf of certain Limited Partners when such settlement may not be in their best interest.

CONFLICTS OF INTEREST

Significant potential and actual conflicts of interest may arise, including:

(i) The principal of the General Partner, Ms. Shira Del Pacult, the General Partner, and the CTAs have the right to manage other commodity pools and/or accounts. They may also engage in trading for their own accounts without making those records available for inspection. It is possible for these persons to trade other accounts preferentially over the Partnership. Additionally, a CTA is limited in the number of simultaneous positions it may take, and may therefore favor accounts which offer greater financial incentives.

(ii) The General Partner, its principal, Ms. Shira Del Pacult, and their Affiliates may, once the Minimum is sold, purchase enough Units in the Partnership to retain voting control. This may limit the ability of the Limited Partners to achieve a majority vote on such issues as amendment of the Limited Partnership Agreement, change in the basic investment policy of the Partnership, dissolution of the Partnership, or the sale or distribution of the Partnership's assets. The General Partner is not allowed to vote on the issue of its own removal, but it is not likely to voluntarily remove itself as it receives a fixed management fee of 3%.

(iii) An Affiliate of the General Partner will receive the difference between the fixed commissions and the actual round-turn commissions paid from the Partnership's trading activities, creating a disincentive for the General Partner to replace the IB which is Affiliated with it even if such replacement may be in the best interest of the Partnership.

(iv) A 9% fixed commission will be paid to the Introducing Broker (the "IB") Affiliated with the General Partner in lieu of round-turn brokerage commissions which has not been negotiated at arm's length, nor has the 3% management fee paid to the General Partner. It is not likely that the General Partner would remove itself or the IB even if it were in the best interest of the Partnership.

(v) The Selling Agent is Affiliated with the principal of the General Partner and, therefore, no independent due diligence of the offering will be conducted for the protection of the investors. The General Partner has taken steps to insure that the Partnership equity is held in segregated accounts at the banks and futures commission merchant selected and has otherwise assured the Selling Agent that all money on deposit is in the name of and for the beneficial use of the Partnership.

(vi) The General Partner selects the trading advisors for the Partnership and the trading advisors determine the frequency of trading, resulting in a conflict of interest of the General Partner between it selecting trading advisors who will trade to maximize profits rather than to minimize the number of trades; i.e., it is in the best interest of the General Partner to reduce the frequency of trading to maximize the difference between the fixed commission and the share of the fixed commission, after payment of the round-turn commissions, the IB Affiliated with it will receive.


(vii) If a CTA is replaced, the new CTA will receive incentive fees based upon the date of the allocation of equity to that CTA, regardless of the profitability of the previous CTA. Also, as incentive fees are paid with respect to the individual performance of each CTA, it is possible for the Partnership to experience a net loss and be required to pay out incentive fees.


(viii) The General Partner has an incentive to discourage redemptions because the IB Affiliated with the General Partner receives a portion of the fixed commissions based on the Net Asset Value (the total assets of the Partnership minus commissions, fees, and other charges) of the Partnership assigned to be traded.


(ix) The CTAs are compensated based on a percentage of the profits they generate and thus may have an incentive to engage in ill-advised trades. In addition, each CTA will trade independently of the others. Thus, the CTAs may compete for similar positions or take positions opposite each other, which may limit the profitability of the Partnership.


(x) It is extremely difficult, if not impossible, for the General Partner to assure that these and future potential conflicts will not result in adverse consequences to the Partnership or the Limited Partners. The General Partner has not established formal procedures, and none are expected to be established in the future, to resolve potential conflicts of interest which may arise.
See "Conflicts of Interest" and "Risk Factors". The following is a diagram of the Partnership structure and summary of commissions received. See "Charges to the Partnership".

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              Diagram of Partnership Structure & Commissions
                 Atlas Futures Fund, Limited Partnership

[Diagram omitted]

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

Business Objective and Expenses

The Partnership will engage in the speculative trading of domestic and foreign commodity futures contracts and options at the direction of the independent commodity trading advisors (the "CTAs") it selects. See "Risk Factors", "Conflicts of Interest", "Use of Proceeds", "General Partner", "Commodity Trading Advisors", Appendix I and Exhibit A. See, "Experts" and the Financial Statements. The Partnership was organized in January 1998 and, except for the preparation of this Prospectus and the preparation to engage in the commodity trading business, has not yet engaged in business. The principal objective will be to generate increased capital. There can be no assurance that the Partnership can achieve this objective. Distributions of profits, if any, will be made at the sole discretion of the General Partner. The Partnership is subject to substantial charges, regardless of whether profits are earned. If there are no claims, the Partnership must earn approximately a 30.4% return on equity if the Minimum is sold, or a 23.2% return on equity if the Maximum is sold to permit the investor to Redeem a Unit at the sales price of $1,000 at the end of the first year of operation. In addition, Partners will be required to pay Federal, state and local taxes upon income, if any, in the year earned by the Partnership, although there will be no expectations of distributions of income during that, or any other, year. Accordingly, the purchase of Units in the Partnership is intended to be a long-term investment. Neither the General Partner nor any other person has made any promise or guarantee that the Partnership will be profitable or otherwise meet its objectives.

Securities Offered

Atlas Futures Fund, Limited Partnership (the "Partnership") will offer and sell Limited Partnership interests in the Partnership which will have pro rata rights to profit and losses with all other owners equal to the Capital they have contributed. The Limited Partners will not be exposed to payment of debts of the Partnership in excess of their subscription amount; provided, however, in the event the Limited Partners were to receive distributions which represent a return of Capital, such distributions, in the event of insolvency of the Partnership, would have to be returned to pay Partnership debts. In addition, these limited partners will have no voice in the day to day management of the Partnership. They will have the right to vote on Partnership matters such as the replacement of the General Partner. These Limited Partnership interests are included in the definition of units (the "Units") which are offered for sale for One Thousand Dollars ($l,000) per Unit. This sales price per Unit was arbitrarily set by the General Partner without regard to expected earnings and does not represent present or projected market or Redemption value. Funds with respect to subscriptions received prior to the commencement of trading operations by the Partnership (and not rejected by the General Partner) will be deposited and held in a separate escrow account (the "Escrow Account") in the name of the Partnership at Star Financial Bank, 2004 N. Wayne St., Angola, IN 46703 (the "Escrow Agent"). If the General Partner has not accepted subscriptions for the 700 Units (the "Minimum") before the lapse of one year from the date of this Prospectus, (the "Initial Offering Period"), this offering will terminate and all documents and amounts deposited to the Escrow Account by subscribers will be returned, plus interest and without deduction for any commissions, fees or costs. Upon the sale of the Minimum, the Partnership will commence trading. The remaining 6,300 Units will be offered for sale at the Net Unit Value as of the close of trading on the effective date of such purchase, which will be the close on the last business day of the month in which the General Partner accepts a duly executed Subscription Agreement and capital contribution from the subscriber. No escrow will be utilized for Units sold after the sale of the Minimum. All subscriptions are irrevocable and subscription payments, after the statutory withdrawal period, if any, which are accepted by the General Partner, and either deposited in the Escrow Account or in the Partnership account, may not be withdrawn by subscribers. Although a maximum of $7,000,000 of Units are offered hereby, the Limited Partnership Agreement authorizes the General Partner to sell additional Units and there is, therefore, no maximum aggregate number or contribution for Units which may be offered or sold by the Partnership by future offerings. There cannot be any assurance that the Minimum Units or any additional Units will be sold and the General Partner is authorized, in its sole discretion, to terminate this, or any future, offering of Units.

CHARGES TO THE PARTNERSHIP


This prospectus discloses all compensation, fees, profits and other benefits (including reimbursement of out-of-pocket expenses) which the General Partner and its affiliates will earn in connection with the offering. The Partnership will pay a fixed amount for brokerage commissions of nine percent (9%) per year, payable monthly upon the assets assigned by the General Partner for trading to Futures Investment Company, the introducing broker, (the "IB"), affiliated with the principal of the General Partner, for introducing trades through Vision Limited Partnership, the futures commission merchant (the "FCM"). See "The Futures Commission Merchant", "Management's Discussion and Analysis of Financial Condition, Relationship with the FCM and IB", and "Charges to the Partnership, Fees to Futures Commission Merchant and Introducing Broker". The IB will pay all round-turn brokerage commissions, pit brokerage and other clearing expenses to the FCM, which will act in the normal capacity as a futures commission merchant and will hold the equity assigned by the General Partner for trading and will clear the trades entered by the CTAs pursuant to the power of attorney granted by the General Partner to the CTAs to trade on behalf of the Partnership. From the 9% paid by the Partnership, the IB will pay six percent (6%) per year to the broker dealers and other duly licensed entities, pro-rated to the value of Units sold, who have facilitated the sale of Units, as trailing commissions, in exchange for services provided to the investors and the Partnership to communicate results to the investors and other similar assistance. See "Charges to the Partnership, Allocation of Commissions".

Management and Incentive Fees

The Partnership will pay a management fee to the General Partner at the annual rate of three percent (3%) of equity in the Partnership payable at the end of each month (1/4 of 1%) (see "Charges to the Partnership, Compensation of the General Partner") and a management fee to the CTAs of three percent (3%) per year, payable at the rate of one-quarter of one percent (1/4 of 1%) of the equity allocated to each CTA to trade at the close of each month, which are held in the trading account assigned to them at the futures commission merchant or merchants (see "Charges to the Partnership, Management Fee and Incentive Fees to the CTAs"). The Partnership will also pay to the General Partner an allocation of profit, earned in the accounts assigned to each CTA, of fifteen percent (15%) of the New Net Profit for each CTA. New Net Profit is calculated for each quarterly period that the net value of the trading equity for a CTA as of the end of each quarterly period for each account exceeds the highest previous quarterly net value of the trading equity in that account for that CTA. The General Partner will be responsible for payment of all incentive fees to the CTAs. It will be possible for one of the CTAs to produce New Net Profit in the account assigned to him and be paid an incentive fee while the other CTA or CTAs produce losses which cause the Partnership to suffer a net loss for the quarter or the year. The Partnership also will be obligated to bear certain other periodic operating, fixed, and extra-ordinary expenses of the Partnership including, but not limited to, legal and accounting fees, defense and payment of claims, trading and office expenses, and sales charges. See "Charges to the Partnership, Other Expenses".


Charges to the Partnership

The following table includes all charges to the Partnership.

* Charges to the Partnership

Entity                         Form of Compensation                            Amount of Compensation

Entity                         Form of Compensation                            Amount of Compensation
General Partner
(Ashley Capital                Management fee                                  3% management fee of Net Asset Value
Management, Inc.)
                               Reimbursement of Offering Expenses              Reimbursement of Offering
                                                                               Expenses upon the Initial Closing

                               Reimbursement of Organizational Expenses        Reimbursement of Organizational Expenses
                                                                               amortized over 60 months

Selling Agents                 Sales Commission                                A one time charge of 6% of Gross Selling
(Futures Investment                                                            Price of Units for Selling Commissions
Company)
                               Trailing Commission                             Trailing Commissions of 6%, paid annually,
                                                                               from the 9% fixed commissions paid to the
                                                                               Introducing Broker

Introducing                    Fixed Commissions                               9% of assets assigned by General Partner for
Broker Affiliated                                                              trading, less costs to trade to FCM and less
with the General                                                               6% trailing commissions paid to Selling
Partner                                                                        Agents which will include persons Affiliated
(Vision LP)                                                                    with the General Partner Futures Commission
                                                                               Merchant

                               Round-turn commissions paid from the fixed      Brokerage Commissions negotiated with the
                               commissions paid by the Partnership             Introducing Broker;

                               Reimbursement of delivery, insurance,           Reimbursement by the Partnership of actual
                               storage and any other charges incidental to     payments to third parties in connection
                               trading and paid to third Parties               with Partnership trading

Commodity Trading Advisors     Fixed Management Fee                            3% per year of the trading equity assigned to
(Ansbacher,                                                                    each CTA
Commoditech,
Rosenbery, & EPIC              Incentive Fee                                   15% of the New Net Profits of the account for
Trading)                                                                       each quarterly period that the net value of
                                                                               the trading equity at the end of such
                                                                               quarterly period for a CTA exceeds the
                                                                               highest previous quarterly net value of the
                                                                               trading equity for that CTA.

Third Parties                  Legal, accounting fees, and other actual        Estimated at $23,000 for each year after
(The Scott Law Firm,           expenses necessary to the operation of the      the first ($18,000 for accounting and
P.A., & Frank L. Sassetti      Partnership, and all claims and other           $5,000 for legal).  Claims and other costs
& Co.)                         extraordinary expenses of the Partnership.      can not be estimated and will be paid as
                                                                               incurred.

See "Charges to the Partnership".

USE OF PROCEEDS

The gross sales price, less 6% sales commissions (i.e., the net proceeds of the offering, together with the General Partner's capital contribution) will be used in the Partnership's business of speculative, high risk trading of commodity futures contracts, inter-bank forward currency contracts, and options upon those contracts. The gross proceeds will be used to reimburse the General Partner for the Offering Expenses of $47,000 upon the Initial Closing (break of Escrow). Upon admission of subsequent Partners to the Partnership, a charge will be made to such newly admitted Partners equal to their pro-rata share of the Offering Expenses which will be credited to the value of the Units of the prior admitted Partners to reimburse them for the Offering Expenses they advanced. No limitations have been placed by the General Partner upon the positions or types of contracts which may be traded by the CTAs who will trade for the Partnership. The General Partner has complete authority pursuant to the Partnership Agreement to determine, from time to time, the amount of equity deposited with the FCM and how much is used for other investments and on deposit in bank accounts. Upon the sale of the Minimum, the General Partner expects to deposit 3% of the prior month-end Net Asset Value to a regular checking account in the name of the Partnership to pay current expenses and Redemptions for the next month and the balance to be deposited with the FCM to be available for trading. From 5% to 40% of the Net Asset Value on deposit with the FCM is expected to be committed to margin to hold positions taken by the CTAs for the account of the Partnership.

The General Partner will purchase Units to permit it to maintain not less than a one percent (1%) interest in the income, losses, gains, deductions and credits of the Partnership. In addition, the General Partner may purchase additional Units for the same price established, from time to time, pursuant to the terms of this Offer, without payment of sales commissions.

SELECTION OF COMMODITY TRADING ADVISORS AND ALLOCATION OF EQUITY


The General Partner is solely responsible for the selection of the CTAs and the allocation of equity to the CTAs it selects. The General Partner has entered in advisory contract with independent commodity trading advisors to direct all trading with the commodity broker, Vision Limited Partnership, (the "Futures Commission Merchant"). The Partnership will rely, pursuant to the Advisory Agreements and Powers of Attorney attached as Exhibits F, G, H, and I, upon

Ansbacher Investment Management, Inc. ("Ansbacher"), Commoditech, Inc. ("Commoditech"), Rosenbery Capital Management, Inc. ("Rosenbery"), and EPIC Trading ("EPIC"), the Commodity Trading Advisors selected by the General Partner to trade the equity of the Partnership and to implement the trading methods and strategies. Upon the sale of the Minimum, the General Partner intends to assign 25% of total trading equity to each of the CTAs. See Exhibits F, G, H, and I. The General Partner intends to allocate substantially all of the Partnership's net assets as trading equity to the existing CTAs in the percentages disclosed. No additional CTAs are contemplated to be added due to the sale of only the Minimum or the Maximum; provided however, that the General Partner may, in its sole discretion and without notice to the Limited Partners, terminate any existing CTA, select additional CTAs, or change the allocation of equity among the CTAs. As each CTA will trade independently of the others, the CTAs may compete for similar positions or take positions opposite each other, which may limit the profitability of the Partnership. If a CTA is replaced, the new CTA will receive incentive fees based upon the date of the allocation of equity to that CTA, regardless of the profitability of the previous CTA. As incentive fees are paid with respect to the individual performance of each CTA, it is possible for the Partnership to experience a net loss and be required to pay out incentive fees. None of the CTAs currently selected are affiliates of the General Partner, or its principal, nor will the General Partner serve as CTA or select any other CTAs to trade for the Partnership which are affiliates of it or its principal. See "The Commodity Trading Advisors" for a summary of the CTAs' performance information.


FEDERAL INCOME TAX ASPECTS

Partners must pay tax on any profits during the year earned by the Partnership even though no distributions may have been made during that year. The Partnership pays no income tax and prospective investors must recognize that the actual performance records set forth in this Prospectus do not reflect the taxes payable by investors on their investment. Partners will be taxed on interest income earned by the Partnership even though trading produces losses in excess of such interest income. The Partnership's fiscal year for financial reporting and for tax purposes will be the calendar year. The General Partner expects to delegate to Mr. James Hepner, certified public accountant, the responsibility for the preparation of the Partnership's Form K-1's which is the Internal Revenue Service form which reports the taxable income and loss to each individual Partner and which are included in the Partnership's tax return. The General Partner has or will make certain elections on behalf of the Partnership and has been appointed "tax matters partner" in the Limited Partnership Agreement to determine the Partnership's response to an audit and to bind certain Limited Partners to the terms of any settlement. Such settlement may not necessarily be in the best interest of the Limited Partners. The General Partner intends not to treat any part of the incentive profit sharing, brokerage commissions and other ordinary expenses of the Partnership as "investment advisory fees". A change in such treatment could result in the Partners recognizing taxable income despite having incurred a financial loss. No legal opinion will be requested by the Partnership in regard to any tax matter which involves the determination by the IRS of the facts related to the operation of the Partnership or as to any other matter which may be subject to Internal Revenue Service interpretation or adjustment upon audit.

No Legal Opinion As To Certain Material Tax Aspects

No legal opinion will be requested by the Partnership in regard to any State income tax issue. In addition, tax counsel to the Partnership can not opine upon any Federal income tax issue which involves a determination by the IRS of the facts related to the operation of the Partnership or as to any other matter which may be subject to Internal Revenue Service interpretation or adjustment upon audit. For example, commodity trading adviser fees are aggregated with employee business expenses and other expenses of producing income and the aggregate of such expenses is deductible only to the extent such amount exceeds 2% of the taxpayer's adjusted gross income. The Federal income tax deductibility of these expenses depends upon factual determinations related to the operation of the Partnership by the General Partner. Accordingly, investors are encouraged to seek independent tax counsel with regard to these matters. See "Federal Income Tax Aspects".

REDEMPTIONS

No Partner may redeem or liquidate any Units until six (6) months after the investment in the Partnership. A Limited Partner may thereafter request the Partnership, subject to payment of fees, if applicable, and other conditions, to redeem Units held by such Limited Partner at the Net Unit Value, adjusted to reflect certain reserves and contingencies, as determined at the end of the applicable monthly period. Redemption shall be after all liabilities, contingent, accrued, and reserved, in amounts determined by the General Partner have been deducted and there remains property of the Partnership sufficient to pay the Net Unit Value. A Limited Partner desiring to have Units redeemed must provide written notice to the

General Partner by 12:00 noon on the tenth calendar day immediately preceding the last business day of the month in which the Units are requested to be redeemed.

Under certain circumstances, the General Partner may honor requests for Redemption only in part and/or suspend Redemptions or delay payment of Redemptions. These circumstances include, but are not limited to, the inability to liquidate positions as of such Redemption date or default or delay in payments due the Partnership from banks, brokers, or other persons. The Partnership may in turn delay payment to Partners requesting Redemption of Units of the proportionate part of the Net Unit Value represented by the sums which are the subject of such delay or default. The General Partner, in its sole discretion may, upon notice to the Partners, declare additional Redemption dates and may cause the Partnership to redeem fractions of Units and, prior to registration of Units for public sale, redeem Units held by Partners who do not hold the required minimum amount of Units established, from time to time, by the General Partner.

Redemption of Units shall be charged a redemption fee, payable to the Partnership, to be applied first to pay organization costs and, thereafter, to the benefit of the other Partners in proportion to their Capital accounts, equal to four percent (4%) for all Redemptions effective during the first six
(6) months after commencement of trading. Thereafter, there will be a reduction of one percent (1%) for each six (6) months the investment in the Units remained invested in the Fund after the initial six months; i.e., 7-12 months a Redemption fee of 3%, 12-18 months 2%, 18-24 months 1%, and, thereafter, no redemption fee. The principal of the General Partner may withdraw from the Partnership at the time the Minimum number of Units are sold without payment of a Redemption fee.

See the Limited Partnership Agreement, Exhibit A, and "The Limited Partnership Agreement, Redemptions". Distributions will be made from the Partnership only in the sole discretion of the General Partner and no such distributions are expected to be made.

PLAN OF DISTRIBUTION

The Units are being offered and sold through Futures Investment Company ("FIC"), the Affiliated IB of the principal of the general partner, and other broker dealers it, or those the General Partner may select, on a best efforts basis. The selling commission will be six percent (6%) of the gross subscription for all Units sold and be subject to waiver at the sole discretion of the General Partner. See "Subscription Procedure" and "Plan of Distribution". FIC is registered as a broker dealer with the SEC and is a member of the National Association of Securities Dealers, Inc. (the "NASD").

SUBSCRIPTION PROCEDURE

The minimum investment per subscriber in the Partnership is $25,000. The General Partner may, in its sole discretion, agree to accept investments from a subscriber of less than $25,000; provided, however, no such subscription shall be less than $5,000. All investments are subject to compliance with the minimum suitability standards established by the state of residence of the investor. Unless higher amounts are otherwise specified for residents of a particular state, an investor must have at least either (i) a minimum net worth (determined exclusive of home, home furnishings, and automobiles) of $150,000, or (ii) a minimum annual gross income of $45,000 and a minimum net worth of $45,000 (once again determined exclusive of home, home furnishings and automobiles). In the case of sales to fiduciary accounts, the net worth and income standards may be met by the beneficiary, the fiduciary account, or by the donor or grantor who directly or indirectly supplies the funds to purchase the Units, if the donor or grantor is the fiduciary. In order to purchase Units, an investor must complete, execute, and deliver to the General Partner, a Subscription Agreement, see Exhibit "D".

                              RISK FACTORS

Investment in the Units is speculative, involves a high degree of risk, and is suitable only for persons who have no need for liquidity in their investment and who can also afford to lose their entire investment in the Partnership.
In addition to the Risk Disclosure Statements at the beginning and in the Summary of this Prospectus, investors should carefully consider the following risks and the conflicts of interests before subscribing for Units. All of these risks and conflicts are present, in different degrees, and without regard to whether the Minimum or the maximum number of Units are sold.

NO PRIOR OPERATION EXPERIENCE OF THE GENERAL PARTNER


The General Partner of this Partnership is a recently formed Delaware corporation which has not previously operated a commodity pool or engaged in any other business. However, Commoditech, to which 20% of the trading equity will be allocated has been trading since 1992.

See "The Commodity Trading Advisors". In addition, the principal of the General Partner is the principal of the general partner of both another public commodity pool, Fremont Fund, Limited Partnership, and a privately offered commodity pool, Auburn Fund, Limited Partnership. The principal also has over sixteen years of experience selecting commodity trading advisors to manage individual investor accounts and describing to individual investors how individual managed futures accounts are administered. See "No Prior Performance".


THE PARTNERSHIP WILL PAY SUBSTANTIAL CHARGES - INVESTORS HAVE LIMITED OPPORTUNITY TO REALIZE RETURN ON INVESTMENT


The Partnership is obligated to pay fixed brokerage commissions of nine percent (9%) per year, payable monthly upon the assets assigned by the General Partner for trading, a management fee to the General Partner of three percent (3%) of Net Asset Value, payable monthly, and a management fee on the equity assigned to each CTA of 3%, payable monthly, plus an estimated $23,000 per year in expenses, ($5,000 in legal expense and $18,000 in accounting and audit charges), together with Offering Expenses estimated to be $47,000 and Organizational Expenses of $5,000, amortized on a straight line method over the first 60 months of the Partnership's operation. The General Partner has advanced the Offering Expenses but will be reimbursed for such expenses from the gross proceeds of the Offering from the break of Escrow at the time of the Initial Closing. Upon admission of subsequent Partners to the Partnership, a charge will be made to such newly admitted Partners equal to their pro rata share of the Offering Expenses which will be credited to the Capital Accounts of the prior admitted Partners to reimburse them for the Offering Expenses they advanced. The Partnership expects to earn interest income. The Partnership must earn income of $304.20 per Unit during the first year to permit an investor to redeem a Unit at the original offering price of $1,000. The Partnership must pay variable operating expenses such as incentive fees to the CTAs, telephone, postage, and office supplies, and extra-ordinary expenses, such as claims and defense of claims from brokers, Partners, and other parties. The Partnership expects to pay $153,000 if the Minimum ($700,000) is raised, or $1,028,000 if the Maximum ($7,000,000) is raised, in commissions, fees and expenses during the first year of operation. In subsequent years, the Partnership will be subject to commissions, fees and operating expenses of $129,000 assuming gross capital of $700,000, or $1,004,000 assuming gross capital of $7,000,000. Assuming all Partnership equity, minus expenses and commissions, is allocated to the CTAs, and assuming further, a return of 20% per year, an additional $82,050 would be paid in incentive fees if the Minimum were raised, and $895,800 would be paid if the Maximum were raised. The Partnership may also be subject to expenses occurring out of the ordinary course of business, such as legal fees due to litigation against the Partnership or an entity which it must indemnify, or other expenses arising from changes in the securities laws. As these charges are unforeseeable, they cannot be estimated. Also, because the incentive fees will be determined on a quarterly, rather than on an annual basis, and will be paid to the CTAs when profitable without regard to total income or loss of the Partnership during the period, the Partnership may be subject to substantial incentive fees in any given twelve (12) consecutive month period despite total losses which produce a decline in the Partnership's Net Assets for any such period. See "Charges to the Partnership". The above charges may make it difficult for investors to redeem their Units at a price equal to or above the purchase price.


NO RIGHT TO TRANSFER UNITS - LIMITED ABILITY TO REALIZE RETURN ON INVESTMENT

Units cannot be assigned, transferred or otherwise encumbered except upon certain condition, including the consent of the General Partner as set forth in the Limited Partnership Agreement, which also imposes certain conditions and restrictions on the ability of a transferee of a Unit to become a substituted Limited Partner. In no event may an assignment be made or permitted until after two years from the date of purchase of such assigned or transferred Units(s) by said Partner; and, provided, further, that full Units must be assigned and the assignor, if he is not assigning all of his Units, must retain more than five Units. Any such assignment shall be subject to all applicable securities, commodity, and tax laws and the regulations promulgated under each such law. The General Partner shall review any proposed assignment and shall withhold its consent in the event it determines, in its sole discretion, that such assignment could have an adverse effect on the business activities or the legal or tax status of the Partnership, including jeopardizing the status of or causing a termination of the Partnership for Federal income tax purposes or affecting characterizations or treatment of income or loss. See "The Limited Partnership Agreement, No Right to Transfer Without Consent of General Partner" and Exhibit A, "The Limited Partnership Agreement", Article VIII which provides that no transfer of Units may be made without the written approval of the General Partner. See Article VI, paragraph 6.1 and 6.2, of the Limited Partnership Agreement attached as Exhibit A.

Restrictions and conditions are also imposed upon a Partner's right and ability to cause the Partnership to redeem and liquidate the Partner's Units, including approval by the General Partner and certain liquidity conditions. Redemptions may also be honored only in part and/or delayed and/or suspended in certain circumstances. These circumstances include, but are not limited to, the inability to liquidate positions as of such Redemption date or default or delay in payments due the Partnership from banks, brokers, or other persons. The Partnership may in turn delay payment to Partners requesting Redemption of Units of the proportionate part of the Net Unit Value represented by the sums which are the subject of such delay or default. Redemption of Units shall be charged a redemption fee, payable to the Partnership, to be applied first to pay organization costs and, thereafter, to the benefit of the other Partners in proportion to their Capital accounts, equal to four percent (4%) for all Redemptions effective during the first six (6) months after commencement of trading. Thereafter, there will be a reduction of one percent (1%) for each six (6) months the investment in the Units remained invested in the Fund after the initial six months. The General Partner and its principal may withdraw from the Partnership at the time the Minimum number of Units are sold without payment of a Redemption fee. See "The Limited Partnership Agreement, Redemptions". Further, substantial Redemptions of Units could require the Partnership to liquidate positions more rapidly than otherwise desirable in order to raise the necessary cash to fund the Redemptions, and, at the same time, cause a smaller equity base for the Partnership. The absence of buyers or sellers in the market could also make it difficult or impossible to liquidate positions in this circumstance on favorable terms, and may result in further losses to the Partnership which decrease the Net Unit Value of the remaining outstanding Units.

INVESTORS MUST RELY UPON THEIR LIMITED RIGHT OF TRANSFER AND REDEMPTION RIGHTS TO REALIZE A RETURN ON THEIR INVESTMENT

Since there is no assurance that the Partnership will distribute to the Partners any profits the Partnership may experience, the Partners will have to depend on their limited and restricted transfer and Redemption rights to realize their investment in the Units. See "The Limited Partnership Agreement, Redemptions".

RELIANCE ON THE PRINCIPAL OF THE GENERAL PARTNER COULD BE RESTRICTIVE TO PARTNERSHIP ACTIVITIES

Limited Partners will be relying entirely on the ability of the General Partner to select and to monitor the commodity trading activity of the Partnership, including the CTAs and any additional or substituted trading advisors that may be retained in the future. Ms. Pacult is the sole principal and officer of the General Partner, is a principal of the IB and the Selling Agent, and the Partnership currently has no employees and, therefore, no report of executive compensation is made in this Prospectus. If Ms. Pacult were to become incapacitated or otherwise rendered incapable of performing her duties as principal of the General Partner, the Partnership would have to cease operations and trading until a replacement could be found. In addition, the General Partner must maintain sufficient net worth to make this offering pursuant to the rules and regulations of certain State Securities Administrators (the "NASAA Guidelines") and to maintain the tax status of the Partnership pursuant to the Rules and Regulations of the Federal Internal Revenue Service ("IRS Requirements"). To accomplish those results, the General Partner has entered into a Subordinated Loan Agreement dated February 1, 1998, with Ms. Pacult whereby Ms. Pacult has agreed to loan up to $100,000 to the General Partner to be repaid on January 12, 2019, or at such time as the General Partner has sufficient net worth to comply with NASAA Guidelines and IRS Requirements. In the event of Ms. Pacult's incapacity to supply the loan, the Partnership could be unable to secure a similar loan from another source and would have to cease operations and trading.

GENERAL PARTNER AND CTAs TO SERVE OTHER COMPETING BUSINESSES


The General Partner and its principal expect to manage additional pools in the future which may use one or more of the CTAs (and, thus, similar trading methods as the Partnership) and also use FIC, the IB, that is Affiliated with the principal of the General Partner to enable them to negotiate better terms for clearing and other services. The better terms may produce better results for individual customers of FIC or any other commodity pools which either FIC or the General Partner may undertake to manage. See "Responsibility of the General Partner". The principal of the General Partner is also the principal of the general partner of both another public commodity pool, Fremont Fund, Limited Partnership, and a privately offered commodity pool, Auburn Fund, Limited Partnership, which use the same IB and three of the CTAs (Ansbacher, Rosenbery and EPIC) as the Partnership. Each CTA currently manages other commodity accounts and may manage new or additional deposits to existing accounts, including personal accounts and other commodity pools. Although each CTA intends to use similar trading methods for the Partnership and all other discretionary accounts it manages, it may vary the trading method applicable to the Partnership from that used for other managed accounts. No assurance is given that results of the Partnership's trading will be similar to that of any other accounts which are now, or in the future, concurrently managed by any CTA. See "Risk Factors", "Trading Management", and "The Commodity Trading Advisors".

PARTNERSHIP HAS NO OPERATING HISTORY

As a newly formed commodity pool, the Partnership has no operating history, and therefore no history of generating profits. There is no way to predict the performance of the Partnership. Additionally, the General Partner has no prior experience as a commodity pool operator, though the principal of the General Partner is the principal of both another public commodity pool, Fremont Fund, Limited Partnership and a privately offered commodity pool, Auburn Fund, Limited Partnership. See "Description of the General Partner"; and, "No Prior Operation Experience of the General Partner" in this section.


THE OTHER PARTNERSHIP OF THE PRINCIPAL OF THE GENERAL PARTNER, FREMONT FUND, LP, HAS NOT BEEN PROFITABLE

If the Partnership does not outperform Fremont Fund, LP, the other public commodity pool of which the principal of the General Partner is also the principal of its general partner, investors in the Partnership will not receive a return on their investment during the first two years of operation.


CONFLICTS OF INTEREST IN THE PARTNERSHIP STRUCTURE

Certain actual and potential conflicts of interest do exist in the structure and operation of the Partnership which must be considered by investors before they purchase Units in the Partnership. Specifically, the principal of the General Partner is also a principal of Futures Investment Company ("FIC"), the NFA registered IB and the NASD registered Selling Agent. It would, therefore, be unlikely for the General Partner to replace FIC as the IB as it receives 9% in fixed commissions from the Partnership to pay round-turn brokerage commissions and trailing commissions. It would also be unlikely for the General Partner to dismiss FIC as the Selling Agent as it receives 6% selling commissions from the IB. In addition, due to the Selling Agent's affiliation with the principal of the General Partner, no independent due diligence of the offering will be conducted for the protection of the investors. See "Risk Factors", "Conflicts of Interest", and the Limited Partnership Agreement attached as Exhibit A to this Prospectus.

LIMITED PARTNERS WILL BE TAXED ON PROFITS NOT DISTRIBUTED

The Partnership is not required to make any cash distributions from profits and the principal objective of the Partnership is to increase capital, not create cash flow. If the Partnership realizes profits for a fiscal year, such profits will be taxable to the Partners in accordance with their distributive share whether or not the profits have been distributed. Distributions to Limited Partners may not equal taxes payable by Partners with respect to Partnership profit. Also, the Partnership might sustain losses offsetting such profit after the end of the year, so a Partner might never receive a distribution in an amount equal to the distributive share of the Partnership's prior year's taxable income. See "Federal Income Tax Aspects" and Exhibit A, the Limited Partnership Agreement.

PRESENT TRADE SELECTION METHODS SUBJECT TO SUDDEN ADVERSE CHANGE


The Partnership will rely, pursuant to the Advisory Agreements and Powers of Attorney attached as Exhibits F, G, H, and I upon Ansbacher, Commoditech, Rosenbery and EPIC, the CTAs, for the implementation of trading methods and strategies. The Advisory Agreements provide that either the General Partner, or any CTA, may terminate the relationship for any reason without notice to the other or the Limited Partners, and under these circumstances, the General Partner has absolute discretion to choose alternate CTAs. If the services of any CTA becomes unavailable, for any reason, the General Partner will select one or more other trading advisors to trade for the Partnership. No assurance is provided that any other substitute traders or methods will perform profitably or will be retained on as favorable terms as the replaced CTA. In addition, if a CTA is replaced, the new CTA will receive incentive fees based upon the date of the allocation of equity to that CTA, regardless of the profitability of the previous CTA.


GENERAL PARTNER MAY CHANGE CTAs AND THEIR ALLOCATION OF EQUITY WITHOUT NOTICE

The General Partner may change the CTAs and the allocation of equity to the CTAs at any time, for any reason, and without prior notice to the Limited Partners. As the principal of the General Partner is also a principal of the IB which receives a net commission determined by the number of trades made, it would be possible for her to select a CTA based upon the number of trades the CTA makes rather than based upon projected profitability.

LIMITED PARTNERS WILL NOT PARTICIPATE IN MANAGEMENT

Limited Partners will not participate in the management of the Partnership or in the conduct of its business. To the extent that a Limited Partner would attempt to become involved or identified with the management of the Partnership, such Limited Partner could be deemed a General Partner of the Partnership. No such right is conferred upon any Limited Partner by the Partnership Agreement. See Exhibit A, the Limited Partnership Agreement.

COMMODITY FUTURES TRADING IS SPECULATIVE AND VOLATILE - UNITS MAY NOT BE REDEEMABLE BEFORE SUBSTANTIAL DEVALUATION OF NET UNIT VALUE

Commodity futures, forward, and option contract prices are highly volatile. Price movements are influenced by changes in supply and demand; weather; agricultural trade, fiscal, monetary and exchange control programs and policies of governments; national and international political and economic events; and, changes in interest rates. In addition, governments, exchanges, and other market authorities intervene to influence prices. In addition, notwithstanding that the analysis of the fundamental conditions by the Partnership's trader is correct, prices still may not react as predicted. It is also possible for most of the Partnership's open positions to move against it at the same time. These negative events may occur in connection with changes in price which reach the daily limit beyond which no further trading is permitted until the following day. It is possible for daily limits to be reached in the same direction for successive days. Should this occur and one of the CTAs has taken a position on behalf of the Partnership which is adverse to the daily move in a particular commodity, the Partnership may not be able to exit the position. And when the market reopens, the position could cause a substantial loss to the Partnership. The loss could exceed not only the amount allocated for margin to establish and hold the position but also more than the total amount of equity in the account. Redemption only occurs at the end of the month and is based upon the Net Unit Value at that time. Investors could be prevented from being able to redeem the Units before significant devaluation occurs. See "The Limited Partnership Agreement, Redemptions".

LOW SECURITY DEPOSIT IN RELATION TO PRICE MOVEMENT

The small amount of money to be deposited ("margins") to hold or short a contract relative to its value (typically between 3% and 20% of the value) permit a large percentage gain or loss relative to the size of a commodity account. A small price movement in the value of the contract bought or sold is expected to result in a substantial percentage gain or loss of equity to the Partnership. For example, if at the time of purchase, five percent (5%) of the price of the futures contract is deposited as margin, a five percent (5%) decrease in the value of the position will cause a loss of all of the equity allocated to the trade, which could equal all of the value of the account. In addition, the amount of margin assigned to a trade by the FCM is only a security deposit to hold the position. The loss on a position could be substantially more than the margin deposited and the value of the account.

TRADE SELECTION MADE WITHOUT NOTICE TO PARTNERSHIP - PARTNERSHIP MAY BECOME DEVALUED BEFORE GENERAL PARTNER IS ABLE TO TAKE REMEDIAL ACTION

The CTAs will enter trades on behalf of the Partnership directly with the FCM without the prior knowledge or approval of the General Partner of the methods used by the CTAs to select the trades, the number of contracts, or the margin required. In addition, the General Partner does not know the prior methods used by the CTAs to compile the track record disclosed in this Prospectus which was the basis for the selection of the CTAs by the General Partner to trade for the Partnership. Nor does the General Partner know how many times, if any, the trading methods of the CTAs have been changed in the past. The General Partner will not be notified of any modifications, additions or deletions to the trading methods and money management principles utilized by the CTAs. It is possible for the Partnership to experience sudden and large losses before the General Partner becomes aware of the need to take remedial action.

PARTNERSHIP COULD LOSE SUBSTANTIAL ASSETS DUE TO LACK OF MARKET LIQUIDITY

It is not always possible to execute a buy or sell order, due to market illiquidity. Such illiquidity can be caused by a lack of open interest in the contract, market conditions which produce no persons willing to take a particular side of a trade, or it may be the result of factors like the suspension of trading because of "daily price limits". Most United States commodity exchanges limit movement in a single direction in one trading day by rules referred to as "daily price limits". These limits provide that no trades may be executed at prices beyond the daily limits. Once the price of a futures contract for a particular commodity has increased or decreased by an amount equal to the daily limit, positions in the commodity can be neither taken nor liquidated unless traders are willing to effect trades at or within the limit. Commodity futures prices have occasionally moved the daily limit for several consecutive days with little or no trading. Similar future occurrences could prevent the Partnership from promptly liquidating unfavorable positions and subject it to substantial losses which could exceed the equity on deposit ("margins") for such trades. The inability to liquidate positions could frustrate the trading plan of the CTAs and cause losses to the Partnership in excess of the money invested.

INCREASED TRADING EQUITY TO CTAs MAY ADVERSELY AFFECT THEIR PERFORMANCE

Commodity trading advisors often are unable to adjust to a change in the size of the money they have under management. This is caused by numerous factors including, but not limited to, (i) the difficulty of executing substantially larger trades made necessary by the larger amount of equity under management,
(ii) the restrictive effect of limits imposed by the CFTC on the number of positions that may be taken on certain commodities (Position Limits), or,
(iii) the diminishment of opportunity to Scale in Positions (taking positions at different prices at different times and allocating those positions on a ratable basis when available equity is reduced). See the definitions section, Appendix I, for the full definitions of Position Limits and Scale in Positions. The CTAs have not agreed to limit the amount of additional equity that they may manage, and they contemplate managing (and in all likelihood will manage) additional equity. Increased equity generally results in a larger demand for the same futures contract position among the accounts managed by a commodity trading advisor. CTA performance suffers when the total equity available for the CTA to trade increases to a level where the market selected will not permit the placement of a position at the time the CTA selects. The Minimum/Maximum of the Fund is not expected to be the problem. When the CTAs are allocated trading equity upon the sale of the Minimum or upon the sale of additional Units, their performance may unexpectedly suffer. Furthermore, a considerable number of analysts believe that a trading advisor's rate of return tends to decrease as the amount of equity under management increases.

MINIMUM AMOUNT OF EQUITY MAY BE INSUFFICIENT FOR PROFITABLE OPERATION

The Partnership will commence trading upon the sale of seven hundred (700) Units. The General Partner has caused the Partnership to accept the risks of trading and payment of Offering Expenses prior to the sale of the total offering. Though the General Partner has used its best judgment to set the Minimum high enough for the Partnership to trade profitably, the Minimum amount of gross subscriptions needed to break escrow ($700,000) after repayment of offering expenses of $52,000 and selling commissions of $42,000, may be insufficient equity to allow the CTAs to trade profitably. However, the General Partner's decision was not motivated by a desire to receive commissions. See `Risk Factors, Increased Trading Equity To CTAs May Adversely Affect Their Performance'.

PARTNERSHIP WILL NOT BE COMPENSATED IF PARTNERSHIP ACTIVITY RESULTS IN LOWER COMMISSIONS FOR OTHER ACCOUNTS

The General Partner, and its principal, have not made agreements with or on behalf of the Partnerships with third parties for the purpose of benefit, directly or indirectly, to either of them; however, the maintenance of the Partnership's Assets with the Partnership's FCM is expected to increase trading activities which may enable the IB Affiliated with the principal of the General Partner to negotiate a lower payment to the FCM for clearing the trades of other accounts, including partnerships, presently in existence or established in the future by the General Partner, its principal, or other customers of the IB Affiliated with the principal of the General Partner, or its other principal, and their Affiliates.

FAILURE OF COMMODITY BROKERS OR BANKS COULD RESULT IN LOSS OF ASSETS

If the FCM engaged by the Partnership to execute trades were to become bankrupt, it is possible that the Partnership would be able to recover none or only a small portion of its assets held by such FCM. In addition, those funds deposited in the Partnership's account at a U.S. bank will be insured only up to $100,000 under existing Federal regulations. All insured deposits are subject to delays in payment and amounts on deposit in a single bank in excess of $100,000 would be subject to the risk of total loss.

COUNTERPARTY CREDITWORTHINESS MUST BE RELIED UPON IN FOREIGN MARKETS

The trading of commodities involves the entry of a contract or option to contract for the delivery of goods or money at a future date. The value of the contract or option is directly dependent upon the creditworthiness of the other party to the contract. The CTAs selected will engage in trading of commodities on United States Commodity Exchanges, foreign commodity exchanges, and the inter-bank currency markets. The commodity exchange contracts and options traded on United States Exchanges are subject to regulation pursuant to the Commodity Exchange Act and are guaranteed by the credit of the members. Contracts and options upon foreign commodity exchanges and the inter-bank currency markets are usually not regulated by specific laws and are backed only by the parties to the contracts. It is possible for a price movement in a particular contract or option to be large enough to destroy the creditworthiness of the contracts and options issued by a particular party or all of the contracts and options of an entire market. In that situation, the CTA could lose the entire value of a position with little recourse to regain any of its value. The CTAs expect to manage this risk by trading a widely diversified portfolio of futures markets.

TRADING ON FOREIGN EXCHANGES INHERENTLY RISKIER THAN U.S. MARKETS

The Partnership may trade in futures, forward and option contracts on exchanges located outside the United States where CFTC regulations do not apply, and trading on such exchanges may be subject to greater risks than trading on United States exchanges. The trades will be denominated in the foreign currency at the location of the trade. Accordingly, in addition to the price fluctuation of the position taken, the rate of inflation or other currency related factor may adversely affect the price. Thus, a trader is at greater risk to losing the value of a trade on foreign exchanges than on US exchanges, and may lose a significant portion of his allocated equity for trading.

INVESTORS COULD INCUR SUBSTANTIAL LOSSES FROM THE PARTNERSHIP TRADING ON FOREIGN EXCHANGES TO WHICH THEY WOULD NOT HAVE BEEN SUBJECT HAD THE PARTNERSHIP LIMITED THE TRADING OF ITS CTAs ON BEHALF OF THE PARTNERSHIP TO U.S. MARKETS.

NO RESTRICTIONS ON FOREIGN TRADING PUTS PARTNERSHIP EQUITY AT GREATER RISK

There are no limits or policies with respect to the amount or nature of the Partnership's trading on foreign exchanges. This puts the Partnership's equity and the investor's investment at greater risk than if trading on foreign exchanges were prohibited or limited.

TRADING FORWARD CURRENCY CONTRACTS ARE NOT SUBJECT TO U.S. REGULATION AND ARE INHERENTLY RISKY

The forward contracts are negotiated by the parties without CFTC or other government regulation rather than by the regulated open out-cry method used on United States exchanges. The Partnership may experience credit limitations and other disadvantages during negotiations that may compromise its ability to maximize profits. There are no limitations on daily price moves or position limits in forward contracts, although the principals with which the Partnership may deal in the forward markets may limit the positions available to the Partnership as a consequence of credit considerations. Accordingly, the Partnership is exposed to significant loss without the protective safeguards of the U.S. regulated markets.

OPTIONS TRADING PUTS MORE PARTNERSHIP CAPITAL AT RISK

The Partnership may engage in the trading of options (both puts and calls).
No assurance can be given that a liquid market will exist for any particular commodity option or at any particular time after a position is taken. If there is insufficient liquidity in the option market at the time, the Partnership may not be able to buy or sell to offset (liquidate) the positions taken. Options trading allows the trade to be put in place with less equity on deposit to secure the risk of loss. And, therefore, the investor is exposed to the loss of a greater percentage of equity allocated to the trade because of the increased number of positions which can be held as contrasted with futures or physical positions. In the commodities markets the investor puts at risk more capital at risk than the amount committed to margin. The CTA may become subject to a margin call, or the request for the CTA to put more money in its account by the futures commission merchant to cover the losses sustained in a trade. In this situation, the overall performance of the Partnership may suffer due to the money lost on the trade and the possible need for additional capital to cover the margin call.

POSITION LIMITS MAY AFFECT PROFIT POTENTIAL


The CFTC and the United States commodity exchanges have established limits referred to as "Speculative Position Limits" or "Position Limits" (these are different from "daily limits" described above) on the maximum net long or net short futures or options positions which any person or group of persons may own, hold, or control in futures contracts, except position limits do not presently apply to certain currency futures contracts. No limitations have been placed by the General Partner upon the positions or types of contracts which may be traded by the CTAs who will trade for the Partnership. All commodity accounts owned, controlled or managed by a CTA and the advisor's principals will be combined for position limit purposes, to the extent they may be applicable. Thus, a CTA may not be able to hold sufficient positions for the Partnership to maximize the return on a particular trade on behalf of the Partnership due to similar positions taken for other accounts or entities, and the performance of the Partnership may not be as great as it could otherwise be. Additionally, as each CTA will trade independently of the others, the CTAs may compete for similar positions or take positions opposite each other, which may limit the profitability of the Partnership.


COMPETITION IS INTENSE

Commodity futures trading is highly competitive. The Partnership will be competing with others who may have greater experience, more extensive information about and access to developments affecting the futures markets, more sophisticated means of analyzing and interpreting the futures markets, and greater financial resources. The greater the experience and financial resources, the better chance an investor has to trade commodities at a profit. The Partnership will be limited by trading without the advantages of a warehouse to take delivery of commodities or a large capital base to hold positions during a period when prices do not perform as expected.

NO ASSURANCE THAT UNITS NECESSARY TO COMMENCE BUSINESS WILL BE SOLD - INVESTORS MAY LOSE USE OF INVESTMENT CAPITAL

Futures Investment Company and other broker dealers selected, if any, have no obligation to purchase Units or otherwise support the price of the Units. The broker dealer selling agreements obligate the broker dealers to use their best efforts only. See "Subscription Procedure and Plan of Distribution". If the Minimum is not sold within one year, investors will be promptly refunded the amount of their investment plus interest; however, they will lose the use of that investment capital during the period between the date of the investment to the lapse of the offering period.

COMMENCEMENT OF BUSINESS MAY OCCUR AT SUBOPTIMAL TIME FOR MAXIMIZING PROFITS


Upon the sale of the Minimum, the Partnership will encounter a start-up period during which it will incur certain risks relating to the initial assignment of equity to the CTAs and investment by the CTAs of its assigned trading equity in commodity trading positions. The Partnership may commence trading operations at a difficult time, such as after sustained moves in the commodities markets, which result in significant initial losses. Moreover, the start-up period also represents special risk in that the level of diversification of the Partnership's portfolio may be lower than in a Fully-Committed portfolio, where the objective percentage of equity is placed at risk or the CTA reaches the limit in number of positions. The CTAs divide the equity assigned to them into uniform dollar amounts to trade. For example, Ansbacher uses its best efforts to trade every $40,000 the same. In other words, the Trading Matrix for Ansbacher is $40,000. No assurance can be given that the CTAs' procedures for moving to a Fully-Committed Position within its allocated equity will be successful. For example, a CTA may have determined that the grains are in short supply and have taken a position in February while the Partnership is not ready to break escrow until May. The entry into the grains in May could be too late to experience the gains required to assume the risk of taking the position and the CTA may elect to defer taking a fully invested position until his grain trade is completed for his other accounts. See the Definitions in Appendix I for the full definitions of Trading Matrix and Fully Committed Position.


CHANGES IN THE SIZE OF THE PARTNERSHIP MAY ADVERSELY AFFECT CTAs' ABILITY TO TRADE PROFITABLY

Similar to the effects of the commencement of business discussed in the previous risk factor, any substantial increase or decrease in the CTAs' trading equity could have an adverse effect on their trading, A CTA may be unable to adjust to and properly diversify a sudden increase in trading equity to be consistent with its Trading Matrix or trading strategy. A sudden decrease in equity due to Redemptions may cause the CTA liquidate a position before experiencing a profit, or the CTA may preferentially liquidate positions to experience as little loss as possible in such a way that results in an undiversified portfolio. There is no guarantee that the CTAs will be able to recover from such changes in trading equity. See also "Risk Factors, Increased Trading Equity to CTAs May Adversely Affect Their Performance", and "The Limited Partnership Agreement, Redemptions".

FAILURE TO MAINTAIN NET WORTH OF THE GENERAL PARTNER MAY RESULT IN SUSPENSION OF TRADING AND SUSTAINED LOSSES

The state securities administrators have established guidelines applicable to the sale of interests in commodity pool limited partnerships. Among those guidelines is the requirement that the Net Worth of a sole corporate general partner be equal to five percent (5%) of the amount of the offering; provided, however, such Net Worth is never to be less than $50,000 nor is it required to be more than $1,000,000. The General Partner intends to use its best efforts to maintain its Net Worth in compliance with these guidelines. There can be no assurance, however, that the General Partner can maintain its Net

Worth in conformity with these requirements. The reduction in Net Worth to below these limits will cause a suspension in trading to either permit the General Partner to restore its Net Worth or to liquidate the Partnership. If trading is suspended, there is no guarantee that the CTAs will be able to liquidate their positions without sustaining losses, or that they will be able to trade profitably if trading resumes. Any successful claims against the General Partner are expected to be limited in amount of recovery to the amount of Net Worth maintained by the General Partner.

INABILITY TO MAINTAIN NET WORTH OF GENERAL PARTNER COULD RESULT IN POSSIBILITY OF TAXATION AS A CORPORATION

When a sole general partner is a corporation, as is the case in this Partnership, IRS Requirements include a "significant" Net Worth test as one of the elements examined to determine if a partnership will be taxed as a partnership rather than as an association taxed as a corporation. The General Partner, to qualify for the safe harbor ("Safe Harbor") definition of "significant" Net Worth is required to maintain a net worth of fifteen percent (15%) of the first $2,500,000 of capital contributions to all such partnerships or $250,000, whichever is less, and, ten percent (10%) of all capital contributions in excess of $2,500,000. The General Partner intends to use its best efforts to utilize this Safe Harbor or otherwise to satisfy the IRS requirements necessary to cause the Partnership to be taxed as a partnership and not as a corporation. The tax status of the Partnership has not been confirmed by a ruling from the IRS. No such ruling has been or will be requested on behalf of the Partnership. If the Partnership should be taxed as a corporation for Federal income tax purposes in any taxable year or years,
(i) income or loss of the Partnership would not be passed through to the Partners; and, (ii) the Partnership would be subject to tax on its income at the rate of tax applicable to corporations; and, (iii) all or a portion of distributions, if any, made to Partners would be taxed to the Partners as dividend income; and, (iv) the amount of such distributions would not be deductible by the Partnership in computing its taxable income. See the "Federal Income Tax Aspects" section of this Prospectus.

GENERAL PARTNER NOT TO ADVISE INVESTORS - INCLUDING RETIREMENT PLAN AND IRA PARTICIPANTS

The purchase of a Unit does not itself create an IRA and the creation and administration of an IRA are solely the responsibility of the investor. A retirement account should carefully consider the diversification of the retirement assets and one should not place more of those assets in this Partnership than the investor determines is prudent to allocate to highly speculative, high risk investments, such as the Partnership. If the investor invested a significant portion of the assets of their retirement plan or IRA assets in the Partnership, they could be exposing that portion to the possibility of significant loss. The General Partner does not undertake to advise investors in any manner (including diversification, prudence and liquidity) with respect to investment in the Partnership for any investor, including retirement accounts. Accordingly, investors must rely upon the experience of qualified investment counsel.

INVESTORS NOT PROTECTED BY THE INVESTMENT COMPANY ACT OF 1940

The Partnership, the General Partner, Ms. Pacult, and the Commodity Trading Advisors are not required nor do they intend to be registered under the Investment Company Act of 1940, as amended (or any similar state law) as either an investment company or investment advisor. Investors, therefore, are not accorded the protective measures provided by any such legislation.

POSSIBILITY OF AUDIT - PARTNERS MAY BE SUBJECT TO AUDIT AND PENALTIES

Historically, partnerships have had a higher percentage of returns audited by the IRS than other forms of business entities. In the event of any such audit of the Partnership's return, there can be no assurance that adjustments to the reported items will not be made. If an audit results in an adjustment, Partners may be required to file amended returns, may be subject to a separate audit, and may be required to pay back taxes, plus penalty and interest.

GENERAL PARTNER MAY SETTLE IRS CLAIM NOT IN THE BEST INTEREST OF THE PARTNERS

The General Partner is named "tax matters partner" and has been granted the power to settle any claim from the IRS on behalf of each Limited Partner who holds one percent (1%) or less in the Partnership, who does not timely object to the exercise of such authority, after notice. Such settlement may not necessarily be in the best interest of the individual limited partner. See "Federal Income Tax Aspects".

POSSIBLE ADVERSE DETERMINATION BY THE IRS - PARTNERS MAY BE SUBJECT TO BACK TAXES AND PENALTIES

The General Partner has obtained the opinion of The Scott Law Firm, P.A. that the Partnership, as it is intended to be operated by the General Partner, will be taxed as a Partnership and not as an association taxable as a corporation. The Law Firm is not able to opine upon the tax treatment of certain Offering and operating Expenses as the determination depends upon questions of fact to be resolved by the General Partner on behalf of the Partnership. For example, commodity trading adviser fees are aggregated with employee business expenses and other expenses of producing income and the aggregate of such expenses is deductible only to the extent such amount exceeds 2% of the taxpayer's adjusted gross income. It is the General Partner's position that the Partnership's intended operations will qualify as a trade or business. If this position is sustained, the brokerage commissions and performance fees will be deductible as ordinary and necessary business expenses. In the event of an adverse determination by the IRS, these expenses would be added back to the income earned by the Partnership and the Form K-1 submitted to each Partner revised upward to reflect this additional income. Were this event to occur, it is likely that the reporting year adjustment would be after the individual tax returns were filed by the Partners. The Partners would be required to file amended returns and pay interest and penalty, if any, related to the increase in tax assessed upon the increase in reportable income. Such increase in reportable income would not result in an increase in the Net Unit Value of the Units owned by the Partners. Syndication costs to organize the Partnership and Offering Expenses will not be deductible or amortizable by the Partnership or its Partners.

                           CONFLICTS OF INTEREST

Significant actual and potential conflicts of interest exist in the structure and operation of the Partnership. The General Partner has used its best efforts to identify and describe all potential conflicts of interest which may be present under this heading and elsewhere in this Prospectus and the Exhibits attached hereto. Prospective investors should consider that the General Partner intends to assert that Partners have, by subscribing to the Partnership, consented to the existence of such potential conflicts of interest as are described in this Prospectus and the Exhibits, in the event of any claim or other proceeding against the General Partner, any principal of the General Partner, the CTAs, any Principal of the CTAs, the Partnership's FCM, or any principal of the FCM, the Partnership's IB or any principal or any Affiliate of any of them alleging that such conflicts violated any duty owed by any of them to said subscriber. Specifically, the Selling Agent is Affiliated with the principal of the General Partner and, therefore, no independent due diligence of the Partnership or the General Partner will be made by a National Association of Securities Dealers, Inc. member.

GENERAL PARTNER, THE CTAs, AND THEIR PRINCIPALS MAY PREFERENTIALLY MANAGE EQUITY FOR THEMSELVES AND OTHERS

The right of both Ms. Shira Del Pacult, the principal of the General Partner, and the General Partner to manage and the actual management by the CTAs of accounts they or their Affiliates own or control and other commodity accounts and pools presents the potential for conflicts of interest. There is no limitation upon the right of Ms. Pacult, the General Partner, the CTAs, or any of their Affiliates to engage in trading commodities for their own account.
It is possible for these persons to take their positions in their personal accounts prior to the orders they know they are going to place for the money they manage for others. The General Partner will obtain representations from all of these persons and their Affiliates that no such prior orders will be entered for their personal accounts. The Partnership's CTAs will be effecting trades for their own accounts and for others (including other commodity pools in competition with this Pool) on a discretionary basis. It is possible that positions taken by the CTAs for other accounts may be taken ahead of or opposite positions taken on behalf of the Partnership. The General Partner and its principal, should they form other commodity pools, and the CTAs may have financial incentives to favor other accounts over the Partnership. In the event the General Partner, its principal, or any CTA, or any of their principals trade for their own account, such trading records shall not be made available for inspection. The General Partner does not presently intend to engage in trading for its own account; however, the principal of the General Partner does trade for her own account. The CTAs also intend to trade for their own accounts. Any trading for their personal accounts by the General Partner, any commodity trading advisor selected to trade for the Partnership or any of their principals could present a conflict of interest in regard to position limits (i.e., a trader may legally only take a set number of positions in all of its accounts combined), timing of the taking of positions, or other similar conflicts. The result to the Partnership would be a reduction in the potential for profit should the entry or exit of positions be at unfavorable prices by virtue of position limits or entry of other trades in front of the Partnership trades by the General Partner or CTAs responsible for the management of the Partnership.

POSSIBLE RETENTION OF VOTING CONTROL BY THE GENERAL PARTNER MAY LIMIT PARTNERS' ABILITY TO CONTROL CERTAIN ISSUES

There is no limit upon the number of Units in the Partnership the General Partner and its principal and Affiliates may purchase, and it is possible, though unlikely, that the General Partner and its Affiliates could purchase sufficient Units in the Fund to retain voting control. It will be possible for them to vote, individually or as a block, to create a conflict with the best interests of the Partnership. Such voting control may limit the ability of the Limited Partners to achieve a majority vote on such issues as amendment of the Limited Partnership Agreement, change in the basic investment policy of the Partnership, dissolution of the Partnership or the sale or distribution of the Partnership's assets. However, since the General Partner is not entitled to vote on questions related to its removal, that possibility does not present a conflict of interests to the partnership.

GENERAL PARTNER TO REMAIN AGAINST POSSIBLE BEST INTEREST OF PARTNERSHIP

The General Partner's financial interest in the operation of the Partnership in the form of the 3% management fee, creates a disincentive for it to voluntarily replace itself, even if such replacement would be in the best interest of the Partnership.

FEES AND CHARGES TO THE PARTNERSHIP NOT NEGOTIATED AND MAY DISCOURAGE PROFITABLE TRADING

The three percent (3%) management fee to the General Partner and the amount of the fixed commission of nine percent (9%) per year in lieu of round-turn brokerage commissions, payable to the IB that is Affiliated with the principal of the General Partner, have not been negotiated at arm's length. The General Partner has a conflict of interest between its responsibility to manage the Partnership for the benefit of the Limited Partners and the General Partner's interest in receiving the management fee and the IB Affiliated with the principal of the General Partner receiving the difference between the fixed commission charged the Partnership and the actual transaction costs incurred by the FCM as a result of the frequency of trades entered by the CTAs. See "Charges to the Partnership". The General Partner will select the CTAs to manage the Partnership assets and the CTAs determine the frequency of trading. Because the IB Affiliated with the General Partner will receive the difference between the brokerage commissions and other costs which will be paid on behalf of the Partnership and the fixed commission, the General Partner's best interests are served if it selects trading advisors which will trade the Partnership's equity assigned to them in a way to minimize the frequency of trades to maximize the difference between the fixed commission and the round-turn commissions and other costs to trade charged by the FCM; i.e., it is in the best interest of the General Partner to reduce the frequency of trading rather than concentrate on the expected profitability of the CTAs without regard to frequency of trades. This conflict is offset by the fact the General Partner does not select any of the trades and the CTAs are paid an incentive of 15% of New Net Profits, or those Profits for each quarterly period that the net value of the trading equity at the end of such quarterly period for a CTA exceeds the highest previous quarterly net value of the trading equity for that CTA. The arrangements between the General Partner and the Partnership with respect to the payment of the commissions are consistent in cost with arrangements other comparable commodity pools have made to clear their trades. The General Partner has, however, assumed the risk of frequency of trading, up to a maximum of three times the normal rate by the CTAs and has assumed all liability for the payment of trailing commissions.

CONFLICTS OF INTEREST IN THE PARTNERSHIP STRUCTURE

Certain actual and potential conflicts of interest do exist in the structure and operation of the Partnership which must be considered by investors before they purchase Units in the Partnership. See "Risk Factors", "Conflicts of Interest", and the Limited Partnership Agreement attached as Exhibit A to the Prospectus. Specifically, the principal of the General Partner is also a principal of Futures Investment Company ("FIC"), the IB and Selling Agent. It would therefore be unlikely for the General Partner to replace FIC as the IB as it receives 9% in fixed commissions from the Partnership to pay round-turn brokerage commissions and trailing commissions. It would also be unlikely for the General Partner to dismiss FIC as the Selling Agent as it receives 6% trailing commissions from the IB. In addition, due to the Selling Agent's affiliation with the principal of the General Partner, no independent due diligence of the offering will be conducted for the protection of the investors. The General Partner has taken steps to insure that the Partnership equity is held in segregated accounts at the banks and futures commission merchant selected and has otherwise assured the Selling Agent that all money on deposit is in the name of and for the beneficial use of the Partnership.

THE PARTNERSHIP WILL ENGAGE MULTIPLE CTAs

The General Partner has sole and absolute discretion over the selection of the CTAs. As each CTA will trade independently of the others, the CTAs may compete for similar positions or take positions opposite each other, which may limit the profitability of the Partnership. If a CTA is replaced, the new CTA will receive incentive fees based upon the date of the allocation of equity to that CTA, regardless of the profitability of the previous CTA. As incentive fees are paid with respect to the individual performance of each CTA, it is possible for the Partnership to experience a net loss and be required to pay out incentive fees.


GENERAL PARTNER MAY DISCOURAGE REDEMPTIONS

The General Partner has an incentive to withhold distributions and to discourage Redemption because the General Partner receives compensation based on the Net Asset Value of the Partnership.

CTAs MAY ENGAGE IN HIGH RISK TRADING TO GENERATE INCENTIVE FEES

As a general rule, the greater the risk assumed, the greater the potential for profit. Because the CTAs are compensated by the General Partner based on 15% of the New Net Profit of the Partnership, it is possible that the CTAs will select trades which are otherwise too risky for the Partnership to assume to earn the 15% incentive fee on the profit should that ill-advised speculative trade prove to be profitable.

IB AFFILIATED WITH THE GENERAL PARTNER WILL RETAIN A SHARE OF THE COMMISSIONS AND IS NOT LIKELY TO BE REPLACED

The Partnership will pay a fixed brokerage commission of 9% per year, payable monthly to Futures Investment Company, an introducing broker Affiliated with the General Partner, upon the assets assigned by the General Partner for trading. Futures Investment Company will retain so much of the fixed brokerage commission as remains after payment of the round turn brokerage commissions to the Futures Commission Merchant and the 6% per year trailing commissions to the associated persons who service the Partners' accounts in the Partnership. Because the principal of the General Partner, Ms. Shira Pacult, is also a principal in the IB and the Selling Agent, there is a likelihood that the Partnership will continue to retain the IB even though other IB's may be available to provide better service to the Partners and their accounts.

NO RESOLUTION OF CONFLICTS PROCEDURES

As is typical in many futures partnerships, the General Partner has not established formal procedures, and none are expected to be established in the future, to resolve the potential conflicts of interest which may arise. It will be extremely difficult, if not impossible, for the General Partner to assure that these and future potential conflicts will not, in fact, result in adverse consequences to the Partnership or the Limited Partners. The foregoing list of risk factors and conflicts of interest is complete as of the date of this Prospectus, however, additional risks and conflicts may occur which are not presently foreseen by the General Partner. Investors are not to construe this Prospectus as legal or tax advice. Before determining whether to invest in the Units, potential investors should read this entire Prospectus, including the Limited Partnership Agreement attached as Exhibit A and the subscription agreement, and consult with their own personal legal, tax, and other professional advisors as to the legal, tax, and economic aspects of a purchase of Units and the suitability of such purchase for them. See "Investor Suitability".

INTERESTS OF NAMED EXPERTS AND COUNSEL

The General Partner has employed The Scott Law Firm, P.A. to prepare this Prospectus, provide certain tax advice and opine upon the legality of the issuance of the Units. Neither the Law Firm, nor its principal, nor any accountant or other expert employed by the General Partner to render advice in connection with the preparation of the Prospectus or any documents attendant thereto, have been retained on a contingent fee basis nor do they have any present interest or future expectation of ownership in the Partnership or its General Partner or the Selling Agent or the CTAs or the IB or the FCM.

THE PARTNERSHIP AND FUTURES INVESTMENT COMPANY SHARE THE SAME ADDRESS

Both the Partnership and the Introducing Broker/Selling Agent, FIC currently are located at 5916 N. 300 West, Fremont, IN 46737. It is possible, though unlikely, that mail correspondence, files, or other materials belonging to or intended for the Partnership could become intermixed with like items belonging to or intended for FIC. To prevent this from occurring, strictly separate mail receipt and files will be maintained for both entities.

      MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

THE PARTNERSHIP - GENERAL PARTNER - BOOKS AND RECORDS

Atlas Futures Fund, Limited Partnership, (the "Partnership"), was organized under the Delaware Uniform Limited Partnership Act as of January 12, 1998.
The principal office of the Partnership is located at 5916 N. 300 West, Fremont, IN 46737. Its telephone number is (219) 833-1306 and facsimile number is (219) 833-4411. The Partnership will terminate at 11:59 p.m. on January 12, 2019, or upon an event causing an earlier termination as set forth in the Limited Partnership Agreement. See Exhibit A - "Termination of the Partnership".

The Partnership is managed by its General Partner, Ashley Capital Management, Inc., a Delaware corporation, incorporated on October 15, 1996 (the "General Partner" and "Commodity Pool Operator"). The Partnership will not have officers or employees and, therefore, there is no report of executive compensation in this Prospectus. The General Partner's principal office is c/o Corporate Systems Inc., 101 North Fairfield Drive, Dover, Kent County, DE 19901. Ms. Shira Del Pacult is the sole principal, shareholder, director, and officer of the General Partner and has no ownership in any of the CTAs or the selling broker dealer. Mr. Michael Pacult, Ms. Pacult's husband, will have no ownership or role in the management of the General Partner, but will be an associated person, officer and fifty percent shareholder in the Affiliated Introducing Broker and Selling Agent, Futures Investment Company, which will be paid the fixed brokerage commissions by the Partnership. Mr. Pacult is expected to sell Units in the Partnership. The principal of the General Partner has over fifteen years of experience in the sale of commodity pool interests for other pool operators and the management of individual managed commodity accounts, and is the principal of the general partner of both another public commodity pool, Fremont Fund, Limited Partnership and a privately offered commodity pool, Auburn Fund, Limited Partnership.

The books and records for the Partnership will be maintained for six years at 5916 N. 300 West, P. O. Box C, Fremont, Indiana 46737. A duplicate set of the books will be maintained by Mr. James Hepner, Certified Public Accountant, 1824 N. Normandy, Chicago, IL 60635, (773) 804-0074. Mr. Hepner will also prepare the Form K-1s for the Partnership. The General Partner will serve as tax partner for the Partnership. Frank L. Sassetti, & Co., 6611 West North Avenue, Oak Park, IL 60302 will conduct the annual audit of the Partnership and its General Partner and also prepare the Partnership tax returns.

THE COMMODITY TRADING ADVISORS


The General Partner has initially selected four independent commodity trading advisors ("CTAs") to conduct trading on behalf of the Partnership, each of which will be assigned 25% of the total trading equity. They are Ansbacher Investment Management, Inc., Commoditech, Inc., Rosenbery Capital Management, Inc., and EPIC Trading. The General Partner has provided the CTAs with a revocable power of attorney pursuant to the terms of an advisory contract between the Partnership and the CTAs to trade the account or accounts of the Partnership assigned by the General Partner to the CTAs to trade. The markets to be traded, the location of those markets, the size of the position to be taken in each market, the timing of entry and exit in a market are within the sole judgment of the CTAs.


THE ADVISORY CONTRACTS AND POWERS OF ATTORNEY

The General Partner will assign a portion of the Partnership assets to the CTAs it selects to trade. The terms of this assignment of assets is governed by Advisory Contracts and Powers of Attorney signed by each CTA. See Exhibits F, G, H, and I. The Advisory Contracts and Powers of Attorney granted by the Partnership to the CTAs is terminable upon immediate notice by either party to the other. Accordingly, neither party can rely upon the continuation of the Advisory Contracts and Powers of Attorney. Should the Partnership prove to be profitable it is unlikely the General Partner will terminate the Powers of Attorney granted to the CTAs responsible for the production of those profits.

BUSINESS OBJECTIVE AND EXPENSES

The General Partner organized the Partnership to be a commodity pool, as that term is defined under the Commodity Exchange Act, to trade exchange listed futures and options contracts and non-listed forward contracts and options to produce profits to the investors in the Partnership. The General Partner is authorized to do any and all things on behalf of the Partnership incident thereto or connected therewith. See Article II of the Limited Partnership Agreement, attached as Exhibit A. The plan of operation is for the General Partner to employ independent investment management to conduct this trading.

The Partnership is not expected to engage in any other business. The objective of the Partnership is to achieve the potentially high rates of return which are possible through speculative trading in the contracts and in the markets identified in "The Commodity Trading Advisors". The General Partner intends to allocate substantially all of the Partnership Capital to conduct this trading with the CTAs identified in "The Commodity Trading Advisors". The CTAs have advised that they intend to allocate between 20% and 30% of the Capital assigned to them to trade to margin and secure the trading positions they select. There can be no assurance that the Partnership will achieve its business objectives, be able to pay the costs to do business, or avoid substantial trading losses.

In that regard, the Partnership is subject to substantial fixed charges. The General Partner will be paid a management fee of three percent (3%) of the Net Assets of the Partnership; in addition, the CTAs will be paid a three percent (3%) management fee upon the equity assigned to them, and the Partnership will pay to the IB fixed brokerage commissions of nine percent (9%) of assets assigned by the General Partner for trading. Accordingly, to redeem a Unit at the original face value at the end of the first twelve months of trading and avoid a loss, the Partnership will need to generate, annually, interest income and gross trading profits of 30.4%, which includes the fixed costs of administration, which are estimated by the General Partner to be approximately $23,000 per year, ($5,000 for legal fees and $18,000 for accounting and audit fees), Offering Expenses estimated to be $47,000, and Organizational Expenses of $5,000, amortized on a straight line method over 60 months. The General Partner has advanced the Offering Expenses but will be reimbursed for such expenses from the gross proceeds of the Offering from the break of Escrow at the time of the Initial Closing. Upon admission of subsequent Partners to the Partnership, a charge will be made to such newly admitted Partners equal to their pro-rata share of the Offering Expenses which will be credited to the Capital Accounts of the prior admitted Partners to reimburse them for the Offering Expenses they advanced.

Below is a chart setting forth expenses during the first twelve full months of the Partnership's operations. All interest income will be paid to the Partnership. The chart below assumes that the Partnership's Unit value remains at $1,000 during the first 12 months of the Partnership's operations.

                            Expenses per Unit
                for the First 12-Month Period of Operations

                                                 Minimum        Maximum
Gross Units Sold                              $ 700,000.00   $7,000,000.00
Selling Price per Unit (1)                      $ 1,000.00      $ 1,000.00
 Selling Commission (1)                            $ 60.00         $ 60.00
 Offering and Organizational Expenses (2)            68.57            6.86
 General Partner's Management Fee                    30.00           30.00
Trading Advisors' Management Fees (3)                30.00           30.00
 Trading Advisors' Incentive Fees on
   New Net Profits (4)                               45.63           34.74
 Brokerage Commissions and Trading Fees (5)          90.00           90.00
 Redemption Fee (6)                                  40.00           40.00
 Less Interest Income (7)                           (60.00)         (60.00)

Amount of Trading Income Required for the
 Partnership's Net Unit Value (Redemption
 Value) at the End of One Year to Equal the
 Selling Price per Unit (8)                       $ 304.20        $ 231.60

 Percentage of Initial Selling Price per Unit        30.4%           23.2%

Explanatory Notes:

(1) Investors will initially purchase Units at $1,000 per Unit. After the commencement of trading, Units will be purchased at the Partnership's month-end Net Unit Value. A 6% sales commission will be deducted from each subscription.

(2) The Partnership will reimburse the General Partner for Offering Expenses, estimated to be a total of $47,000, from the gross proceeds of the offering at the time of the break of Escrow for the sale of the Minimum. The Partnership will also reimburse the General Partner for $5,000 in Organizational Expenses to be amortized on a straight line method over the first 60 months of the Partnership's operation. Upon admission of subsequent Partners to the Partnership, a charge will be made to such newly admitted Partners equal to their pro-rata share of the Offering Expenses which will be credited to the Capital Accounts of the prior admitted Partners to reimburse them for the Offering Expenses they advanced. Offering and Organizational Expenses includes all Offering Expenses of $47,000 and one fifth ($1,000, or 12 months' worth) of the Organizational Expenses. The Partnership's actual accounting, auditing, legal and other operating expenses will be borne by the Partnership and are included in the $47,000 in Offering Expenses.

(3) The Partnership's CTAs will be paid a total monthly management fee of 1/4 of 1% of the trading equity allocated to them.

(4) Each CTA will receive an incentive fee of 15% of New Net Profits each quarter earned upon the trading equity assigned to him to trade. The $45.63 of incentive fees shown above is equal to 15% of total trading income of $304.20 adjusted to earn sufficient income to return the original $1,000 to the investor upon Redemption at the end of the first year without computation of incentive fee upon the interest earned or the incentive fee to be paid and without reduction for brokerage commissions and after payment of management fees to the General Partner and the CTAs.

(5) Brokerage commissions and trading fees are fixed at 9% of assets assigned by the General Partner for trading. For purposes of this calculation, the assumption is that all equity will be made available to the CTAs to trade.

(6) The Redemption Fee of 4% is computed upon the assumed $1,000 value of the Redemption at the end of the first year.

(7) The Partnership will earn interest on margin deposits with its Futures Commission Merchant and Bank Deposits. Based on current interest rates, interest income is estimated at 6% of the Net Assets of the Partnership.

(8) This computation assumes there will be no claims or extra-ordinary expenses during the first year.

THE ABOVE PRESENTATION DOES NOT CONSTITUTE REPRESENTATION BY THE PARTNERSHIP AS TO THE ACTUAL OPERATING EXPENSES OR INTEREST INCOME OF THE PARTNERSHIP. THERE CAN BE NO ASSURANCE THAT THE EXPENSES TO BE INCURRED BY THE PARTNERSHIP WILL NOT EXCEED THE AMOUNTS AS PROJECTED OR THAT THERE WILL BE NO OTHER EXPENSES.

In addition, Partners will be required to pay Federal, state and local taxes upon income, if any, in the year earned by the Partnership, although there will be no expectations of distributions of income during that, or any other, year. Accordingly, the purchase of Units in the Partnership is intended to be a long-term investment. Neither the General Partner nor any other person has made any promise or guarantee that the Partnership will be profitable or otherwise meet its objectives. The General Partner has made no guarantee that the Partnership will break even or produce any other rate of return per year. All interest income earned upon the Capital of the Partnership will be paid to the Partners in their pro rata share determined by the amount of Capital each Partner, including the General Partner, has contributed to the Partnership. The current rate of interest income expected is approximately 6% per year.
The General Partner estimates that 20% to 30% of total Capital, as that term is defined in Exhibit A, will be used for margin purposes each year. The specific futures contracts to be traded, the exchanges and forward markets, and the trading methods of the CTAs selected are identified in "The Commodity Trading Advisors".

SECURITIES OFFERED

Atlas Futures Fund, Limited Partnership (the "Partnership") will offer and sell Limited Partnership interests in the Partnership which will have pro rata rights to profit and losses with all other owners equal to the Capital they have contributed but Limited Partners will have limited obligations to pay the debts of the Partnership in excess of their contribution to Capital plus their undistributed profits, less losses. The Limited Partners will not be exposed to payment of debts of the Partnership in excess of their Capital contributions; provided, however, in the event the Limited Partners were to receive distributions which represent a return of Capital, such distributions, in the event of insolvency of the Partnership, would have to be returned to pay Partnership debts. In addition, these interests will have no voice in the day to day management of the Partnership. They will have the right to vote on Partnership matters such as the replacement of the General Partner. See the Partnership Agreement attached as Exhibit A.

These Limited Partnership interests are defined as the units (the "Units") which are offered for sale for One Thousand Dollars ($l,000) per Unit. This sales price per Unit was arbitrarily set by the General Partner without regard to expected earnings and does not represent present or projected market or Redemption value. Funds with respect to subscriptions received prior to the commencement of trading operations by the Partnership (and not rejected by the General Partner) will be deposited and held in a separate escrow account (the "Escrow Account") in the name of the Partnership at Star Financial Bank, 2004
N. Wayne St., Angola, IN 46703 (the "Escrow Agent"). If the General Partner has not accepted subscriptions for the 700 Units (the "Minimum") before the lapse of one year from the date of this Prospectus, (the "Initial Offering Period"), this offering will terminate and all documents and amounts deposited to the Escrow Account by subscribers will be returned, plus interest and without deduction for any commissions, fees or costs. Upon the sale of the Minimum, the Partnership will commence trading. The remaining 6,300 Units will be offered for sale at a price per Unit equal to the Net Unit Value as of the close of trading on the effective date of such purchase, which will be the close on the last business day of the month in which the General Partner accepts a duly executed Subscription Agreement and capital contribution from the subscriber. No escrow will be utilized for Units sold after the sale of the Minimum. All subscriptions are irrevocable and subscription payments, after the statutory withdrawal period, if any, which are accepted by the General Partner, and either deposited in the Escrow Account or in the Partnership account, may not be withdrawn by subscribers. Although a maximum of $7,000,000 of Units are offered hereby, the Limited Partnership Agreement authorizes the General Partner to sell additional Units and there is, therefore, no maximum aggregate number or contribution for Units which may be offered or sold by the Partnership. There cannot be any assurance that the Minimum Units or any additional Units will be sold and the General Partner is authorized, in its sole discretion, to terminate this, or any future, offering of Units.

MANAGEMENT'S DISCUSSION

This is the first offering of the Partnership's Limited Partnership Interests (the "Units"). The Limited Partnership Agreement permits future offerings of Units after the close of this offering. The Partnership has not commenced operations and none will commence until after the sale of 700 Units, $700,000 in face amount, before commissions, (the "Minimum") are sold and the Escrow is terminated. The Partnership has no prior operating history and, therefore, there is no discussion of results of operations.

The Partnership will raise capital only through the sale of Units offered pursuant to this and future offerings, if any, and does not intend to raise money for any purpose through borrowing. The Partnership will make certain capital expenditures, such as for the preparation of this Prospectus and other expenditures to qualify the Units for sale, and for office equipment, and expects to allocate all of its capital not used to pay those capital and operating expenses to trading and other investments. There is no report of executive compensation in this Prospectus as the Partnership will not have any directors, officers or employees; furthermore, the Partnership will conduct all of its business through the General Partner.

The General Partner has authorized the IB to select Vision Limited Partnership to serve as the futures commission merchant (the "FCM") to hold the funds allocated to the Commodity Trading Advisors to trade. On a daily basis, the FCM will transmit a computer run or facsimile transmission to the General Partner which will depict the positions held, the margin allocated and the profit or loss on the positions from the date the positions were taken. The General Partner will review these transmissions and based upon that review will determine and, with the advice of the CTAs, will make appropriate adjustments to the allocation of trading equity; provided, however, only the CTAs will make specific trades and determine the number of positions taken and the timing of entry and departure from the markets based upon the amount of equity available to trade.

Most United States commodity exchanges limit fluctuations in commodity futures contracts prices during a single day by regulations referred to as "daily price fluctuation limits" or "daily limits". Once the price of a futures contract has reached the daily limit for that day, positions in that contract can neither be taken nor liquidated. Commodity futures prices have occasionally moved to the daily limit for several consecutive days with little or no trading. Similar occurrences could prevent the Partnership from promptly liquidating unfavorable positions and subject the Partnership to substantial losses which could exceed the margin initially committed to such trades. In addition, even if commodity futures prices have not moved the daily limit, the Partnership may not be able to execute futures trades at favorable prices, if little trading in such contracts is taking place or the price move in a futures or forward contract is both sudden and substantial. Other than these limitations on liquidity, which are inherent in the Partnership's proposed commodity futures trading operations, the Partnership's assets are expected to be highly liquid.

Once the Minimum is sold and the Partnership commences operations, except for payment of offering and other expenses of the Partnership, the General Partner is unaware of any (i) anticipated known demands, commitments or required capital expenditures; (ii) material trends, favorable or unfavorable, which will effect its capital resources; or (iii) trends or uncertainties that will have a material effect on operations. From time to time, certain regulatory agencies have proposed increased margin requirements on commodity futures contracts. Because the Partnership generally will use a small percentage of assets for margin, the Partnership does not believe that any increase in margin requirements, as proposed, will have a material effect on the Partnership's proposed operations. Management cannot predict whether the Partnership's Net Unit Value will increase or decrease. Inflation is not projected to be a significant factor in the Partnership's operations, except to the extent inflation influences futures' prices.

FIDUCIARY RESPONSIBILITY OF THE GENERAL PARTNER

The General Partner has a fiduciary responsibility to the Limited Partners to exercise good faith and fairness in all dealings affecting the Partnership.
In the event that a Limited Partner believes the General Partner has violated such fiduciary duty to the Limited Partners, a Limited Partner may seek legal relief for such Limited Partner or on behalf of the Partnership under applicable laws, including Delaware partnership and applicable Federal and state securities laws, to recover damages from or require an accounting by the General Partner. The Partnership Agreement conforms with the Uniform Limited Partnership Act for the State of Delaware in regard to the definition of the fiduciary duties of the General Partner.

In addition, Partners are afforded certain rights to institute reparations proceedings under the Commodity Exchange Act for violations of such Act or of any rule, regulation or order of the CFTC by the General Partner, the CTAs selected and the Introducing Broker and the Futures Commission Merchant. For example, excessive trading of the Partnership's account may constitute a violation of such Act. A Limited Partner may also institute legal proceedings in court for excessive trading and may have a right to institute legal proceedings in court for certain violations of applicable laws, including the Commodity Exchange Act or rules, regulations or orders of the CFTC. The General Partner will have certain defenses to claims that it is liable merely because the Partnership lost money or otherwise did not meet its business objectives. For example, the General Partner will not be liable for actions taken in good faith and exercise of its best business judgment.

Also, the responsibility of a general partner to other partners is a changing area of the law and Limited Partners who have questions concerning the responsibilities of the General Partner should, from time to time, consult their own legal counsel.

INDEMNIFICATION

The Limited Partnership Agreement provides that the General Partner shall not be liable, responsible or accountable in damages or otherwise to the Partnership or any of the Limited Partners for any act or omission performed or omitted by the General Partner and which the General Partner determines, in good faith, to be within the scope of authority and in the best interest of the Partnership, except when such action or failure to act constitutes willful misconduct or a breach of the Federal or state securities laws related to the sale of Units. The Partnership shall defend, indemnify and hold the General Partner harmless from and against any loss, liability, damage, cost or expense (including attorneys' and accountants' fees and expenses incurred in defense of any demands, claims or lawsuits) actually and reasonably incurred and arising from any act, omission, activity or conduct undertaken by or on behalf of the Partnership and within the scope of authority granted the General Partner by the Limited Partnership Agreement, including, without limitation, any demands, claims or lawsuits initiated by another Partner. Applicable law provides that such indemnity shall be payable only if the General Partner (a) determined, in good faith, that the act, omission or conduct giving rise to the claim for indemnification was in the best interests of the Partnership, and (b) the act, omission or activity that was the basis for such loss, liability, damage, cost or expense was not the result of negligence or misconduct, and (c) such liability or loss was not the result of negligence or misconduct by the General Partner, and (d) such indemnification or agreement to hold harmless is recoverable only out of the assets of the Partnership and not from the Partners, individually.

In addition, the indemnification of the General Partner in respect of any losses, liability or expenses arising from or out of an alleged violation of any Federal or state securities laws are subject to certain legal conditions. Those conditions presently are that no indemnification may be made in respect of any losses, liabilities or expenses arising from or out of an alleged violation of Federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the General Partner or other particular indemnitee, or (ii) such claim has been dismissed with prejudice on the merits by a court of competent jurisdiction as to the General Partner or other particular indemnitee, or (iii) a court of competent jurisdiction approves a settlement of the claims against the General Partner or other particular indemnitee and finds that indemnification of the settlement and related costs should be made, provided, before seeking such approval, the General Partner or other indemnitee must apprise the court of the position against such indemnification held by the SEC and the securities administrator of the state or states in which the plaintiffs claim they were offered or sold Units in regard to indemnification for securities laws violations. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the General Partner pursuant to the indemnification provisions in the Limited Partnership Agreement, or otherwise, the General Partner has been advised that, in the opinion of the SEC and the various state administrators, such indemnification is against public policy as expressed in the Securities Act of 1933 and the North American Securities Administrators Association, Inc. commodity pool guidelines and is, therefore, unenforceable.

The clearing agreement to clear the trades made between the Partnership and Vision Limited Partnership, at paragraph 20, provides for indemnification from the Partnership to Vision Limited Partnership, including reasonable outside and in-house attorney's fees, incurred by Vision Limited Partnership arising out of any failure of the Partnership to perform its duties under the clearing agreement.

The General Partner has indemnified the Managing Dealer, Futures Investment Company, and expects to indemnify any other Selling Agents it selects that there are no misstatements or omissions of material facts in this Prospectus.

RELATIONSHIP WITH THE FCM AND THE IB


The General Partner has initially engaged Futures Investment Company as the sole introducing broker (the "IB") to the Partnership to facilitate negotiations with the futures commission merchant (the "FCM") with respect to the round turn commission rates incurred through trading via the CTAs. Ms. Pacult, the President and sole stockholder of the General Partner, is also a stockholder, director and officer of the IB. Accordingly, the General Partner is Affiliated with the IB. The IB has engaged Vision Limited Partnership to act as the sole FCM for the Partnership. The General Partner believes the rates to be charged to the Partnership by the IB for fixed commissions are competitive. In that regard, the General Partner is obligated by the NASAA guidelines to obtain the best commission rates available to the Partnership. Accordingly, the General Partner is free to select any substitute or additional futures commission merchants or introducing brokers at any time, for any reason, although it has a conflict in regard to the IB because of the Affiliation with the principal of the General Partner. The FCM and the IB may act for any other commodity pool for which the General Partner or Ms. Pacult, individually, as the case may be, will act, in the future, as general partner. Ms. Pacult is already the principal of the general partner of both another public commodity pool, Fremont Fund, Limited Partnership and a privately offered commodity pool, Auburn Fund, Limited Partnership. It is possible for the General Partner and any other commodity pools to obtain rates from the IB that are more favorable to such other accounts than the fixed commissions in lieu of round-turn commissions charged by the IB to the Partnership.


The FCM has tentatively established the per round-turn commission rate to be paid by the IB for trades made by the Partnership at $11.00 per round-turn for US markets plus US floor brokerage fees of $2.50 and Exchange and NFA fees of $1.10 for Chicago markets and $2.70 for New York Markets. An additional $2.50 to $12.50 per round-turn will be charged for foreign markets plus Globex fees which are expected to range from $5.20 to $15.20 per round-turn. All of these costs will be paid by FIC from the 9% per year fixed commissions paid by the Partnership. Additionally, FIC will cover any such costs should they exceed the fixed commission. The FCM will credit the Partnership with interest at the prevailing rate on 100% of the available balances maintained in the Partnership accounts.

RELATIONSHIP WITH THE CTAs

The Commodity Trading Advisors will be effecting trades for their own accounts and for others on a discretionary basis. They may employ trading methods, policies and strategies for others which differ from those employed for the Partnership and, as a consequence, such accounts may have trading results which are different (which could be better or worse) from those experienced by the Partnership. A potential conflict of interest arises in such cases in that it is possible that positions taken by the CTAs may be taken ahead of or opposite positions taken on behalf of the Partnership. See definitions in Appendix I for "Taking Positions Ahead of the Partnership". Where in any case trades are identical with respect to the Partnership and other accounts of the CTAs and where prices are different, the CTAs have informed the General Partner that, pursuant to CFTC Regulation 421.03, such Commodity Trading Advisor will utilize the "Average Price System" for those futures and options contracts where its use is authorized. See definitions in Appendix I for "Average Price System". The Commodity Trading Advisors have also informed the General Partner that where the Average Price System is not available, trades will be filled (both purchases and sales) in order based on the numerical account numbers, with the lowest price (on both purchases and sales) allocated to the lowest account number and in numerical matching sequence, thereafter.

The past, present, and future trading methods to be utilized by the CTAs are proprietary in nature and will not be disclosed to the Partners. No notice will be given by the CTAs of any changes they may make in their trading methods to the Partners. See "Risk Factors, No Notice of Trades or Trading Method".

RISK CONTROL

The General Partner has obtained the commitment from the FCM that a report, as of the close of each business day, of the equity used for margin to hold the trades selected by the CTAs will be sent to the General Partner by overnight facsimile or computer transmission before the opening of trading on the next business day to permit the General Partner to review the percentage of equity used for margin and losses, if any. In the event the Net Unit Value falls to less than fifty percent (50%) of the Net Unit Value established by the greater of the initial offering price of one thousand dollars ($1,000), less commissions and other charges, or such higher value earned after payment of the incentive fee for the addition of profits, the General Partner shall immediately suspend all trading, provide immediate notice as provided in the Partnership Agreement to all Partners of the reduction in Net Unit Value and afford all Partners the opportunity, for fifteen (15) days after the date of such notice, to Redeem their Units in accordance with the provisions of Article IX, Sections 9.5 and 9.6. No trading shall commence until after such fifteen day period. See Exhibit A attached.

                      CHARGES TO THE PARTNERSHIP

Investors in the Partnership will pay the cost of operation of the Partnership. These charges are described in narrative form and in the chart which follows this narrative. This prospectus discloses all compensation, fees, profits and other benefits (including reimbursement of out-of-pocket expenses) which the General Partner and its affiliates will earn in connection with the offering. Most of the charges to the Partnership were not the result of arm-length bargaining but rather were determined by the General Partner, its principal and their affiliates.

COMPENSATION OF GENERAL PARTNER

The General Partner will be paid an annual management fee of three percent (3%) of the Net Asset Value of the Partnership payable at the end of each month (1/4 of 1%).

The General Partner will receive an allocation of New Net Profit of fifteen percent (15%) on the trading accounts assigned to the CTAs, which will be paid directly to them. New Net Profits, as used herein, means the increase, if any, in the net value of the trading equity of a CTA due to trading activity at the end of each respective quarterly period over the net value of the trading equity at the end of the highest previous quarterly period.

MANAGEMENT FEE AND INCENTIVE FEES TO THE CTAs


In addition to the management fee to the General Partner and the 9% fixed commission, the Partnership will pay a management fee to the CTAs at the annual rate of three percent (3%), payable at the rate of one-fourth of one percent (1/4 of 1%) per month of the equity on deposit at the future commission merchant or merchants allocated to them to trade, computed and paid from said accounts to the CTAs. The Partnership also will be obligated to bear certain other periodic operating, fixed, and extra-ordinary expenses of the Partnership including, but not limited to, legal and accounting fees, defense and payment of claims, trading and office expenses, and sales charges. The Partnership will also pay to the General Partner an allocation of profit earned in the accounts assigned to each CTA of fifteen percent (15%) of the New Net Profit for each CTA which produced a New Net Profit. The General Partner will be responsible for payment of all incentive fees to the CTAs.
New Net Profits, as used herein, means the increase, if any, in the net value of the trading equity for a CTA due to trading activity at the end of each respective quarterly period over the net value of the trading equity for that CTA at the end of the highest previous quarterly period. The net value of the trading equity assigned to each CTA, as of the close of business on the last business day of each month, determined before accrual of any incentive fee payable to a CTA, shall be used to compute the management and incentive fees to each CTA. The calculation of New Net Profits shall be adjusted to eliminate the effect thereon resulting from new subscriptions for Units received, if any, or Redemptions made, if any, during the month, and shall be decreased by any Capital, interest or other income earned on Partnership assets during the month which are not directly assigned to the CTAs to trade and are not related to such trading activity and regardless of whether such assets are held separately or in a margin account. These fees shall be payable by the Partnership, as to the management fee, or by the General Partner, as to the incentive fee, to each CTA within ten (10) business days after the close of the applicable accounting period. If a CTA should make trades which incur a net loss during any quarter, such loss will be carried forward for purposes of calculating the incentive fee to that CTA and will be charged against the net value of the CTA's assigned trading equity of any succeeding quarterly period. No incentive fee will be payable to a CTA until such losses have been offset by New Net Profits in such succeeding quarters. Because incentive fees are calculated separately for each CTA, it is possible that one or more CTAs may receive incentive fees, though the Partnership experiences a net loss due to trading losses created by the remaining CTA(s). In no event may a modification of the compensation to be paid to the CTA result in an incentive fee exceeding the above amount and any new contract with the CTA must carry forward all losses attributable to the CTA. For example, if in successive quarters the Partnership performance yields New Net Profits from trading activity of the funds on deposit with the FCM assigned to Ansbacher of $2,000, $8,000, ($4,000), ($3,000), $2,000, and $8,000, then the incentive fee at the rate of fifteen percent (15%) payable to him would be, respectively, $300, $1,200, $0, $0, $0, and $450.


FEES TO FUTURES COMMISSION MERCHANT AND INTRODUCING BROKER

The futures commission merchant for the Partnership is Vision Limited Partnership (the "FCM"). The Partnership will pay a fixed commission of nine percent (9%) per year, payable monthly upon the assets assigned by the General Partner for trading to Futures Investment Company (the "IB") for introducing trades through the FCM. See "The Futures Commission Merchant". The IB, will pay to the FCM all clearing costs, including the pit brokerage fees, which shall include floor brokerage, NFA fees and exchange fees. The IB will pay six percent (6%) of the fixed commissions as trailing commissions to the Broker/Dealers and introducing brokers who are qualified to provide services to the investors. See "Charges to the Partnership, Allocation of Commissions".

The IB will pay the remaining 3% to the FCM for clearing charges. The past history of the frequency of Trades by the CTAs have been at the rate of approximately 255 round turns per month for every million dollars ($1,000,000) under management. In the unlikely event any of the Commodity Trading Advisors effects round-turns of 765 or more for every million dollars ($1,000,000) in any month, the General Partner has the right, but not the obligation, to suspend trading until the commencement of the next month. This suspension of trading is to limit the exposure to loss to the IB to a defined amount determined by the maximum number of round turns the General Partner will pay to complete in any one month. Trading will automatically resume the following month subject to the same maximum of 765 trades for that and any future month. The General Partner has reserved the right to change the IB, FCM, the fixed commission rate or to have the Partnership pay a per round-turn brokerage commission, at any time in the future, with or without a change in circumstances; provided, however, the brokerage commissions so charged can not exceed (i) 80% of the published retail rate of the IB and other similar introducing brokers, plus Pit Brokerage Fees, or (ii) 14% annually of the average Net Assets excluding the Partnership assets not directly related to trading activity; this 14% shall include Pit Brokerage Fees. In addition, to protect against excessive trading, the General Partner has the right, but not the obligation, to suspend all trading by the Partnership during any month in which the CTAs collectively trade at a rate of three times their normal frequency. See "Fiduciary Responsibility of the General Partner". The Partnership will also reimburse the FCM for all delivery, insurance, storage or other charges incidental to trading and paid to third parties. The General Partner does not anticipate significant charges of this nature. The fixed commission to be paid by the Partnership is fair and reasonable to the Partnership. This is an area of judgment which depends upon the value of similar services provided by the same CTAs for managed accounts and to other pools and, to some degree, the value of similar services by other public commodity pools.

ALLOCATION OF COMMISSIONS

The General Partner, either directly or indirectly, controls the allocation of the fixed commissions and the allocation may change, from time to time, without the knowledge or consent of the Partners. The commodity brokerage commissions are to be allocated as follows: The Partnership will pay the IB, Affiliated with the General Partner, a fixed brokerage commission rate of nine percent (9%) per year, payable monthly upon the assets assigned by the General Partner for trading. The IB will negotiate a round-turn commission rate per trade with the FCM. The difference between the 9% fixed commission rate and the per round turn commission negotiated, less trailing commissions paid to the persons who sold Units in the Partnership, will be retained by the IB Affiliated with the General Partner. If the trading commissions exceed the 9% less the trailing commissions, FIC will cover the difference. The IB will pay its associated persons and individual employee-broker (associated persons) of Futures Investment Company and the other broker dealers, through whom Units are sold. Such persons will include, but not be limited to, the principal of the General Partner and the husband of the principal of the General Partner, who is an associated person of the IB which is Affiliated with the principal of the General Partner.

The IB will pay six percent (6%) per year of the fixed commission to the Broker Dealer and Associated Persons of the IB and other duly licensed entities and persons, which may include the principal of the General Partner or other principals of the IB Affiliated with it, pro rated to the value of Units sold, who have facilitated the sale of Units, as trailing commissions in exchange for services provided to the investors and the Partnership. It is important that investment in the Partnership be maintained to permit diversification of risk over a large number of investors and to allow the long-term trading strategies of the CTAs to produce the opportunity for investment in the Partnership. To accomplish these objectives will require a continuous relationship with the Limited Partners to be aware of their investment objectives and changes in circumstances, if any. Neither the General Partner nor the IB have the staff or the time to maintain this continuous contact and awareness. The IB will pay the trailing commissions to the Brokers for payment to the persons who made the sale of the Units as compensation for the effort required to maintain this continuous contact and awareness during the time the Limited Partner holds the Units. In addition the Brokers will communicate explanations of changes in operation methods, such as a changes in CTAs and results from operations, answer questions regarding the Partnership, and are expected to work to retain investment in the Partnership.

OTHER EXPENSES

The Partnership is obligated to pay legal and accounting fees, other expenses and claims. The General Partner projects the Offering Expenses of this offering to be $47,000 in addition to Organizational Expenses of $5,000 amortized on a straight line method over 60 months (see Appendix I, Offering Expenses and Organizational Expenses), and legal and accounting costs of approximately $23,000 ($18,000 for accounting and audit and $5,000 for legal) to be charged annually after the first year. In addition to management fees, incentive fees, brokerage commissions, and the actual cost of legal and audit services provided by third parties, the Partnership Agreement provides that all customary and routine administrative expenses and other direct expenses of the Partnership, will be paid by the Partnership. The General Partner will be reimbursed by the Partnership for direct expenses (such as delivery charges, statement preparation and mailing costs, telephone toll charges, and postage).

CHARGES TO THE PARTNERSHIP

The following table includes all charges to the Partnership.

Entity                         Form of Compensation                            Amount of Compensation

Entity                         Form of Compensation                            Amount of Compensation
General Partner
(Ashley Capital                Management fee                                  3% management fee of Net Asset Value
Management, Inc.)
                               Reimbursement of Offering Expenses              Reimbursement of Offering
                                                                               Expenses upon the Initial Closing

                               Reimbursement of Organizational Expenses        Reimbursement of Organizational Expenses
                                                                               amortized over 60 months

Selling Agents                 Sales Commission                                A one time charge of 6% of Gross Selling
(Futures Investment                                                            Price of Units for Selling Commissions
Company)
                               Trailing Commission                             Trailing Commissions of 6%, paid annually,
                                                                               from the 9% fixed commissions paid to the
                                                                               Introducing Broker

Introducing                    Fixed Commissions                               9% of assets assigned by General Partner for
Broker Affiliated                                                              trading, less costs to trade to FCM and less
with the General                                                               6% trailing commissions paid to Selling
Partner                                                                        Agents which will include persons Affiliated
(Vision LP)                                                                    with the General Partner Futures Commission
                                                                               Merchant

                               Round-turn commissions paid from the fixed      Brokerage Commissions negotiated with the
                               commissions paid by the Partnership             Introducing Broker;

                               Reimbursement of delivery, insurance,           Reimbursement by the Partnership of actual
                               storage and any other charges incidental to     payments to third parties in connection
                               trading and paid to third Parties               with Partnership trading

Commodity Trading Advisors     Fixed Management Fee                            3% per year of the trading equity assigned to
(Ansbacher,                                                                    each CTA
Commoditech,
Rosenbery, & EPIC              Incentive Fee                                   15% of the New Net Profits of the account for
Trading)                                                                       each quarterly period that the net value of
                                                                               the trading equity at the end of such
                                                                               quarterly period for a CTA exceeds the
                                                                               highest previous quarterly net value of the
                                                                               trading equity for that CTA.

Third Parties                  Legal, accounting fees, and other actual        Estimated at $23,000 for each year after
(The Scott Law Firm,           expenses necessary to the operation of the      the first ($18,000 for accounting and
P.A., & Frank L. Sassetti      Partnership, and all claims and other           $5,000 for legal).  Claims and other costs
& Co.)                         extraordinary expenses of the Partnership.      can not be estimated and will be paid as
                                                                               incurred.

                           INVESTOR SUITABILITY

An investment in the Partnership is suitable only for a limited amount of the risk portion of an investor's total portfolio and no one should invest more in the Partnership than he or she can afford to lose. Investors contemplating even the Minimum investment in the Partnership of $25,000 must have (i) a net worth of at least $150,000 (exclusive of home, furnishings and automobiles), or (ii) an annual gross income of at least $45,000 and a net worth (as calculated above) of at least $45,000. NO INVESTOR MAY INVEST MORE THAN 10% OF SUCH INVESTOR'S NET WORTH IN THE PARTNERSHIP. THE FOREGOING STANDARD AND THE ADDITIONAL STANDARDS APPLICABLE TO RESIDENTS OF CERTAIN STATES AS SET FORTH IN THIS PROSPECTUS AND THE SUBSCRIPTION DOCUMENTS ARE REGULATORY MINIMUMS ONLY.

                           POTENTIAL ADVANTAGES

Although commodity trading is speculative and involves a high degree of risk (see "Risk Factors"), an investment in the Partnership will offer the following potential advantages:

EQUITY MANAGEMENT

The Partnership offers the opportunity for investors to place equity with professional CTAs who have demonstrated, in the judgment of the General Partner, an ability to trade profitably and to have that equity allocated to the CTAs in a manner which is intended by the General Partner to optimize the potential for profit in the future. The principal of the General Partner is the principal of the general partner of both another public commodity pool, Fremont Fund, Limited Partnership and a privately offered commodity pool, Auburn Fund, Limited Partnership, and has over fifteen years of experience selecting commodity trading advisors to manage individual investor accounts and describing how individual managed futures accounts work to individual investors. This experience is expected to benefit the Partnership in the quality of commodity trading advisors selected and the explanation of the operation of the Partnership and the attendant risks of investment in the Partnership to prospective investors.

INVESTMENT DIVERSIFICATION

An investor who is not prepared to spend substantial time trading various commodity contracts or options may participate in these markets through an investment in the Partnership (with a minimum investment of only $25,000), thereby obtaining diversification from investments in stocks, bonds and real estate.

LIMITED LIABILITY

A Limited Partner in the Partnership will not be subject to margin calls and cannot lose more than the amount of the Limited Partner's unredeemed capital contribution, the Limited Partner's share of undistributed profits, if any, and, under certain circumstances, any prior distributions and/or amounts received upon Redemption of Units and interest thereon; provided, however, the Limited Partner must not participate in the management of the Partnership. In the opinion of legal counsel to the Partnership, subject to the maintenance of the Partnership structure by the General Partner and no affiliation by the Limited Partner with any phase of management of the Partnership, there are no circumstances, including bankruptcy of the Partnership, which will subject the personal assets of a Limited Partner to the debts of the Partnership. See the Limited Partnership Agreement attached as Exhibit A.

ADMINISTRATIVE CONVENIENCE

The Partnership is structured so as to provide Limited Partners with certain services designed to alleviate the administrative details involved in engaging directly in commodities contract trading, including providing monthly and annual financial reports (showing, among other things, the Net Unit Value, trading profits or losses and expenses), and all tax information relating Limited Partner's interest in the Partnership.

ACCESS TO THE CTAs


The CTAs selected by the General Partner require a minimum account size substantially greater than the $25,000 minimum investment in the Partnership; e.g., Ansbacher requires a minimum investment of $250,000. Accordingly, investors have access to the CTAs for a smaller investment, at substantially the same cost, than is available by a direct investment in a managed account with any particular CTA.


                                USE OF PROCEEDS

At the time of the sale of the Units, the only deduction prior to the delivery of the funds to the Partnership in furtherance of its business will be the six percent (6%) selling commission. After commencement of trading, the trades will be entered by the CTAs and the FCM will charge the Partnership account the per round turn commission in effect, from time to time. At the end of each month, the actual management fees and fixed commissions identified in this Prospectus, less the per round turn commissions already paid, will be deducted from the Partnership accounts. The General Partner will determine, in its sole judgment, from time to time, the percentage of the Partnership's Net Asset Value that will be on deposit with the FCM and how much will be used for other investments and held in bank accounts to pay current obligations. Other than the approximately three percent (3%) of the previous month end Net Asset Value the General Partner expects to be retained in the Partnership's bank accounts as a reserve to pay Partnership Expenses, and other similar current payments, the General Partner expects to deposit the Net Asset Value including the proceeds from interest and trading profits, in the commodity account with the FCM to be used by the Partnership to engage in the speculative trading of commodity futures contracts and options under the direction of the CTAs. The Partnership will use only cash and cash equivalents, such as United States Treasury Bills to satisfy margin requirements. All FCMs, CTAs, money market, other cash investment accounts, and banks selected by the General Partner to hold or trade assets of the Partnership will be based in the United States and be subject to United States regulations. The trades of the Partnership will be cleared by the FCM. The General Partner believes that between twenty percent (20%) to forty percent (40%) of the Partnership's assets will normally be committed as margin for commodity futures contracts but, from time to time, the percentage of assets committed as margin may be substantially more, or less, than such range. For purposes of the estimate of the amount of interest income to be earned upon the Capital of the Partnership, the General Partner has estimated that between 20% and 40% of the Capital will be used for margin upon trades and that the rate of interest to be paid on the available balances will be approximately 6%. The FCM may increase margins applicable to the Partnership at any time.

The General Partner has advanced the Offering Expenses but will be reimbursed for such expenses from the gross proceeds of the Offering from the break of Escrow at the time of the Initial Closing. Upon admission of subsequent Partners to the Partnership, a charge will be made to such newly admitted Partners equal to their pro-rata share of the Offering Expenses which will be credited to the Capital Accounts of the prior admitted Partners to reimburse them for the Offering Expenses they advanced.

In the event the General Partner does not sell a minimum of $700,000 in Partnership Units (the "Minimum") during the first one year of this Offering, the Escrow Agent will return all money deposited to the Escrow Account to the investors together with their pro rata share of the interest earned without any deduction for fees or other costs promptly following the lapse of such Offering period.

                     DETERMINATION OF THE OFFERING PRICE

The Units are currently offered for sale for One Thousand Dollars ($l,000) per Unit, which amount was arbitrarily set by the General Partner. The amount was not based on expected earnings and is not a representation that the Units have or will have a market value of or could be resold or redeemed at that price. After trading operations have commenced, any remaining Units that are offered for sale shall be offered at a price per Unit equal to the Net Assets of the Partnership divided by the number of outstanding Units, or Net Unit Value, as of the close of business on the effective date of such purchase, which will be the last business day of the month in which the General Partner accepts a duly executed Subscription Agreement and the required applicable subscription amount from the subscriber. All sales will be subject to a sales commission of 6%, subject to waiver at the sole discretion of the General Partner, to be deducted from the proceeds prior to the issuance of Units.

                NO MARKET AND LIMITATION OF RIGHT OF TRANSFER

None of the Units sold will be traded on any United States Market or any other Market. To the Contrary, before any transfer of Units may be made, the General Partner must grant its written approval. See "The Limited Partnership Agreement, Transfer of Units Only With Consent of the General Partner", "Plan of Distribution" and Partnership Agreement attached as Exhibit A. The Partners will have the right of Redemption. See "The Limited Partnership Agreement, Redemption".

                             THE GENERAL PARTNER

IDENTIFICATION

The General Partner of the Partnership, Ashley Capital Management, Inc., a Delaware corporation, c/o Corporate Systems, Inc. 101 N. Fairfield Drive, Dover, DE 19901 was incorporated on October 15, 1996, and it has not previously operated a commodity pool, though its principal, Shira Del Pacult, is the principal of Pacult Asset Management, Inc., a registered commodity pool operator which is the general partner of both another public commodity pool, Fremont Fund, Limited Partnership and a privately offered commodity pool, Auburn Fund, Limited Partnership. It was registered as a commodity pool operator on January 15, 1998. The balance sheet of the General Partner as of January 31, 1998, and an Income Statement, Statement of Cash Flows and Statement of Changes in Stockholders' Equity are attached hereto. See "Experts". The General Partner has expended effort to permit the Partnership to be available for this Offering but has not yet engaged in the business of management of trading on behalf of the Partnership or any other business activities. Purchasers of Units in the Partnership will not acquire or otherwise have any interest in the General Partner.

THE PRINCIPAL AND OFFICER OF THE GENERAL PARTNER

Ms. Shira Del Pacult, age 41, is the sole shareholder, director, principal, and officer of the General Partner, and is a principal and registered representative of Futures Investment Company, the Selling Agent, of which her husband is also a principal. She graduated Phi Beta Kappa from the University of California, at Berkeley, in 1979. From 1980 to 1981, she was employed by a real estate developer in Sonoma County, California, as an administrative assistant. From 1981 - 1983 she was employed by Heinold Commodities, Inc., Chicago, IL, to assist in the development of the Commodities Options Department. She became a senior account executive at Heinold and was a member of the President's Council, a select group appointed to advise the firm on all matters of business practice. In 1983, Ms. Pacult and her husband established Futures Investment Company, an Illinois corporation, to sell futures investments managed by independent commodity trading advisors to retail clients. Presently, Futures Investment Company is located at 5916 N. 300 West, Fremont, Indiana, 46737, with clearing agreements with Vision Limited Partnership, and The Chicago Corporation. The Partnership intends to clear its trades through Vision Limited Partnership. Ms. Pacult is a member of the National Association of Introducing Brokers, and is an affiliated person and registered representative of Futures Investment Company, which is a member of the National Futures Association and the National Association of Securities Dealers, Inc. In addition to the Units offered pursuant to this Prospectus, FIC offers for sale, on a best efforts basis, securities of other issuers and engages in other broker-dealer activities. Ms. Pacult is also the principal of Pacult Asset Management, Inc., a registered commodity pool operator which is the general partner of both another public commodity pool, Fremont Fund, Limited Partnership and a privately offered commodity pool, Auburn Fund, Limited Partnership. Ms. Pacult intends to devote adequate time to handle properly the responsibilities of the General Partner; however, Ms. Pacult will provide less than her full time to the business affairs of the Partnership. Ms. Pacult and her husband, Michael, are included in the book Master Brokers:
Interviews with Top Futures Brokers by John Walsh, ISBN 0-915513-61-7.

TRADING BY THE GENERAL PARTNER; INTEREST IN THE POOL

The General Partner and its principal, may, from time to time, trade commodity interests for their own accounts. The records of any such trading activities will not be made available to Limited Partners. As stated earlier, the General Partner will not knowingly take positions on its own behalf which would be ahead of identical positions taken on behalf of the Partnership.
Once the Minimum is sold, the General Partner may purchase and hold Units.

                  NO PRIOR PERFORMANCE AND REGULATORY NOTICE

THIS POOL HAS NOT BEGUN TRADING AND DOES NOT HAVE ANY PERFORMANCE HISTORY.

THE REGULATIONS OF THE CFTC AND NFA PROHIBIT ANY REPRESENTATION BY A PERSON REGISTERED WITH THE CFTC OR BY ANY MEMBER OF THE NFA, RESPECTIVELY, THAT SUCH REGISTRATION OR MEMBERSHIP IN ANY RESPECT INDICATES THAT THE CFTC OR THE NFA, AS THE CASE MAY BE, HAS APPROVED OR ENDORSED SUCH PERSON OR SUCH PERSON'S TRADING PROGRAMS OR OBJECTIVES. THE REGISTRATIONS AND MEMBERSHIPS DESCRIBED IN THIS PROSPECTUS MUST NOT BE CONSIDERED AS CONSTITUTING ANY SUCH APPROVAL OR ENDORSEMENT. LIKEWISE, NO COMMODITY EXCHANGE HAS GIVEN OR WILL GIVE ANY SUCH APPROVAL OR ENDORSEMENT.

                              TRADING MANAGEMENT

SELECTION OF COMMODITY TRADING ADVISORS AND ALLOCATION OF EQUITY


The General Partner will select Commodity Trading Advisors for the Partnership by utilizing the best judgment of its principal and her sixteen year personal experience in the review of disclosure documents of CTAs. The Partnership will rely, pursuant to the Advisory Agreements and Powers of Attorney attached as Exhibits F, G, H, and I, upon Ansbacher Investment Management, Inc., Commoditech, Inc., Rosenbery Capital Management, Inc., and EPIC Trading, the CTAs selected by the General Partner to trade the equity of the Partnership and to implement the trading methods and strategies. The General Partner intends to allocate substantially all of the Partnership's net assets as trading equity to be divided equally among the existing CTAs. No additional CTAs are contemplated to be added due to the sale of only the Minimum or the Maximum; provided however, that the General Partner may, in its sole discretion and without notice to the Limited Partners, terminate any existing CTA, select additional CTAs, or change the allocation of equity among the CTAs. None of the CTAs currently selected are affiliates of the General Partner, or its principal, nor will the General Partner serve as CTA or select any other CTAs to trade for the Partnership which are affiliates of it or its principal. See "The Commodity Trading Advisors" for a summary of the CTAs' performance information.

The General Partner will periodically review the performance of the Partnership to determine if the CTAs selected to trade for the Partnership should be changed or if other CTAs should be added. If a CTA is replaced, the new CTA will receive incentive fees based upon the date of the allocation of equity to that CTA, regardless of the profitability of the previous CTA. Due to the allocation of trading assets over multiple CTAs, it is possible for one of the CTAs to produce New Net Profit in the account assigned to him and be paid an incentive fee while the other CTA or CTAs produce losses which cause the Partnership to suffer a net loss for the Quarter or the year. As each CTA will trade independently of the others, the CTAs may compete for similar positions or take positions opposite each other, which may limit the profitability of the Partnership. From time to time, the General Partner may use computer generated correlation analysis or other types of automated review procedures to evaluate CTAs.


THE ADVISORY CONTRACTS

For the purpose of directing and effecting trades, the Partnership has entered advisory contracts and granted Powers of Attorney to the CTAs to trade. The CTAs have sole discretion, in the accounts so assigned, to determine the commodity futures trades made by the Partnership. The Partnership is bound by the directions of the CTAs given to the FCM under the Powers of Attorney. The Powers of Attorney are subject to termination by either the General Partner or the respective CTAs upon written notice to the other and to the FCM. If the Powers of Attorney are terminated, the General Partner will seek and retain a new CTA or CTAs. See Exhibits F, G, H, and I.

FREQUENCY OF CTA AND EQUITY REALLOCATIONS

The General Partner believes that a CTA should be retained on a medium to long-term basis and should be given the opportunity to implement fully his trading strategy or program. While it is not anticipated that frequent changes will be made to the number of CTAs advising the Partnership or that frequent reallocations of assets among existing CTAs will be made, the General Partner will retain the flexibility to replace CTAs or to reallocate the Partnership's assets among CTAs based upon its sole judgment and experience. From time to time, the General Partner may engage in reallocations of assets or add or replace CTAs on a frequent basis. Due to the allocation of trading assets over multiple CTAs, it is possible for one of the CTAs to produce New Net Profit in the account assigned to him and be paid an incentive fee while the other CTA or CTAs produce losses which cause the Partnership to suffer a net loss for the Quarter or the year.


THE PRINCIPAL OF THE GENERAL PARTNER IS THE PRINCIPAL OF ANOTHER GENERAL PARTNER WHICH SERVES AS THE COMMODITY POOL OPERATOR OF BOTH A PUBLIC AND PRIVATE COMMODITY POOL, THE FORMER HAVING COMMENCED TRADING IN NOVEMBER OF 1996, AND THE LATTER HAVING COMMENCED TRADING IN MAY, 1998. ONE OF THE COMMODITY TRADING ADVISORS FOR THIS POOL, EPIC TRADING, HAS SERVED AS A COMMODITY TRADING ADVISOR FOR THE OTHER TWO COMMODITY POOLS. TWO OTHER COMMODITY TRADING ADVISORS FOR THIS POOL, ANSBACHER AND ROSENBERY, HAVE SERVED AS COMMODITY TRADING ADVISORS FOR THE PRIVATE POOL. ALL COMMODITY TRADING ADVISORS FOR THIS POOL TRADE INDIVIDUAL MANAGED ACCOUNTS. THIS POOL HAS NOT COMMENCED TRADING AND DOES NOT HAVE ANY PERFORMANCE HISTORY.


                       THE COMMODITY TRADING ADVISORS


 [Michael J. Frischmeyer has been removed as CTA]

                     ANSBACHER INVESTMENT MANAGEMENT, INC.

Ansbacher Investment Management, Inc. ("AIM"), a New York corporation, is one of the Commodity Trading Advisors (collectively called the "CTAs" and in this section called the "CTA" or "AIM"), and its Main Business Office and main business telephone are: 45 Rockefeller Plaza, 20th Floor, New York, New York 10111; telephone (212) 332-3280. The books and records of the CTA will be kept and made available for inspection at the Main Business Office.

BUSINESS BACKGROUND

The business background of the CTA for at least five (5) years is as follows:

AIM became registered as a commodity trading advisor and as a commodity pool operator with the Commodity Futures Trading Commission (the "CFTC") on December 14, 1995, and is also a member in good standing of the National Futures Association (the "NFA") in each such capacity. The registration of AIM with the CFTC and AIM's membership in NFA must not be taken as an indication that any such agency or self-regulatory body has recommended or approved AIM or the program offered hereby.

Max G. Ansbacher is the President and principal of AIM and is also the sole shareholder. Mr. Ansbacher is directly responsible for all trading and money management decisions made by AIM. From 1975 through January 1996, Mr. Ansbacher was employed by Bear, Stearns & Co., Inc., a stock brokerage and registered futures commission merchant, where at the time of his departure, he was an Associate Director and an Associated Person who regularly managed futures accounts for a number of his clients on a discretionary basis.

Mr. Ansbacher is the author of The New Options Market, Revised Edition (Walker & Co., 1975) which was the first book on exchange traded options and became a best seller on the subject. Mr. Ansbacher is also the author of How to Profit from the Coming Bull Market published by Prentice-Hall in 1981, and The Stock Index Market published by Walker & Co. in 1983. Mr. Ansbacher is the creator of The Ansbacher Index, which is broadcast weekly on CNBC. This index was created to determine stock market sentiment by analyzing the ratio of the prices of puts and calls on a stock market index. Mr. Ansbacher has given lectures on options at over 24 investment conferences throughout the United States and overseas.

Mr. Ansbacher was graduated from the University of Vermont in 1957, from Yale University Law School in 1960, and received an advanced law degree from New York University Law School in 1963.

Mr. Ansbacher is a member of the Board of Directors of The Burden Center for the Aging, a social services organization for the aged, and is the Chairman of its Finance Committee. He is also a member of the Board of Directors of The Fortune

Society, an organization which assists ex-offenders in becoming gainfully employed citizens, and he serves as both its Treasurer and its Secretary.

Erin Tower is the Executive Vice President of AIM. She is responsible for macro economic research, for liaison with brokerage firms, and for client relationships. Before coming to AIM in November 1995, Ms. Tower was employed by Bear, Stearns & Co., Inc. for nearly sixteen years (from June 1981 to September 30, 1995) as a Registered Representative and an Associated Person who handled both stock and futures accounts for a large number of clients, including individual investors and small institutional investors.

Ms. Tower graduated cum laude from Columbia University and was elected to Phi Beta Kappa. After graduation she worked for Nikko Securities in New York City before joining Bear, Stearns & Co., Inc. She is currently an investment advisor to the Community Church of New York City.

The past performance record of AIM and its principal, Mr. Ansbacher, is set forth below under "Performance Record of the CTA" and "Supplemental Performance Information of the CTA", respectively.

AIM and its principal may trade Commodity Interests for their own accounts: the records of such trading, and any written policies relating to such trading, will not be made available to Limited Partners for inspection.

DESCRIPTION OF TRADING PROGRAM

The following description of AIM and its trading methods and strategies is general and is not intended to be exhaustive. Commodity trading methods are proprietary and complex, so only the most general descriptions are possible; no attempt has been or could be made to provide a precise description of AIM's strategy. While AIM believes that the description of AIM's methods and strategies included herein may be of interest to prospective Clients, such persons must be aware of the inherent limitations of such description.

The objective of AIM's strategy is to achieve substantial capital appreciation through the speculative trading of futures contracts, options on futures contracts (and potentially forward contracts), and other futures-related interests, which objective entails a comparatively high level of risk. AIM currently engages in a program of selling or "writing" options (puts and calls) on stock index futures. However, in the future, AIM may trade a broader portfolio of options, futures and cash markets (and potentially forward markets), including agricultural products, metals, currencies, financial instruments, and stock, financial and economic indices (collectively, "Commodity Interests"). AIM may trade Commodity Interests on any U.S. exchange.

AIM uses a systematic approach to trading in that it relies heavily on a program of selling or "writing" options on stock index futures. AIM may also, from time to time, purchase options. The implementation of this program, i.e., selecting how many puts and how many calls, and which prices and maturities of each, in turn depends upon both technical and fundamental considerations. The technical indicators will include the prices of various options, both in absolute terms in relation to their historic price levels, and in relative terms comparing the prices of puts to the prices of similar calls. In this respect, AIM may rely upon the current reading of The Ansbacher Index. The fundamental considerations include the condition of the stock market, its trend and its volatility as well as business, political and economic forces which can influence the stock market.

In addition, AIM may take positions in the futures markets, including stock index and bond futures, based upon fundamental considerations such as historical price patterns, or technical considerations such as trend following. AIM may in the future trade a broader portfolio of Commodity Interests.

AIM from time to time may change or refine the trading systems employed.

PERFORMANCE RECORD OF THE CTA

The following summary performance information and chart reflects the composite performance results of all customer accounts which, from May 1994 through December 31, 1998, granted AIM and Mr. Ansbacher discretion to utilize the trading strategy described herein. AIM and/or Mr. Ansbacher have traded for five accounts, one of which was a proprietary commodity pool account, which is described below under "Supplemental Performance Information of the CTA".

Ansbacher Investment Management, Inc. does not currently offer any trading strategy or program to clients other than the strategy described herein.

In reviewing the performance of AIM and its principal, Limited Partners should understand that such performance is calculated on the accrual basis and in accordance with generally accepted accounting principles and is "net" of all fees and charges and includes interest income applicable to the accounts comprising the composite performance record. Furthermore, prior to January 1, 1995 (i.e. following the incorporation of AIM), the accounts described below were charged brokerage commissions, but not management or incentive fees. Therefore, the performance figures below have been adjusted on a pro forma basis in order to take into account the fees and charges which will apply to Client accounts - a 2% management fee, a 20% incentive fee, estimated brokerage commissions at $13 per round-turn, and a 4.5% interest rate. While the pro forma adjustments described above have been made in order to more accurately reflect the fee structure applicable to Client accounts, the brokerage commission rate applicable to the accounts described below prior to January 1, 1996 was substantially higher (up to $85 per round-turn) than either the pro forma brokerage commission rate or the brokerage commission rate ($13 per round-turn) estimated to be charged to Client accounts. Composite performance records are not necessarily indicative of the performance experienced by any individual client account. The notes following the performance information below are integral part of such performance and must be reviewed together with such performance information. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Mr. Ansbacher has implemented the trading strategy described herein utilizing his proprietary funds since September 1990, but on a more aggressive basis. Mr. Ansbacher's proprietary record is set forth below under "Supplemental Performance Information of the CTA".

Ansbacher Investment Management, Inc. - Composite

The following capsule shows the past performance of Ansbacher Investment Management, Inc. - Composite since the inception of trading of the first Account (in May 1994) and year-to-date (through December 31, 1999). PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

               Ansbacher Investment Management, Inc. - Composite
                          Percentage Rate of Return
                   (Computed on a compounded monthly basis)*
Month      1998    1997    1996    1995    1994
January     1.51    20.80    2.22    3.25    N/A
February   13.60    (0.75)  (3.54)  (0.42)   N/A
March       8.09     5.02    2.88    1.27    N/A
April       1.87     5.89    1.99    2.93    N/A
May        (3.14)   14.17    3.21    0.60    1.70
June        6.42     4.23    6.16    1.81   (2.90)
July       (3.64)   11.18  (12.76)   2.28    6.31
August     (2.23)   (5.89)   5.81    2.75    0.49
September  (5.65)    4.16    7.88   (0.22)  (1.80)
October    (5.91)  (13.60)   0.27    3.00    4.33
November    7.57    20.26   12.97    3.19    2.27
December    8.80     7.90   (6.52)   2.06    3.76
Year       27.96    94.93   19.52   24.85   14.69

Name of Commodity Trading Advisor: Ansbacher Investment Management, Inc. Name of Trader: Max G. Ansbacher
Name of Trading Program:  Composite
Inception of Client Account Trading:  May, 1994
Inception of Trading Pursuant to Offered Program:  May, 1994
Accounts Under Management:  42

                                       37

Total Assets Managed by CTA:  $8,558,311
Total Assets Traded Pursuant to Offered Program:  $8,558,311
Worst Monthly Percentage Draw-down**:  10-97/33.4%****
Worst Peak-to-Valley % Draw-down***:  10-97/33.4%****
Number of Accounts Closed with Profit:  1
Number of Accounts Closed with Loss:  0

* Rate of Return is computed by dividing net performance by beginning net asset value for the period. For those months when additions or withdrawals exceed ten percent of beginning net assets, the Time-Weighting of Additions and Withdrawals method is used to compute rates of return.

**      "Draw-down" is defined by applicable CFTC regulations to mean losses experienced by an account over the specified period.

***      Worst Peak-to-Valley Draw-Down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool, account or trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

****      These largest one month and peak-to-valley drawdowns occurred in one account which was traded in a particularly aggressive manner at client request. The average largest one month and peak-to-valley drawdown for all managed accounts was (13.53%).


                                COMMODITECH, INC.

Commoditech, Inc., a Missouri corporation, is one of the Commodity Trading Advisors (collectively above called the "CTAs" and in this section called the "CTA"),and its Main Business Office and main business telephone are: 4299, Rock Island Road, Arnold, Missouri 63010; (314) 464-5457; and, Facsimile: (314) 467-1906. The books and records of the CTA will be kept and made available for inspection at the Main Business Office.

BUSINESS BACKGROUND

The business background of the CTA for at least five (5) years is as follows:

Commoditech, Inc. (the "CTA") was registered with the Commodity Futures Trading Commission ("CFTC") as a Commodity Trading Advisor in August 1990 and is a member in good standing of the National Futures Association ("NFA"). Such registration and membership, however, in no way implies that the CFTC or the NFA has reviewed or approved the accuracy of the information contained in the CTA's application for registration or that the CTA has qualifications to provide the advisory services described herein. The CTA is a Missouri corporation organized in 1990 to serve as a commodity trading advisor.

The sole principal of the CTA is Barry T. Johnson. Mr. Johnson obtained a B.S. degree in chemical engineering from Iowa State University in 1970. Since 1969 he has been employed by Union Carbide (1969), Monsanto Company (1970 to
1980) and by the Allis-Chalmers Corporation (1980 to 1990) in various engineering and management positions. His experience includes that of being the Plant Manager of a $150 million coal gasification plant and of holding the position of President of the Allis-Chalmers subsidiary which owned the plant. His most recent position, from 1990 to the present, has been as President of Commoditech, Inc.

Mr. Johnson, born in 1948, was raised on a farm in Iowa, where he first became interested in commodity markets. In 1984, he combined his technical education and experience with his market interest and began to develop a computer-based trading system. In January 1988, after years of research and development, he began trading his own account to gain actual trading experience while continuing to test and develop the trading system.

The CTA began trading its first client account in January 1992. The performance section of this document sets forth the actual, entire results of the CTA's managed accounts on the basis of monthly reporting periods.

Additionally, please see "Performance of the CTA", below, for a detailed performance history of Mr. Johnson.

DESCRIPTION OF TRADING PROGRAM

The trading method developed and employed by the CTA seeks substantial capital appreciation through speculative trading in commodity futures contracts, as defined and permitted by the CFTC, including, without limitation, futures contracts in agricultural products, metals, financial instruments, foreign currencies and stock indices, traded on commodity exchanges located in the United States. No assurance is given that this objective can be met.

Commodity traders generally rely on either technical or fundamental analysis, or a combination thereof, in making trading decisions and attempting to identify price trends. Fundamental analysis looks at the external factors that affect the supply and demand of a particular commodity in order to predict futures prices. As an example, some of the fundamental factors that affect the supply of a commodity (e.g., silver) include mining production, industrial reclamation, and strikes affecting the production and distribution of the commodity. The demand for silver consists of industrial production, manufacturing and world consumption, and is a product of many things, including general world economic conditions, as well as the cost of silver in relation to the cost of competing products such as gold and platinum.

Technical analysis is not based on the anticipated supply and demand of the cash (actual) commodity; instead, it is based on the theory that a study of the markets themselves will provide a means of anticipating futures prices. Technical analysis of the markets generally will include a study of the actual daily, weekly and monthly price fluctuations, volume variations and changes in open interest, utilizing charts or computers for analysis of these items.

The CTA uses a computer-based technical system for trading commodity futures contracts. On a daily basis, his self-developed trading system ("the System") calculates certain key parameters from current market data. The System produces "trading signals" if these calculated parameters are within predefined limits. For example, one of the key parameters is "trend-rate" which is calculated from moving-average price data over an 18 week period. Some of the other parameters include "price volatility" and certain mathematically-defined "price patterns".

The acceptable limits of the System's key parameters are constants which are applied consistently to all of the markets traded. This is made possible by calculating each of the key parameters as a ratio to the specific market's price volatility. As a result, markets as diverse as coffee and the eurodollar can be traded using the same parameter limits. The CTA believes that standardizing the key parameters in this way and setting their acceptable limits as constants which are applied consistently to all of the markets is important in achieving acceptable repeatability of performance results.

The System seeks to identify market conditions that favor price trending, and trading positions are taken only in the direction of the calculated 18-week price trend. Specific trading decisions are based on the theory that when the market price of a commodity reaches a threshold price (as calculated by the System), then there is a favorable probability that the market price will continue in that direction for the near term. Consequently, trades for both entering and exiting the market are normally made using "stop-orders" located at these calculated threshold prices. For example, in an upward-trending market, a long position may be taken at a set increment above a recent market low using a buy-stop order. The offsetting sell-stop order then follows at a set increment below the subsequent market high until it is executed, or until the position is otherwise closed out by the CTA on a market order.
Conversely, in a downward-trending market, a short market position may be taken by selling at a set increment below a recent market high.

As the trading methods and strategies of this trading program are proprietary and confidential, the above discussion is necessarily of a general nature.

The risk management strategy employed by any commodities trader is equally important to the foregoing discussion of commodity and price selection. There is a wide distribution of results on individual trades. The worst trades are experienced when the market reverses direction immediately after opening a position and then continues in the unfavorable direction until the stop-loss order is executed. The best trades are experienced when the market makes a significant price move in the favorable direction before reversing course and executing the closeout stop order. Normal statistical variations are such that, at times, there will be a series of losing trades. The level of risk taken on individual trades must therefore be established to balance long-term rate of return with short-term loss containment. The amount of intended risk on any individual trade is a function of the location of the stop-order price, which is set by the trading system, and the number of contracts traded. The CTA determines the number of contracts such that the intended risk is within both the CTA's and the Client's risk tolerance. Typically, the risk level on individual trades ranges from 3% to 7% of the account's net asset value.

The CTA trades a diversified mix of commodities which includes the British pound, Deutschemark, Yen, U.S. dollar index, Canadian dollar, Australian dollar, eurodollar, T-bills, Treasury bonds, sugar, crude oil, copper, coffee, cotton, natural gas, orange juice, and others. Trading activity is typically in the range of two to six independent trades per month, although this varies widely depending on market conditions.

PERFORMANCE RECORD OF THE CTA
Commoditech, Inc. - Program A

The following capsule shows the past performance of the Commoditech, Inc. - Program A since the inception of trading of the first Account (in January, 1992) and year-to-date (through Decmeber 31, 1998). PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                       Commoditech, Inc. - Program A
                         Percentage Rate of Return
                 (Computed on a compounded monthly basis)*
Month       1998      1997      1996      1995      1994      1993
January      (3.08)    25.33     10.67    (17.68)    (6.44)    (5.58)
February     (4.03)    12.06    (11.95)     1.52      0.18     (7.95)
March         8.06     (0.41)    (3.13)    19.98      7.96     (1.37)
April        (2.70)     5.00     15.40      3.87     10.84      3.26
May          (4.32)     0.67     (3.81)     6.17     17.57      3.38
June          4.42      0.35     (8.89)     6.40     21.75      4.25
July          1.17     18.42      0.57     (5.67)    (1.33)    (4.01)
August        7.96     (6.33)    (2.25)     0.94    (15.04)    (4.00)
September     1.00      4.82     (3.95)     1.24      1.84     (0.33)
October      (5.89)   (15.82)    12.99      2.34     (7.07)     7.00
November      5.13     13.21      7.85     13.35     14.49    (17.66)
December      1.69     (7.54)   (12.76)     8.92     (7.60)     1.89
Totals        8.44     52.00     (4.17)    43.30     34.74    (21.34)

Name of Commodity Trading Advisor:  Commoditech, Inc.
Name of Trading Program:  Program A
Acceptance Date of First Client Account:  January 1992
Date CTA began trading client funds pursuant to Program A: January 1992 Number of client accounts using this trading program: 79
Total Assets managed under all trading programs of the CTA: $3,400,000 Total Assets managed under this trading program: $3,400,000
Worst Monthly Percentage Draw-down**:  11-93/21.49%
Worst Peak-to-Valley % Draw-down***:  6-94 to 1-95/38.89%

* Rate of Return is computed by dividing net performance by beginning net asset value for the period. For those months when additions or withdrawals exceed ten percent of beginning net assets, the Time-Weighting of Additions and Withdrawals method is used to compute rates of return.

**      "Draw-down" is defined by applicable CFTC regulations to mean losses experienced by an account over the specified period.

***      Worst Peak-to-Valley Draw-Down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool, account or trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

                      ROSENBERY CAPITAL MANAGEMENT, INC.

Rosenbery Capital Management, Inc., an Illinois corporation, is one of the Commodity Trading Advisors (collectively above called the "CTAs" and in this section called the "CTA"), and its Main Business Office and main business telephone are: 5445 N. Sheridan Rd. Suite 2706, Chicago, IL 60640; (773) 271-7971; and, Facsimile: (773) 271-8371. The books and records of the CTA will be kept and made available for inspection at the Main Business Office.

BUSINESS BACKGROUND

The business background of the CTA for at least five (5) years is as follows:

Rosenbery Capital Management, Inc., a Subchapter S Corporation chartered in the State of Illinois, manages individual commodity trading accounts. Rosenbery Capital Management, Inc. is a Commodity Trading Advisor (CTA) registered with the Commodities Futures Trading Com-mission (CFTC) since February 21, 1997 and a member of the National Futures Association (NFA) since February 21, 1997.

Employing a proprietary technical trading program designed to overcome limitations common to small account management, Rosenbery Capital Management, Inc. seeks the maximization of long-term asset appreciation relative to risk for accounts of $10,000 and multiples thereof. The program entails the buying and selling of U.S. Treasury 10-year Treasury Note futures contracts, 30-year Treasury Bond futures contracts and 30-year Treasury Bond option contracts. Futures positions may be long or short, while option positions may be long only. The trading of these contracts are executed only through domestic U.S. exchanges.

Eric Rosenbery is the sole principal of Rosenbery Capital Management Inc. and is solely responsible for all trading and operational decision-making. Mr. Rosenbery has been the controlling principal since the inception of Rosenbery Capital Management, Inc.

In 1977, Eric Rosenbery received a Bachelor of Sciences degree in Physics from the University of Illinois at Champaign-Urbana. Upon graduation, Mr. Rosenbery was hired by the Borg-Warner Corporation as a Product Engineer for the Brummer line of automotive components. When Brummer was purchased in 1983 by Echlin Inc., Mr. Rosenbery relocated with the product line to the Echlin manufacturing facilities in McHenry, Illinois as a condition of the product line's sale and was named Chief Engineer of Echlin's newly-created Brummer Division. In addition to engineering and supervisory duties, Mr. Rosenbery was responsible for the on-site re-qualification of the Brummer OEM product line at Ford Motor Company's European manufacturing facilities in Basildon, England and Cologne, Germany. Mr. Rosenbery also served as the engineering liaison to Echlin's European sales representatives located in Hamburg, Germany.

In 1985, Mr. Rosenbery began research into technical trading methods. By 1987, Mr. Rosenbery was trading sector mutual funds full-time for his own account and formed Oracle Weekly Publications, Inc., which later became Rosenbery Capital Management, Inc. In 1990, Mr. Rosenbery began trading commodity futures and concentrated his research efforts on 10-year Treasury Notes and 30-year Treasury Bonds. On July 6, 1994, Mr. Rosenbery implemented Progenitor I, his first system devoted solely to capital market interest rates. Further development led to the implementation on Jan 2, 1996 of Progenitor II, which greatly increased the already-profitable performance of Progenitor I. On February 21, 1997, Mr. Rosenbery was granted registration as an Associated Person of Rosenbery Capital Management, Inc. and was admitted as an NFA Associate Member.

Additionally, please see "Performance of the CTA", below, for a detailed performance history of Mr. Rosenbery.

DESCRIPTION OF TRADING PROGRAM

PROPRIETARY INDICATORS. It is the CTA's belief that a successful indicator must be self-generated and outside the public domain. Axiomatically, any truly predictive indicator can have only a briefly successful public life. Once publicly known, the indicator would be treated by the market as new information. In the same way that prices are discounted upon the release of new information, such as a government report, the indicator would likewise cause a similar price discounting. In addition to the narrowed window of opportunity, this indicator would ultimately lose its effectiveness by measuring its own discounted prices. Compounding this failure, attempts at modifying the indicator back to life would de-couple the indicator from its original philosophical basis and possibly lead to reverse-logic contrarian interpretations. Having tested numerous indicators, the CTA has found none sufficient to consistently offset transaction costs. The CTA therefore employs only proprietary indicators of his own design.

PRICE THEORY. It is the CTA's belief that a non-random component exists within commodity prices and that price movement can be forecasted through mathematical analysis. Confirmatory to this belief, the CTA has identified four primary market mechanisms that account for much of the non-random behavior. Because commodities are traded by people, prices will be affected by market psychology and occasionally dominate normal supply and demand concerns until they are eventually corrected. Classical price theory addresses the linear interaction between supply and demand but doesn't address the non-linear interaction between the rational and the semi-rational.
Markets react not only to supply and demand, but also to their own reaction to supply and demand, all the while leaving numerous telltale "fingerprints" on prices. Normally dismissed as noise or selectively attributed to affirmative market fundamentals, the imbedded non-linear information in seemingly mundane prices can aid in forecasting which way a seemingly quiet market will eventually break. Through repeated human iterations, this positively-reinforced market feedback may evolve into range-bound "cyclical" markets, break-out into "trending" markets or climax in a panic. Each of these market types are of limited duration and often dissolve shortly after being identified. By being on-board at the start, with minimal lag time, these market inefficiencies can be efficiently exploited. Further, knowing the mechanisms that caused these market inefficiencies can aid in forecasting the market's eventual discounting back to equilibrium.

SYSTEM DESIGN. Imbedded non-linear price information must be extracted and converted into a usable linear form because the act of trading, in itself, is linear. For example, a trader establishes a bullish position because his sentiment level reaches a specific threshold for bullish action. A trader does not, however, establish a bullish position because he reaches an undefined level of bearishness. A linear indicator generates signals that are directly proportional to the expected market outcome. In addition to its inherent rational logic, linear indicators can be combined to create a more powerful linear composite indicator. Here, strong sentiment in one direction will overrule weak sentiment in another direction by a quantifiable amount and render a more accurate forecast. Compounding this increase in accuracy, the random noise component of each indicator is largely canceled-out. This enhanced performance is extremely important because profits begin only after transaction costs are met. This enhanced composite indicator, more powerful than the sum of its parts, forms the heart of the CTA's trading system. This forecasting power is measured as a signal-to-noise ratio, which when implemented into a completed program, translates into the reward-to-risk ratio of actual trading. The degree of complexity in this system is well-beyond the scope of conventional fundamental analysis and owes its feasibility to the power of today's computers. Fully objective and mechanical, the system generates unambiguous buy and sell signals, allowing the CTA to concentrate on market monitoring and accurate order placement.

THE SYSTEM. The system is based upon rationally-derived algorithms of market mechanisms coupled to specific aspects of trader mass-behavior. At the core of the system are four independent and quantitative indicator modules that each describe a particular market mechanism. Each reacts with opposing biases to price movement, thereby largely hulling-out random price noise when combined. The result is a highly distilled composite with a high signal-to-noise ratio. Acting upon the composite is a trade shell program that generates the actual buy and sell signals. If the composite is strongly positive, a buy signal is generated. If the composite is strongly negative, a sell signal is generated. When the composite reverses polarity, positions are exited. The system is in the market 72% of the time on average. A trade-saving filter consisting of robust short-term indicators is used to protect against "whip-saw" price action and control the frequency of trades in a cost-effective manner. Entries and exits are allowed only when confirmed by the filter and result in trade durations of 8 calendar days on average. In addition to lowering overall transaction costs, the lowered trading frequency minimizes the likelihood human error in program execution that is common to active trading.

EXECUTION. The system derives its trading decisions primarily from daily settlement prices. Of all daily prices, the settlement price offers the truest insight into the state of the market. By closely monitoring prices during the final minutes of trading, the system generates buy or sell commands that are typically executed via market-on-close (MOC) orders. This eliminates the lag time of waiting until the next day's opening. Although one may question the propriety of acting on a price that technically hasn't occurred yet, the system usually generates buy and sell price ranges that are widely separated and rarely affected by moves occurring in the minutes between order placement and the market's close. Further, because of the system's trade-saving features, there is less than a 20% likelihood of any trade activity occurring on any given trading day. Adding to the benefit of end-of-day trading, markets are usually the most liquid at the close and result in a published price from which order fill quality can be definitively monitored.

ACCOUNT SIZE, COMPOSITION AND OPTIONS. (This disclosure statement is not meant to offer an exhaustive description of options and describes only their generalized characteristics. Because the program allows the holding of only long options purchased at a premium, all subsequent use of the terms "option", "call" and "put" shall be taken to mean "long option", "long call" and "long put", respectively) Account size is measured in terms of "units". One unit consists of one 10-year Treasury Note or 30-year Treasury Bond futures contract, augmented at the CTA's discretion by the purchase of one 30-year Treasury Bond call and/or put contract. To definitively cap risk exposure, the CTA may substitute an additional option contract in lieu of the futures contract. An account controls one unit for every $10,000 account balance, rounded to the nearest $10,000. For example, an account with a balance of between $15,000 (inclusive) and $25,000 will control two units. Upon initiation of each new trading position, the CTA determines the appropriate unit quantity for the account and places the forthcoming trades in the specified contract quantities. Typically, an account is increased by one unit for each $10,000 net profit (less applicable fees) and is decreased by one unit for each $10,000 net loss. It is advised that the account balance be maintained above $5,000 to reduce the likelihood of margin calls.

PERFORMANCE RECORD OF THE CTA

Rosenbery Capital Management, Inc. manages accounts that trade solely in capital market interest rate futures and options in unit blocks of $10,000. The trading system used was developed entirely by the CTA. Pursuant to the use of this specific product for the management of trading accounts, the CTA thoroughly researched the accuracy of the system's buy and sell signals within his own personal trading account. Implemented on July 6, 1994 and still in use, the system encompasses over 2.5 years of proprietary trading, leading to its use for managed accounts. The system has been slightly modified through use, but has remained the same since January, 1996. On December 23, 1996, the Rosenbery Capital Management, Inc. began trading on behalf of clients as a registered CTA under the trading program "Progenitor". The following performance capsule reflects the results of such trading.

Rosenbery Capital Management, Inc. - Progenitor

The following capsule shows the past performance of the Rosenbery Capital Management, Inc. - Progenitor since the inception of trading of the first Account (in December 23, 1996) and year-to-date (through December 31, 1998). PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

               Rosenbery Capital Management, Inc. - Progenitor
                            Percentage Rate of Return
                   (Computed on a compounded monthly basis)*
Month       1998      1997      1996
January     (15.0)     25.5     N/A
February      0.3     (14.8)    N/A
March       (10.8)     22.2     N/A
April         5.2     (19.7)    N/A
May          (8.2)     (6.0)    N/A
June          6.6       6.3     N/A
July          2.3       1.9     N/A
August        7.4      (1.1)    N/A
September     2.8      (3.8)    N/A
October       8.3      33.7     N/A
November      9.7       3.1     N/A
December     (4.0)      6.6     5.5
Year          1.0      49.2     5.5

Name of Commodity Trading Advisor: Rosenbery Capital Management, Inc. Name of Trader: Eric Rosenbery
Name of Trading Program:  Progenitor
Inception of Trading by CTA:  December 23, 1996

                                       43

Inception of Trading in Progenitor:  December 23, 1996;  July 6, 1994
(proprietary)
Progenitor Accounts Under Management:  502
Total Assets managed by CTA:  $7,888,158
Total Assets Traded Pursuant to the Trading Program: $7,888,158 Worst Monthly Percentage Draw-down**: 5-98/25.9%
Worst Peak-to-Valley % Draw-down***:  1-98 to 5-98/51.1% ****
Number of Accounts Closed with Profit: 46 since December 23, 1996 Number of Accounts Closed with Loss: 46 since December 23, 1996

* Rate of Return is computed by dividing net performance by beginning net asset value for the period. For those months when additions or withdrawals exceed ten percent of beginning net assets, the Time-Weighting of Additions and Withdrawals method is used to compute rates of return.

**      "Draw-down" is defined by applicable CFTC regulations to mean losses experienced by an account over the specified period.

***      Worst Peak-to-Valley Draw-Down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool, account or trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

****      Experienced by a single minimally funded account at client request.
The loss was $2,178.55, basis a $4263.65 starting balance. Concurrently, the composite performance (of all accounts) had monthly and peak-to-valley draw-downs of 8.2% and 26.6%, respectively.


                                  EPIC TRADING

EPIC Trading is a registered Commodity Trading Advisor ("collectively above called the "CTAs" and in this section called the "CTA") organized as a sole proprietorship with Bradley P. Jordan, Commodity Trading Advisor as principal. The business office of EPIC Trading is One Whitehall St., Suite 1500, New York, New York 10004 and the telephone number is (212) 859-0200.

BUSINESS BACKGROUND

The business background of the CTA for at least five (5) years is as follows:

Mr. Jordan first obtained his CFTC license as an Associated Person in 1975 while employed with the Taylor-Grant Division of Rosenthal & Co. In 1976, he began ten years with Merrill Lynch Futures, Inc. ("Merrill") as a Commodity Account Executive, Futures Analyst serving institutional clients in grains and soft commodities as well as speculative accounts primarily in the metals markets. Mr. Jordan left Merrill in 1986 as the Senior Floor Broker on the New York Futures Exchange to trade his own account in the NYFE pits. In January 1995, the THESIS Fund, L.P. started trading as an exempt Commodity Pool with Mr. Jordan as Trading Advisor and 50% Managing Partner. In January, 1997, he resumed trading for his proprietary account in stock index futures until early this year. Currently, Mr. Jordan is an associated person of Super Fund Financial Group, Inc., an NFA member, Commodity Pool Operator and Introducing Broker guaranteed by Vision Limited Partnership.

Mr. Jordan lives in Glen Rock, New Jersey with his wife and two sons. He currently serves as Councilman for the Borough of Glen Rock and in that capacity is the Chairman of the Division of Revenue and Finance overseeing a municipal budget of $11,000,000. Mr. Jordan graduated from Cornell University in 1975.

There have been no material administrative, civil or criminal actions concluded within the preceding five years against EPIC Trading or Bradley P. Jordan and no such actions are pending or on appeal.

DESCRIPTION OF TRADING PROGRAM

At the backbone of EPIC Trading is a technically based system utilized to trade the stock index futures and options markets. A proprietary moving average program is combined with internal divergence analysis to create trading strategies. Divergence analysis is used to study the price structure of underlying equity markets in order to create a long-term trading framework. A leading indicator moving average projection is then applied to generate short and intermediate term trades. Various filters have been developed to maximized results. Standard technical analysis techniques, such as trend line and pattern formation, are also used to a lesser extent in the trading program.

The CTA intends to trade primarily Stock Index Futures and Options, however the CTA may trade any variety of commodity interests that fall in the categories of Grains, Meats, Metals, Currencies, Financials, Stock Indexes, Energies, and other items of Food and Fiber. "Commodity Interests" means contracts on and for physical commodities, currencies, money market instruments, and items which are now, or may hereinafter be, the subject of futures contract trading, options' contracts, or physical commodities.

PERFORMANCE RECORD OF THE CTA

Trading in Epic Trading Program commenced on January, 1995 and ceased in December, 1996, then resumed in April, 1998. During 1997, Mr. Jordan traded for his own accounts. See Appendix III for the performance summary of his trading activity.

EPIC Trading Program

The following capsule shows the past performance of EPIC Trading Program since the inception of trading (in January, 1995) and year-to-date (through October 31, 1998). PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                            EPIC Trading Program
                         Percentage Rate of Return
                  (Computed on a compounded monthly basis)*
MONTH      1998     1997   1996     1995
January    N/A      N/A     3.88     5.67
February   N/A      N/A     5.66     6.10
March      N/A      N/A    (0.04)   (1.18)
April      6.50     N/A    (2.62)   (2.90)
May        1.80     N/A     6.57     4.80
June      (3.00)    N/A     2.35     0.95
July       3.40     N/A     0.99     1.17
August     3.00     N/A     3.70    (0.71)
September  1.50     N/A     2.49    (3.67)
October    2.70     N/A    (0.20)    1.73
November            N/A     2.97     0.06
December            N/A     2.30    (1.73)
Year      16.64     N/A    15.10    26.03

Name of the Commodity Trading Advisor:  EPIC Trading
Name of the Trading Program:  EPIC Trading Program
Date Commodity Trading Advisor Began Trading Client Accounts: January 1, 1995 Date When Client Funds Began Being Traded Pursuant to Trading Program:
January 1, 1995
Number Of Accounts In Trading Program:  88
Total Assets Under Management:  $5,329,297
Largest Monthly Draw-Down**:  9-95/3.67%
Worst Peak-to-Valley Draw-Down***:  8-95 to 9-95 / 4.38%
Number of Accounts Closed With Net Profit:  1
Number of Accounts Closed With Net Loss:  0

* Rate of return is computed by dividing the net performance by the sum of the beginning net asset value and net additions, capital withdrawals and redemptions.

                                       45

**      "Draw-down" is defined by applicable CFTC regulations to mean losses experienced by an account over the specified period.

***      Worst Peak-to-Valley Draw-Down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool, account or trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

[C&M Traders has been removed as CTA]


          Performance Record of Fremont Fund, Limited Partnership


In addition to the Partnership, the principal of the CPO is the principal of another CPO, Pacult Asset Management, Inc., which manages another commodity pool called Fremont Fund, Limited Partnership. Fremont Fund Limited Partnership is traded by Michael J. Frischmeyer, EPIC Trading, and Bell Fundamental Futures, L.L.C. EPIC is also a CTA selected for this Fund. No correlation is expected between the performance of the Fremont Fund and this Partnership because EPIC is a CTA for both pools.


Fremont Fund pays various expenses in relation its operation including a management fee to the CTA and the General Partner of 4% and 2% annually respectively charged 1/12th monthly, and a quarterly incentive fees of 15% of all new net profits. In addition, the fund pays 3/4% per month, 9% per year, for trading.

Fremont Fund, Limited Partnership
The following capsule shows the past performance of Fremont Fund, LP for the period from inception of trading in November, 1996, through December 31, 1998. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                      Fremont Fund, Limited Partnership
                          Percentage Rate of Return
                  (Computed on a compounded monthly basis)*
Month       1998      1997      1996
January      (1.48)    (1.79)   N/A
February     (0.92)     0.71    N/A
March         0.74     (0.91)   N/A
April        (3.46)    (2.13)   N/A
May          (2.30)    (0.66)   N/A
June         (5.39)    (0.39)   N/A
July          4.21     (0.65)   N/A
August        1.78     (2.57)   N/A
September     0.07     (0.53)   N/A
October       0.26     (0.76)   N/A
November     (3.52)    (1.09)    (8.83)
December     (1.60)    (2.13)     2.34
Year        (11.35)   (12.21)    (6.69)

Name of Pool:  Fremont Fund, LP
How Offered:  Publicly offered pursuant to Form S-1 Registration statement

Names of CTAs: Michael J. Frischmeyer, EPIC Trading, Bell Fundamental Futures, L.L.C.


                                       46

Principal Protected:  No
Date of Inception of trading:  November, 1996
Net Asset Value of the pool:  $621,135 on total
Units outstanding: 910
NAV Per Unit:  $683
Largest Monthly Draw-Down** For The Regular Program Since Inception and Year-to-Date: 12-96/8.83%
Worst Peak-to-Valley Draw-Down*** For The Regular Program Since Inception and Year-to-Date): 11-96 to 6-98/32.5%

* Rate of return is computed by dividing the net performance by the sum of the beginning net asset value and net additions, capital withdrawals and redemptions.

**      "Draw-down" is defined by applicable CFTC regulations to mean losses experienced by a pool or account over the specified period

***      Worst Peak-to-Valley Draw-Down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool, account or trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

                      THE FUTURES COMMISSION MERCHANTS

Vision Limited Partnership located at One Whitehall Street, 15th floor, New York, New York, 10004, is the futures Commission Merchant for the Partnership. The following disclosures are provided regarding Vision Limited Partnership. In addition, since Vision is a non-clearing FCM, they have established an omnibus clearing arrangement with Lind-Waldock & Company.

Lind-Waldock is located at 1030 West Van Buren Street, Chicago, IL 60607. Lind-Waldock is a clearing member of all principal futures exchanges in the United States.

See disclosures as to litigation during the past 5 years regarding Vision and Lind-Waldock & Company under "Legal Matters".

                         FEDERAL INCOME TAX ASPECTS

SCOPE OF TAX PRESENTATION

This presentation is based on the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (hereinafter collectively called the "Code") which were in effect as of August 1, 1998, and is based upon the express intention of the General Partner to cause the Partnership to invest only its equity capital and not to borrow funds from any source and the belief that all of the income generated by the Fund will be "qualifying income" and, therefore, the Fund will not be a publicly-traded entity.

Any change in the Code or deviation from the intent to invest equity capital only, could alter this presentation and also have adverse tax consequences to the Partnership and the Partners, such as taxation as a corporation. This would result in the payment of tax by the Fund and the payment of a second tax by the investor rather than only by the investor if the Fund were taxed as a Partnership. In addition, if the Fund were taxed as a corporation, none of the deductions for expenses would pass through to the investor's tax return.

Under current IRS guidelines, there exists a substantial possibility that the partnership's return will be examined. If the partnership is audited, significant factual questions may arise which, if challenged by the IRS, might only be resolved at considerable legal and accounting expense to the Partners and the Partnership. Any adjustment made to the Partnership return will flow through to the Partners' returns and could result in a separate audit of the Partners' individual returns. The Partnership will report its income for tax and book purposes under the accrual method of accounting and its tax year will be the calendar year, or such other period as is required under section 706(b) of the Code. During taxable years in which little or no profit is generated from trading activities, a Limited Partner may still have interest income which will be taxed as ordinary income.

THIS DISCUSSION ASSUMES THAT THE INVESTOR IS AN INDIVIDUAL AND IS NOT INTENDED AS A SUBSTITUTE FOR CAREFUL PLANNING, PARTICULARLY, SINCE CERTAIN OF THE INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE PARTNERSHIP WILL NOT BE THE SAME FOR ALL TAXPAYERS. ALL MATTERS UPON WHICH THE PARTNERSHIP HAS OBTAINED AN OPINION OF TAX COUNSEL ARE DISCUSSED UNDER THE CAPTION "TAX OPINION" BELOW. ACCORDINGLY, PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISORS WITH SPECIFIC REFERENCE TO THEIR TAX SITUATION.

NO LEGAL OPINION AS TO CERTAIN MATERIAL TAX ASPECTS

No legal opinion will be requested by the Partnership in regard any State income tax issue. In addition, tax counsel to the Partnership can not opine upon any Federal income tax issue which involves a determination by the IRS of the facts related to the operation of the Partnership or as to any other matter which may be subject to Internal Revenue Service interpretation or adjustment upon audit. For example, commodity trading adviser fees are aggregated with employee business expenses and other expenses of producing income and the aggregate of such expenses is deductible only to the extent such amount exceeds 2% of the taxpayer's adjusted gross income. The Federal income tax deductibility of these expenses depends upon factual determinations related to the operation of the Partnership by the General Partner. See "Federal Income Tax Aspects".

PARTNERSHIP TAX STATUS AND NET WORTH OF THE GENERAL PARTNER

If the Partnership were treated as an association or publicly traded partnership, taxable as a corporation, in any taxable year, the Partnership would pay taxes at the corporate rates upon its income and gains, items of deduction and losses would be deductible only by the Partnership and not by the Partners, tax credits would be available only to the Partnership and not to the Partners, and all or a part of the distributions to the Partners could be taxable as dividend income to the Partners and would not be deductible by the Partnership in computing its taxable income. This would substantially increase the total amount of taxes the Partnership and it Partners would pay each year.

The Code, at Section 7701, provides the characteristics of a corporation which should not be present if a partnership is to be taxed as a partnership. Among those characteristics is a test for net capital to be met when the partnership has a sole corporate general partner, such as this Partnership. Among those requirements are that the General Partner, as such, will maintain a capital contribution in the Partnership in an amount not less than the greater of (i) $25,000 or (ii) one percent (1%) of the aggregate Capital Contributions from time to time, of all Limited Partners (measured at the time of each respective investment) and sufficient net worth to enable the creditors of the Partnership to have a viable entity to hold responsible for Partnership debts. These tests are contained in Code Section 7701 to maintain its partnership taxation status. The General Partner will use its best efforts to satisfy these requirements.

The IRS Code Section 7701 specifically provides a "safe harbor" which permits limited partnerships to be deemed to have met the net worth test when the General Partner's Net Worth is equal to (15%) of the first $2,500,000 or $250,000, whichever is less, and (10%) of all above $2,500,000 exclusive of the amount invested by the General Partner in this Partnership or any other partnership. There can be no assurance, however, that the General Partner can fulfill or maintain its Net Worth to meet this safe harbor test.

Historically, the right of redemption, similar to the right available to Partners in the Partnership, renders a pool, such as the Partnership, a publicly traded partnership, taxed as a corporation. However, the Revenue Act of 1987 (the "1987 Act") Act provides an exception. The exception requires ninety percent (90%) or more of the partnership's gross income to be qualifying income. Qualifying income includes interest, dividends, and income from futures, options or forward contracts on commodities, if the buying and selling of commodities is a principal activity of the partnership. The General Partner intends to limit the sources of income so that the exception will apply to the Partnership. In addition, the General Partner has placed certain restrictions upon the right of redemption. See Exhibit A, "Right of Redemption".

NO IRS RULING

THE PARTNERSHIP HAS NOT APPLIED FOR A RULING FROM THE INTERNAL REVENUE SERVICE (THE "IRS") REGARDING ITS STATUS AS A PARTNERSHIP OR WITH REGARD TO ANY OTHER TAX ASPECT, NOR DOES THE PARTNERSHIP INTEND TO SEEK A RULING. IN THE ABSENCE OF A RULING,

THERE CAN BE NO ASSURANCE THAT THE IRS WILL NOT ATTEMPT TO TAKE A POSITION ADVERSE TO THE PARTNERSHIP.

TAX OPINION


The Partnership has obtained an opinion, which is not binding upon the IRS or the Courts, from The Scott Law Firm, P.A., that the Partnership will be taxable as a partnership and not as a corporation. The Firm has opined with respect to all material federal tax consequences as follows: (i) the Partnership will be treated as a partnership for federal income tax purposes (assuming that substantially all of the gross income of the Partnership will constitute "qualifying income" within the meaning of section 7704(d) of the Internal Revenue Code of 1986, as amended) (the "Code")); (ii) the allocations of profits and losses made when Unitholders redeem their Units should be upheld for federal income tax purposes; (iii) based upon the contemplated trading activities of the Partnership, the Partnership should be treated as engaged in the conduct of a trade or business for federal income tax purposes, and, as a result, the ordinary and necessary business expenses incurred by the Partnership in conducting its commodity futures trading business should not be subject to limitation under section 67 or section 68 of the Code; (iv) the Profit Share should be respected as a distributive share of the Partnership's income allocable to Atlas Futures Fund, Limited Partnership; and (v) the contracts traded by the Partnership, as described in the Prospectus, should satisfy the commodities trading safe harbor as described in section 864(b) of the Code.


Such opinion is based on the Code as of December 31, 1997, a review of the Limited Partnership Agreement, and is conditioned upon the following representations of facts by the General Partner: (a) at all times, the Partnership will be operated in accordance with the Delaware Uniform Limited Partnership Act and the Limited Partnership Agreement attached hereto as Exhibit A; (b) the General Partner will, at all times maintain not less than a one percent (1%) interest in the income, losses, gains, deductions and credits of the Partnership; (c) the aggregate deductions to be claimed by the Partners as their distributive shares of the Partnership net losses for the first two years of operation of the Partnership will not exceed the amount of equity capital invested in the Partnership; (d) no creditor who makes a loan to the Partnership, including margin accounts, will have or acquire, as a result of making the loan, any direct or indirect interest in the capital, profits or property of the Partnership, other than as a secured creditor; (e) the General Partner will at all times actively direct the affairs of the Partnership; (f) the General Partner will possess substantial assets (exclusive of its interest in the Partnership or any other limited partnership) which can be reached by the general creditors of the Partnership within the meaning of Treasury Regulation Section 301.7701 2(d)(2) or the General Partner will otherwise comply with the tax code general partner requirements imposed upon sole corporate general partners of limited partnerships; (g) interests in the Partnership will be transferable only upon approval of the General Partner and not, otherwise, be (1) traded on an established securities market, or (2) readily tradable on a secondary market (or the substantial equivalent thereof); (h) the Partnership will not be registered under the Investment Advisor's Act of 1940; and, (i) over ninety percent of the income earned by the Partnership will be Qualifying Income as that term is defined in the 1987 Act.

The Law Firm is not able to opine upon the tax treatment of certain expenses as the determination depends upon questions of fact to be resolved by the General Partner on behalf of the Partnership. In addition, commodity trading adviser fees are aggregated with employee business expenses and other expenses of producing income and the aggregate of such expenses is deductible only to the extent such amount exceeds 2% of the taxpayer's adjusted gross income. It is the General Partner's position that the Partnership's intended operations will qualify as a trade or business. If this position is sustained, the brokerage commissions and performance fees will be deductible as ordinary and necessary business expenses. Syndication costs to organize the Partnership and Offering Expenses will not be deductible or amortizable by the Partnership or its Partners.

Any change in these representations or the operative facts will prevent reliance by the Partnership and the Partners upon the legal opinion from The Scott Law Firm, P.A.

PASSIVE LOSS AND UNRELATED BUSINESS INCOME TAXES RULES

In addition to the imposition of a corporate level tax on publicly traded partnerships, special rules apply to partnerships in regard to the application of the passive loss and unrelated business income tax rules. In Notice 88-75 issued on June 17, 1988 (the "Notice"), the IRS provided guidance as to the operation of the Partnership. The General Partner intends to cause the Partnership to comply with the applicable provisions of these guidelines. In the event the Expenses of the Partnership were deemed not to qualify as deductions from trading profits, if any, the total taxes paid by the Partners would increase while the distributions to them would remain the same.

BASIS LOSS LIMITATION

Generally, the "basis" of a Partner's interest in the Partnership for tax purposes is equal to the cost decreased, but not below zero, by the Partner's share of any Partnership losses and distributions and increased by the Partner's share of any Partnership income. A Partner may not deduct losses in excess of the adjusted basis for the interest in the Partnership at the end of the partnership year in which such losses occurred, but may carry forward any excess to such time, if ever, as the basis for the interest in the Partnership is sufficient to absorb the loss. Upon the sale or liquidation of a Partner's interest in the Partnership, the Partner will recognize a gain or loss for Federal income tax purposes equal to the difference between the amount realized by such Partner in the transaction and the basis for such Partner's interest in the Partnership at the time of such sale. For individuals, capital losses would offset capital gains on a dollar for dollar basis, with any excess capital losses subject to a $3,000 annual limitation. Accordingly, it is possible for the Partners to sustain a loss from the operation of the Partnership which will be not allowed as a deduction for tax purposes or limited to a $3,000 annual limitation.

AT-RISK LIMITATION

The election by a Partner to borrow the money to invest in the Partnership carries with it certain at risk limitations. Section 465 of the Code provides that the amount of any loss allowable for any year to be included in a Limited Partner's personal tax return is limited to the amount paid for the Units (tax basis) of the amount "at risk". Losses already claimed may be subject to recapture if the amount "at risk" is reduced as a result of cash distributions from the activity, deduction of losses from the activity, changes in the status of indebtedness from recourse to non-recourse, the commencement of a guarantee, or other events that affect the taxpayer's risk of loss. Partners should consider the "at-risk" provisions in arranging debt financing for purchase of an interest in the Partnership.

INCOME AND LOSSES FROM PASSIVE ACTIVITIES

Code Section 469 limits the deductibility of losses from business activities in which the taxpayer (limited to individuals, certain estates and trusts, personal service corporations or closely-held corporations) does not materially participate ("Passive Losses"). Under temporary Treasury Regulations, the trading of personal property, such as futures contracts, will not be treated as a passive activity and Partnership gains allocable to Limited Partners will not be available to offset passive losses from sources outside the Partnership and Partnership losses will not be subject to limitation under the Passive Loss Rules.

ALLOCATION OF PROFITS AND LOSSES

The allocation of profits, losses, deductions and credits contained in the Limited Partnership Agreement will be recognized for tax purposes only if the allocations have substantial economic effect. While the General Partner believes that the Limited Partnership Agreement either meets the requirements or satisfies a substitute "capital account equivalency" test, the Limited Partnership Agreement does not meet a third requirement, that a Partner must make a contribution to the Partnership equal to any deficit in the Capital account. Accordingly, under the regulations and the Limited Partnership Agreement, losses would not be allocable to a Partner in excess of the Partner's capital contribution plus properly allocated profits less any prior distributions. The General Partner intends to allocate income and losses in accordance with the Partnership Agreement which it believes complies with applicable Code Section 704. However, no assurances can be given that the IRS will not attempt to change any allocation that is made among Partners admitted on different dates which could adversely effect the amount of taxable income to one Partner as opposed to another Partner.

TAXATION OF FUTURES AND FORWARD TRANSACTIONS

The CTAs selected by the Partnership are expected to trade primarily in
Section 1256 Contracts as defined in the Code. All Section 1256 contracts will be marked-to-market upon the closing of every contract (including closing by taking an offsetting position or by making or taking delivery, by exercise or being exercised, by assignment or being assigned; or by lapse or otherwise) and all open Section 1256 contracts held by the Partnership at its fiscal year-end will be treated as sold for their fair market value on the last business day of such taxable year. This will result in all unrealized gains and losses being recognized for Federal income tax purposes for the taxable year. As a consequence, the Partners may have tax liability relating to unrealized Partnership profits in open positions at year-end. Sixty percent (60%) of any gain or loss from a Section 1256 contract will be treated as long-term, and forty percent (40%) as short-term, capital gain or loss (the "60/40 Rule"), regardless of the actual holding period of the individual contracts. The character of a Partner's distributive share of profits or losses of the Partnership from Section 1256 contracts will thus be 60% long-term capital gain or loss and 40% short-term capital gain or loss. Each partner's distributive share of such gain or loss for a taxable year will be combined with its other items of capital gain or loss for such year in computing its Federal income tax liability. The Code contains certain rules designed to eliminate the tax benefits flowing to high-income taxpayers from the graduated tax rate schedule and from the personal and dependency exemptions. The effect of these rules is to tax a portion of a high-income taxpayer's income at a marginal tax rate of 39.6%. However, long-term capital gains are now subject to a maximum tax rate of 28%. Subject to certain limitations, a Limited Partner, other than a corporation, estate or trust, may elect to carry-back any net Section 1256 contract losses to each of the three preceding years. The marked-to-market rules do not apply to interests in personal property of a nature which are actively traded other than Section 1256 contracts (termed "off-exchange positions").

SECTION 988 FOREIGN CURRENCY TRANSACTIONS

A "Section 988 transaction" is defined as the entering or acquiring of any forward contract, futures contract, option or similar financial instrument if the amount to be received or to be paid by reason of a transaction is denominated in a nonfunctional currency (i.e., other than the dollar) or is determined by reference to one or more nonfunctional currencies. If the
Section 988 transaction results in a gain or loss, it is considered to be a foreign currency gain or loss to the extent it does not exceed gain or loss realized by reason of changes in exchange rates.

CAPITAL GAIN AND LOSS PROVISIONS

If long-term capital gains exceed short-term capital losses, the net capital gain will be taxed at the same rates as ordinary income. Subject to an annual limitation of $3,000, the excess of capital losses over capital gains will be deductible by an individual against ordinary income. Excess capital losses which are not used to reduce ordinary income in a particular taxable year may be carried forward to, and treated as capital losses incurred in, future years.

BUSINESS FOR PROFIT

Code Section 183 sets forth the general rule that no deduction is allowable to an individual for an activity "not engaged in for profit". These are activities other than those constituting a trade or business or engaged in for the production or collection of income or for the management, conservation, or maintenance of property held for the production of income. The determination of whether an activity is engaged in for profit is based on all facts and circumstances, and no single factor is determinative. The General Partner believes that the employment by the Partnership of independent CTAs with strong track records of production of profits, it is more likely than not, that the activity of the Partnership will be considered an activity engaged for profit.

SELF-EMPLOYMENT INCOME AND TAX

Section 1402 of the Code provides that an individual's net earnings from self-employment shall not include the distributive share of income or loss from any trade or business carried on by a partnership of which he is a Limited Partner. Therefore, a Limited Partner should not consider that the ordinary income from the Partnership constitutes net earnings from self-employment for purposes of either the Social Security Act or the Code.

INDIVIDUAL ALTERNATIVE MINIMUM TAX

Non-corporate taxpayers are subject to the alternative minimum tax to the extent it exceeds their regular tax. For an entity taxable as an estate or trust, the first $22,500 of "alternative minimum taxable income" is exempt from the alternative minimum tax, while for an individual it is the first $33,750 of such income ($45,000 for a joint return; $22,500 for married taxpayers filing separately). The exemption amounts will be phased out at the rate of $.25 for each dollar of alternative minimum taxable income in excess of $150,000 for married taxpayers filing jointly, $112,500 for single taxpayers, and $75,000 for married taxpayers filing separately, estates and trusts. Alternative minimum taxable income in excess of the exemption amount, after any applicable phase-out, will be subject to a two-tiered rate schedule. Alternative minimum taxable income (net of exemption) up to and including $175,000 will be taxed at a rate of 26% and alternative minimum taxable income over $175,000 will be taxed at a 28% rate. Taxpayers liable for the alternative minimum tax are required to make estimated tax payments.

INTEREST RELATED TO TAX EXEMPT OBLIGATIONS

Section 265(a)(2) of the Code will disallow any deduction for interest on indebtedness of a taxpayer incurred or continued to purchase or carry obligations the interest on which is wholly exempt from tax. The IRS announced in Revenue Procedure 72-18 that the proscribed purpose will be deemed to exist with respect to indebtedness incurred to finance a

 "portfolio investment". The Revenue Procedure further states that a limited partnership interest will be regarded as a "portfolio investment", unless rebutted by other evidence. Therefore, in the case of a Limited Partner owning tax-exempt obligations, the IRS might take the position that any interest expense incurred by him to purchase or carry Units should be viewed as incurred by him to continue carrying tax exempt obligations and that such Limited Partner should not be allowed to deduct all or a portion of the interest on any such loans.

NOT A TAX SHELTER

In the opinion of tax counsel, the Partnership does not constitute a tax shelter, as defined in Code Section 6111(c), since the General Partner intends to operate the Partnership so that the tax shelter ratio will not exceed two-to-one at the close of any of the first five years. Accordingly, the General Partner does not plan to register the Partnership as a tax shelter with the IRS.

TAXATION OF FOREIGN PARTNERS

An investment in the Partnership should not, by itself, cause a Foreign Partner to be engaged in a trade or business within the United States. A foreign person is subject to a 30% withholding tax (unless reduced or exempted by treaty) on certain types of United States source income which is not effectively connected with the conduct of a United States trade or business. This tax must be withheld by the person having control over the payment of such income. Accordingly, the Partnership may be required to withhold tax on items of such income which are included in the distributive share (whether or not actually distributed) of a Foreign Partner. If the Partnership is required to withhold tax on such income of a Foreign Partner, the General Partner may pay such tax out of its own funds and then be reimbursed out of the proceeds of any distribution to or redemption of Units by the Foreign Partner.

PARTNERSHIP ENTITY-AUDIT PROVISIONS-PENALTIES

The Code provides that the tax treatment of items of partnership income, gain, loss, deduction and credit will be determined at the partnership level in a single partnership proceeding. The Partnership Agreement has appointed the General Partner the "Tax Matters Partner" to settle any issue involving any partner with less than a one percent (1%) profits interest unless such a partner, upon notice, properly elects not to give such authority to the Tax Matters Partner. The Tax Matters Partner may seek judicial review for any adjustment to partnership income, but there will be only one such action for judicial review to which all partners will be bound. The Code provides that a partner must report a partnership item consistently with its treatment on the partnership return, unless the partner specifically identifies the inconsistency or can show that its treatment of the partnership item on its return is consistent with a schedule furnished to the partner by the Partnership. Failure to comply with this requirement may result in penalties for underpayment of tax and could result in an extended statute of limitations. The statute of limitations for adjustment of tax with respect to partnership items will generally be three years from the date of filing the partnership return.

Code Section 6662 imposes a penalty for a substantial understatement of income tax equal to 20% of the amount of any underpayment attributable to that understatement. "Understatement" is defined as meaning the excess of the correct amount of tax required to be shown on the return over the amount of tax which is actually shown on the return. A substantial understatement exists for any taxable year if the amount of the "understatement" for the taxable year exceeds the greater of (1) 10% of the correct tax, or (2) $5,000 ($10,000, in the case of a corporation other than an S corporation or a personal holding company).

EMPLOYEE BENEFIT, RETIREMENT PLANS AND IRA'S

In considering an investment in the Partnership, a fiduciary of an employee benefit plan covered by the Employee Retirement Income Security Act of 1974 ("ERISA") (such as, for example, a qualified pension, profit-sharing or stock bonus plan, or health and welfare plan), or of an Individual Retirement Account ("IRA") (collectively "Qualified Plans"), taking into account the facts and circumstances of such Qualified Plan, should consider applicable fiduciary standards under ERISA. The General Partner intends to limit the investment in the Partnership by benefit plan investors to less that 25% of the total equity invested in the Partnership. Prospective plan investors should consult their own legal and financial advisors regarding these and other considerations involved in an investment in the Partnership by a particular plan.

ACCORDINGLY, THE PERSON WITH INVESTMENT DISCRETION SHOULD CONSULT WITH HIS OR HER ATTORNEY AS TO THE PROPRIETY OF SUCH AN INVESTMENT IN LIGHT OF CIRCUMSTANCES OF THE PARTICULAR PLAN.

ACCEPTANCE OF SUBSCRIPTIONS ON BEHALF OF EMPLOYEE BENEFIT PLANS IS NOT A REPRESENTATION BY GENERAL PARTNER OR ANY OTHER PARTY THAT THIS INVESTMENT MEETS ALL LEGAL REQUIREMENTS OR IS APPROPRIATE WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN. THE PERSON WITH INVESTMENT DISCRETION SHOULD CONSULT WITH THE ATTORNEY FOR THE PLAN AS TO THE PROPRIETY OF AN INVESTMENT IN THE PARTNERSHIP.

                       THE LIMITED PARTNERSHIP AGREEMENT

This Prospectus contains an explanation of some of the more significant terms of the Limited Partnership Agreement, however, prospective investors are urged to read the Agreement in its entirety. See Exhibit A.

FORMATION OF THE PARTNERSHIP

The Certificate of Limited Partnership dated January 12, 1998 was filed on January 12, 1998, pursuant to the Delaware Uniform Limited Partnership Act. The liability of a Limited Partner for the losses, debts and obligations of the Partnership is limited to the Limited Partner's Capital Contribution and share of any undistributed assets of the Partnership, so long as the Limited Partner complies with Article V of the Limited Partnership Agreement. The Limited Partnership Agreement provides that the death, incompetency, withdrawal, insolvency, bankruptcy, termination, liquidation, dissolution or other legal incapacity of a Limited Partner will not terminate or dissolve the Partnership, and that the legal representatives of such Limited Partner have no right to become a substituted Limited Partner solely by reason of such capacity or to withdraw the Limited Partner's interest except by redemption of Units.

UNITS

The number of Units held by a Partner will determine the Partner's percentage interest in the Net Assets of the Partnership, such percentage interest to be equal to an amount calculated by dividing the number of Units held by the Partner by the aggregate number of outstanding Units of the Partnership, from time to time.

MANAGEMENT OF PARTNERSHIP AFFAIRS

Responsibility for managing the Partnership is vested solely in the General Partner. The Limited Partners will not take part in the business or affairs of the Partnership nor have any voice in the management or operations of the Partnership. Any material change in the Limited Partnership Agreement or the Partnership's structure shall, however, require the prior written approval of the Limited Partners who collectively hold a majority of the Units of the Partnership; provided, however, the General Partner may change trading advisors, change the commodity contracts traded by the Partnership, and change the diversification of the Partnership's assets among the various types of or in the positions held in commodity contracts without a vote or other form of permission from the Limited Partners. The Limited Partners who collectively hold a majority of the Units of the Partnership may, to the extent permitted by law, without the concurrence of the General Partner, vote to (i) amend any term in the Limited Partnership Agreement and, if necessary, the Certificate of Limited Partnership including, but not limited to, the right to remove the General Partner and elect a new general partner. The General Partner has no authority to engage in the actual selection or frequency of trading. Trading must be done by independent CTAs selected by the General Partner.

ADDITIONAL OFFERINGS

The General Partner may from time to time, in its sole discretion, terminate any offering of Units, or register additional Units and/or make additional public or private offerings of Units. No Limited Partner shall have any preemptive, preferential or other rights with respect to the issuance or sale of any additional Units. There is no limit upon the amount of contributions or the maximum number of Units which may be issued, offered, or sold.

PARTNERSHIP ACCOUNTING, REPORTS, AND DISTRIBUTIONS

Each Partner will have a Capital account, and its initial balance will be the amount the Partner paid for the Partner's Units. The Net Assets of the Partnership will be determined monthly, and any increase or decrease from the end of the preceding month will be added to or subtracted from the accounts of the Partners in the ratio that each account bears to all accounts. Distributions from profits or Capital will be made solely at the discretion of the General Partner. On a monthly basis the General Partner will cause to be reported to the Partners, the following information: the Net Unit Value as of the end of the month and as of the end of the previous month, and the percentage change in Net Unit Value between the two months; the amount of distributions during the month; the aggregate fixed commission in lieu of round-turn brokerage commissions, other fees, administrative expenses, and reserves for claims and other extra-ordinary expenses incurred or accrued by the Partnership during the month; and, such other information as the CFTC may, by regulation, require. Partners or their duly authorized representatives may, after adequate notice, inspect the Partnership books and records at any reasonable time, to copy, at their expense said records related to the Capital Account of said Partner.

FEDERAL TAX ALLOCATIONS

At the end of each fiscal year the Partnership's realized capital gain or loss and ordinary income or loss will be allocated among the Partners, after having given effect to the fees of the General Partner and the Commodity Trading Advisors and each Partner's share of such items are includable in the Partner's personal income tax return.

TRANSFER OF UNITS ONLY WITH CONSENT OF THE GENERAL PARTNER

A purchaser is admitted to the Partnership and is registered on the records of the Partnership as the owner of those Units. The registered holder is entitled to receive all distributions, allocations of losses and withdrawals or reductions of Capital contributions with respect to such Units, and to vote on any matters submitted to the Limited Partners for voting. Units are transferable only with the written consent of the General Partner, whose consent will be withheld if, among other things, the transfer (i) is requested prior to two years from the date of purchase of such assigned or transferred Units(s) by said Partner; (ii) is not for the full Units or if the assignor, if he is not assigning all of his Units, will not retain more than five Units;
(iii) will violate any applicable laws or governmental rules or regulations, including without limitation, any applicable Federal or state securities laws and the limited partnership laws of the State of Delaware; or (iv) will jeopardize the status of or cause a termination of the Partnership for Federal income tax purposes or affect characterizations or treatment of income or loss.

TERMINATION OF THE PARTNERSHIP

The Partnership will terminate at 11:59 p.m. twenty-one years from the date of the Partnership Agreement; by election of the General Partner, in its sole discretion, to terminate and dissolve the Partnership; the dissolution, death, resignation, withdrawal, bankruptcy or insolvency of the General Partner, unless the Limited Partners unanimously elect to carry on the business and a new general partner has been substituted; upon the occurrence of an event specified under the laws of the State of Delaware as one effecting dissolution; any event which shall make unlawful the continued existence of the Partnership; or, upon the unanimous vote of the Limited Partners.

MEETINGS

No regular meetings of the Partnership are required to be held, however, a meeting of the Partners for the purpose of acting upon any matter upon which the Partners are entitled to vote may be called by the General Partner at any time and shall be called by the General Partner, no more than 15 days after receipt by the General Partner, either in person or by certified mail, of a written request, accompanied by an advance of the costs to send notice of the meeting to all Partners, for such a meeting which sets forth the purpose thereof, which is signed by one or more of the Partners who collectively own 10% or more of the then outstanding Units.

REDEMPTIONS

No Partner may redeem or liquidate any Units until six months after the commencement of trading. Written notice must be received by the General Partner no later than 12:00 noon on the tenth calendar day immediately preceding the desired effective date of Redemption which must be as of the last day of the then current or a future month. The General Partner intends to use its best efforts to make payment of the Redemption request of the Partner's pro rata share of the Net Asset Value, as those terms are defined in Appendix I, within ten days following the effective date. However, investors should be aware that while the General Partner intends to so honor all proper Unit Redemption requests, circumstances existing in the Partnership's business at the time of such Redemption request. Specifically, the lack of sufficient cash due to the inability to liquidate positions as of the Redemption date or the accrual for contingent claims may cause the General Partner to suspend or delay Redemptions or to only partially honor such requests. The General Partner in its sole discretion may, upon notice to the Partners, declare additional Redemption dates and may cause the Partnership to redeem fractions of Units and, prior to registration of Units for public sale, redeem Units held by Partners who do not hold the required minimum amount of Units established, from time to time, by the General Partner. A Redemption fee will be assessed towards the value of the Units and will be made payable to the Partnership in the amount of four percent (4%) of the value of the Redemption request which is received prior to the nineteenth day of the sixth month after the commencement of trading. Thereafter, there will be a reduction in the Redemption fee of one percent (1%) for each six (6) months the investment in the Units remained invested in the Partnership after the initial six months; i.e., a redemption during the next 7 to 12 months will be charged a 3% Redemption fee; 13 to 18 months 2%, 19 to 24 months 1% and, thereafter, no Redemption fee will be charged.

                             PLAN OF DISTRIBUTION

The Units are being offered and sold through Futures Investment Company ("FIC"), 5916 N. 300 West, Fremont, Indiana 46737, an NASD registered broker dealer and other broker dealers selected by the General Partner, on a best efforts basis. Ms. Pacult, the sole shareholder, director, and officer of the General Partner and her husband, Mr. Michael Pacult, are the sole owners of FIC. They are also associated persons and registered representatives of FIC who will earn sales and trailing commissions as a result of the Units they sell and service. A best efforts basis means there is no requirement that the General Partner or any broker dealer (sometimes referred to as the underwriter) to purchase any unsold Units, and no person or entity, including the General Partner and the broker dealer have any obligation, currently or are expected at any time in the future, to purchase any unsold Units. In addition, the General Partner may, in its sole discretion, terminate this offering of Units at anytime. There will be a selling commission of six percent (6%), subject to waiver at the sole discretion of the General Partner, paid to the broker dealers selected, from time to time, to sell Units. FIC, the broker dealer, is an Illinois corporation which was incorporated on December 6, 1983. Its registration as a fully disclosed broker dealer with the NASD became effective on July 28, 1997. The principal business functions of the broker dealer are currently the offering and trading of securities and commodities as a CFTC registered introducing broker. It is contemplated that the broker dealer will participate in the offering of other commodity pools sponsored by the General Partner or other persons or entities in competition with the Partnership.

A minimum of 700 Units (the "Minimum") are currently offered for sale at a fixed value of One Thousand Dollars ($1,000) per Unit, which amount was arbitrarily established by the General Partner. The amount was not based on expected earnings and does not represent that the Units have or will have a market value of or could be resold or redeemed at that price. When the General Partner has received and accepted subscriptions for the Minimum, the Partnership will commence trading operations. The remaining 6,300 Units will be offered at a price per Unit equal to the number of outstanding Units divided into the Net Asset Value of the Partnership as of the close of business on the effective date of such purchase, which will be the last business day of the month in which the General Partner accepts a duly executed Subscription Agreement and the required applicable subscription amount from the Partner in question. The General Partner will not grant its permission for any subscription documents or payments, once accepted, to be withdrawn by a subscriber. There can be no assurance that the Minimum or any additional Units will be sold. Funds with respect to subscriptions received and accepted by the General Partner prior to the sale of the Minimum will be deposited and held in a separate escrow account in the name of the Partnership at Star Financial Bank, 2004 N. Wayne St., Angola, IN 46703 (the "Escrow Agent") pending the General Partner's receipt and acceptance of subscriptions for at least the Minimum. The Broker Dealer, the Partnership and the Escrow Agent have entered into an escrow agreement. The Escrow Agent shall receive a fee for its services which will be paid by the General Partner without a right of reimbursement from the Partnership. Units purchased by the General Partner, its principals or any Affiliate shall not be counted in determining whether the Minimum has been subscribed for and sold. If subscriptions for at least the Minimum are not received and accepted by the General Partner prior to the close of one year from the effective date of the Prospectus, this offering shall terminate and the Escrow Agent is obligated to return all amounts paid by each subscriber, together with the original subscription documents, within ten days thereafter, without deduction for fees and costs, together with the subscriber's pro rata share of interest earned from their deposit to the Escrow Account.

Upon the sale of the Minimum, the escrowed funds (together with the interest earned thereon) will be released for use by the Partnership on the first business day after which the Minimum contingency has been satisfied and this offering shall continue until the earlier of (i) such time as all of the Units offered hereby have been sold, or (ii) such time as the offering is terminated by the General Partner, in its sole discretion. No escrow will be utilized in regard to the sale of any Units after the sale of the Minimum.

                           SUBSCRIPTION PROCEDURE

In order to purchase Units, an investor must complete and execute a Suitability Questionnaire and a Subscription Agreement in the form attached hereto as Exhibit D, and deliver the executed Subscription Documents to the Sales Agent and, if prior to the sale of the Minimum, all checks shall be made payable to "Star Financial Bank-Escrow Agent for Atlas Futures Fund, LP" to be delivered by the Sales Agent to the Escrow Agent within 24 hours after receipt for deposit to the

Escrow Account. After the sale of the Minimum and the termination of the Escrow Account, all Subscription Documents shall be sent by the Sales Agent to the General Partner with a check or money order made payable to "Atlas Futures Fund, Limited Partnership" for investment in the Fund effective on the next admission date. Under no circumstances are any sales to be made for cash or any checks to be made payable to the General Partner or the Selling Agent or any of their registered representatives or affiliates. The minimum subscription per investor is $25,000; provided, however, the General Partner may reduce this minimum investment to $5,000 and investors may make additional investments above $25,000 in $1,000 increments. All Units subscribed for shall be recorded on the books of the Partnership subject to the collection of good funds. Any Units recorded in favor of a Subscriber who has not provided collectible funds (whether in the form of a bad check or draft, or otherwise) shall be cancelled.

All subscriptions for Units are irrevocable by subscribers, subject only to possible rights under applicable Federal and state securities laws. The General Partner may reject any subscription, in whole or in part, in its sole discretion. Unless higher amounts are otherwise specified in the Subscription Agreement for residents of a particular state, an investor must have at least either (i) a minimum net worth (determined exclusive of home, home furnishings and automobiles) of $150,000, or (ii) a minimum annual gross income of $45,000 and a minimum net worth of $45,000 (once again determined exclusive of home, home furnishings and automobiles). In the case of sales to fiduciary accounts, the net worth and income standards may be met by the beneficiary, the fiduciary account, or by the donor or grantor who directly or indirectly supplies the funds to purchase the Units if the donor or grantor is the fiduciary.

                                LEGAL MATTERS

LITIGATION AND CLAIMS

There have been no material administrative, civil or criminal actions against the General Partner (who is the Commodity Pool Operator), the principal of the General Partner, Ms. Pacult, the Commodity Trading Advisors, the Introducing Broker, and selling broker or any principal or any Affiliate of any of them, pending, on appeal, or concluded, threatened or otherwise known to them, within the five (5) years preceding the date of this Prospectus. The FCM does have litigation which is unrelated to the Partnership and the effect of which, if successfully pursued by a plaintiff or appellant, would be too small to have an effect on the ability of the FCM to serve the Partnership.

On December 31, 1997, the Business Conduct Committee of the NFA issued a two count complaint against Vision Limited Partnership. Count I alleges failure to supervise and Count II alleges improper handling of one block order. Vision denies the allegations and intends to vigorously defend the matter.

LEGAL OPINION

The Scott Law Firm, P.A., 5121 Sarazen Drive, Hollywood, FL 33021, serves as special counsel to the Partnership and the General Partner in regard to the offering of Units and the preparation of this Prospectus, the legality of the Units offered, and the classification of the Partnership as a partnership for tax purposes. In addition, the Firm will advise the Partnership and its General Partner, from time to time, in regard to the maintenance of the tax status of the Partnership and the legality of subsequent offers, if any, of sale of Units to and transfers by investors. The General Partner has granted the right to The Scott Law Firm, P.A. to employ other law firms to assist in specific matters which may now, or in the future, relate to the sale of Units or the operation of the Partnership.

The Scott Law Firm, P.A. will not provide legal advice to any potential investors or any Partners other than the General Partner, in regard to this offering or any other matter. All parties other than the General Partner should seek investment, legal, and tax advice from counsel of their choice.

                                    EXPERTS

The financial Statements of the Partnership and the General Partner included in this Prospectus have been audited by Frank L. Sassetti, & Co., 6611 West North Avenue, Oak Park, IL 60302, as indicated in their reports included with each such statement. Such financial statements have been included herein and in any filings to the SEC, CFTC, NFA, and selected state administrators, relying upon the authority of Frank L. Sassetti, & Co., as experts in accounting and auditing, in giving said respective reports. The books and records of the partnership and the General Partner will be audited and the Partnership tax returns will be prepared by Frank L. Sassetti, & Co. The accountant who will establish the original books and records for the Partnership and handle the journal entries, prepare the monthly and annual statements of account and financial statements, and prepare the Partnership K-1s, once trading commences, will be Mr. James Hepner, certified public accountant, 1824 N. Normandy, Chicago, IL 60635. The General Partner will serve as tax partner for the Partnership. The General Partner is required by CFTC rules and regulations to send monthly, unaudited, and annual statements of account and financial statements, audited by an independent certified public accountant, for the Partnership to each Partner. The unaudited monthly statements will be sent as soon as practicable after the end of each month and the audited annual financial statements will be sent within 90 days after the end of each calendar year.

                            ADDITIONAL INFORMATION

The Partnership, by its General Partner, has filed a Registration Statement on Form S-1 with the Securities and Exchange Commission with respect to the issuance and sale of the limited partnership interests (the "Units") under the Securities Act of 1933. This Prospectus does not contain all of the information set forth in the Form S-1 filing and reference is made to said Form S-1 and the Exhibits thereto (for example, the Selling Agreement, the Escrow Agreement, and the Customer Agreement). The description contained in this Prospectus to the exhibits to the Registration Statement are summaries. For further information regarding the Partnership and the Units offered, the Prospectus, including the Exhibits and other documents filed and periodic reports, may be inspected, without charge, and copied at the public reference facilities of the Securities and Exchange Commission at 450 Fifth Street, NW, Washington, D.C. 20549 and at its Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048; and Midwest Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and copies of all or any part of this filing can be obtained by mail from the Securities and Exchange Commission, at such offices, upon payment of the prescribed rates. This document and other electronic filings made through the Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system are publicly available through the Commission's Web site (http://www.sec.gov).

In addition, the books and records for the Partnership will be maintained for six years at 5916 N. 300 West, Fremont, Indiana 46737 with a duplicate set maintained at the offices of Mr. James Hepner, Certified Public Accountant, at 1824 N. Normandy, Chicago, IL 60635, (773) 804-0074. Prospective investors are invited to review any materials available to the General Partner relating to the Partnership; the operations of the Partnership; this offering; the commodity experience and trading history of the CTAs; the General Partner and the commodity brokers and their respective officers, directors and affiliates; the advisory agreements between the Partnership and the CTAs; the Customer Agreements between the Partnership and the Commodity Brokers for the Partnership; the Disclosure Documents of the CTAs; the forms filed with the NFA for any registered entity or person related to the Partnership; and any other matters relating to this offering, the operation of the Partnership, or the laws applicable to the offering or the Partnership. The officer and staff of the General Partner will answer all reasonable inquiries from prospective investors relating thereto. All such materials will be made available at any mutually convenient location at any reasonable hour after reasonable prior notice. The General Partner will afford prospective investors the opportunity to obtain any additional information necessary to verify the accuracy of any representations or information set forth in this Prospectus or any exhibits attached hereto to the extent that the Partnership or the General Partner possess such information or can acquire it without unreasonable effort or expense. Such review is limited only by the proprietary and confidential nature of the trading systems to be utilized by the CTAs and by the confidentiality of certain personal information relating to investors.


        [The balance of this page has been intentionally left blank]

*******************************************************************************
                  ATLAS FUTURES FUND, LIMITED PARTNERSHIP
                      (A Development Stage Enterprise)

                        PERIOD ENDED APRIL 30, 1998
                      (With Auditors' Report Thereon)






                             GENERAL PARTNER:
                     Ashley Capital Management, Inc.
                       c/o Corporate Systems, Inc.
                        101 North Fairfield Drive
                  Dover, Kent County, Delaware   19901

To The Partners
Atlas Futures Fund, Limited Partnership
Dover, Kent County, Delaware


      INDEPENDENT AUDITORS' REPORT


      We have audited the accompanying balance sheet of ATLAS FUTURES FUND, LIMITED PARTNERSHIP as of April 30, 1998, and the related statements of operations, partners' equity and cash flows for the initial period then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit.

      We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ATLAS FUTURES FUND, LIMITED PARTNERSHIP as of April 30, 1998, and the results of its operations and its cash flows for the initial period then ended, in conformity with generally accepted accounting principles.



/s/ Frank L. Sassetti & Co.

May 20, 1998
Oak Park, Illinois

                  ATLAS FUTURES FUND, LIMITED PARTNERSHIP
                      (A Development Stage Enterprise)

                               BALANCE SHEET

                              APRIL 30, 1998


                                  ASSETS

Cash                                                           $ 1,953
Offering expenses  (Note 1)                                     49,200
Organization costs  (Note 1)                                     2,800

                                                               $53,953



                    LIABILITIES AND PARTNERS' EQUITY

Liabilities -
      Due to general partner                                   $52,000


Partners' Capital -
      Limited partners  (1 unit)
            Initial capital contribution                         1,000
            Deficit accumulated during development stage           (24)

      General partner (1 unit)
            Initial capital contribution                         1,000
            Deficit accumulated during development stage           (23)

                  Total Partners' Capital                        1,953


                                                               $53,953


                 The accompanying notes are an integral part
                        of the financial statements.

                  ATLAS FUTURES FUND, LIMITED PARTNERSHIP
                      (A Development Stage Enterprise)

                          STATEMENT OF OPERATIONS

                          FOR THE INITIAL PERIOD
                           ENDED APRIL 30, 1998



REVENUES                                                       $


                  Total Revenues


EXPENSES
      Bank charges                                                47


                  Total Expenses                                  47


NET INCOME (LOSS)                                              $ (47)


NET INCOME (LOSS) -
      Limited partnership unit                                 $ (24)

      General partnership unit                                 $ (23)


                 The accompanying notes are an integral part
                        of the financial statements.

                  ATLAS FUTURES FUND, LIMITED PARTNERSHIP
                      (A Development Stage Enterprise)

                       STATEMENT OF PARTNERS' EQUITY

                          FOR THE INITIAL PERIOD
                           ENDED APRIL 30, 1998


                                                            Total
                  Limited Partners  General Partners  Partners' Equity
                   Amount   Units    Amount   Units    Amount   Units

Initial partner
 contributions     $1,000     1      $1,000     1      $2,000      2

Net loss through
 April 30, 1998       (24)              (23)              (47)

Balance -
 April 30, 1998    $  976     1      $  977     1      $1,953      2



Value per unit at
 April 30, 1998                                        $976.50

Total partnership
 units at
 April 30, 1998                                            2


                 The accompanying notes are an integral part
                        of the financial statements.

                  ATLAS FUTURES FUND, LIMITED PARTNERSHIP
                      (A Development Stage Enterprise)

                          STATEMENT OF CASH FLOWS

                          FOR THE INITIAL PERIOD
                           ENDED APRIL 30, 1998



CASH FLOWS FROM OPERATING ACTIVITIES
      Net loss                                                $   (47)


CASH FLOWS FROM INVESTING ACTIVITIES


CASH FLOWS FROM FINANCING ACTIVITIES
      Initial partner contributions                             2,000


NET INCREASE IN CASH                                            1,953


CASH -
      Beginning of period

      End of period                                           $ 1,953




NON-CASH INVESTING ACTIVITIES
      Organization and syndication costs incurred
       and paid by affiliate                                  $52,000


                 The accompanying notes are an integral part
                        of the financial statements.

                  ATLAS FUTURES FUND, LIMITED PARTNERSHIP
                      (A Development Stage Enterprise)

                       NOTES TO FINANCIAL STATEMENTS

                              APRIL 30, 1998


1.      NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

            Atlas Futures Fund, Limited Partnership (the Fund) was formed January 12, 1998. The Fund expects to engage in the speculative trading of futures contracts in commodities. Ashley Capital Management, Inc. is the General Partner and the commodity pool operator (CPO) of Atlas Futures Fund, Limited Partnership. The commodity trading advisors (CTAs) are expected to be Michael J. Frischmeyer, Commoditech, Inc., Rosenbery Capital Management, Inc., J.A.H. Research and Trading and C & M Traders, Inc., who have the authority to trade so much of the Fund's equity as is allocated to them by the General Partner.

      Income Taxes - In accordance with the generally accepted method of presenting partnership financial statements, the financial statements do not include assets and liabilities of the partners, including their obligation for income taxes on their distributive shares of the net income of the Fund or their rights to refunds on its net loss.

      Offering Expenses and Organizational Costs - Offering expenses are to be reimbursed to the General Partner upon the initial closing. Organizational costs are capitalized and amortized over sixty months on a straight line method starting when operations begin, payable from profits or capital subject to a 2% annual capital limitation. All organizational costs incurred to date have been capitalized and no amortization expense has yet been charged.

      Registering Costs - Costs incurred for the initial filings with Securities and Exchange Commission, Commodity Futures Trading Commission, National Futures Association (the "NFA") and the states where the offering is expected to be made are accumulated, deferred and charged against the gross proceeds of offering at the initial closing as part of the offering expenses. Recurring registration costs, if any, will be charged to expense as incurred.

      Revenue Recognition - Commodity futures contracts are recorded on the trade date and are reflected in the balance sheet at the difference between the original contract amount and the market value on the last business day of the reporting period.

            Market value of commodity futures contracts is based upon exchange or other applicable market best available closing quotations.

                  ATLAS FUTURES FUND, LIMITED PARTNERSHIP
                      (A Development Stage Enterprise)

                       NOTES TO FINANCIAL STATEMENTS

                              APRIL 30, 1998



1.      NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

      Use of Accounting Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

      Statement of Cash Flows - For purposes of the Statement of Cash Flows, the Fund considers only cash and money market funds to be cash equivalents. Net cash provided by operating activities include no cash payments for interest or income taxes for the initial period ended April 30, 1998 since the Fund has no debt nor pays federal income taxes.


2.      GENERAL PARTNER DUTIES

            The responsibilities of the General Partner, in addition to directing the trading and investment activity of the Fund, includes executing and filing all necessary legal documents, statements and certificates of the Fund, retaining independent public accountants to audit the Fund, employing attorneys to represent the Fund, reviewing the brokerage commission rates to determine reasonableness, maintaining the tax status of the Fund as a limited partnership, maintaining a current list of the names, addresses and numbers of units owned by each Limited Partner and taking such other actions as deemed necessary or desirable to manage the business of the Partnership.


3.      THE LIMITED PARTNERSHIP AGREEMENT

            The Limited Partnership Agreement provides, among other things, that

      Capital Account - A capital account shall be established for each partner. The initial balance of each partner's capital account shall be the amount of the initial contributions to the partnership.

                  ATLAS FUTURES FUND, LIMITED PARTNERSHIP
                      (A Development Stage Enterprise)

                       NOTES TO FINANCIAL STATEMENTS

                              APRIL 30, 1998



3.      THE LIMITED PARTNERSHIP AGREEMENT - CONTINUED

      Monthly Allocations - Any increase or decrease in the Partnership's net asset value as of the end of a month shall be credited or charged to the capital account of each Partner in the ratio that the balance of each account bears to the total balance of all accounts.

            Any distribution from profits or partners' capital will be made solely at the discretion of the General Partner.

      Allocation of Profit and Loss for Federal Income Tax Purposes - As of the end of each fiscal year, the Partnership's realized capital gain or loss and ordinary income or loss shall be allocated among the Partners, after having given effect to the fees of the General Partner and the Commodity Trading Advisors and each Partner's share of such items are includable in the Partner's personal income tax return.

      Redemption - No partner may redeem or liquidate any units until after the lapse of six months from the date of the investment. Thereafter, a Limited Partner may withdraw, subject to certain restrictions, any part or all of his units from the partnership at the net asset value per unit on the last day of any month on ten days prior written request to the General Partner. A redemption fee payable to the partnership of a percentage of the value of the redemption request is charged during the first 24 months of investment pursuant to the following schedule:

            * 4% if such request is received ten days prior to the last trading day of the month in which the redemption is to be effective the sixth month after the date of the investment in the Fund.

            * 3% if such request is received during the next seven to twelve months after the investment.

            * 2% if such request is received during the next thirteen to eighteen months.

            * 1% if such request is received during the next nineteen to twenty-four months.

            *      0% thereafter.

                  ATLAS FUTURES FUND, LIMITED PARTNERSHIP
                      (A Development Stage Enterprise)

                       NOTES TO FINANCIAL STATEMENTS

                              APRIL 30, 1998


4.      FEES

                        The Fund will be charged the following fees on a monthly basis as of the commencement of trading.

            * A management fee of 3% (annual rate) of the Fund's net assets allocated to the CTAs to trade will be paid to the CTAs and 3% of equity to the Fund's General Partner.

            * An incentive fee of 15% of "new trading profits" will be paid to the CTAs. "New trading profits" includes all income earned by a CTA and expense allocated to his activity. In the event that trading produces a loss, no incentive fees will be paid and all losses will be carried over to the following months until profits from trading exceed the loss. It is possible for one CTA to be paid an incentive fee during a quarter or a year when the Fund experienced a loss.

            * The Fund will pay fixed commissions of 9% (annual rate) of assets assigned to be traded, payable monthly, to the introducing broker affiliated with the General Partner. The Affiliated Introducing Broker will pay the costs to clear the trades to the futures commission merchant and all PIT Brokerage costs which shall include the NFA and exchange fees.

*******************************************************************************
                    Atlas Futures Fund, Ltd. Partnership
                      (A Delaware Limited Partnership)
                               Balance Sheet
                         as of September 30, 1998

                                  ASSETS

                                                         9/30/98

CURRENT ASSETS:

      CASH                                             $  1,359.34
      ORGANIZATIONAL COSTS                             $ 52,000.00

      TOTAL ASSETS                                     $ 53,359.34


                          LIABILITIES AND CAPITAL

CURRENT LIABILITIES:

      DUE TO ASHLEY CAPITAL
      MANAGEMENT, INC.                                 $ 52,000.00

      TOTAL CURRENT LIABILITIES                        $ 52,000.00

CAPITAL

      GENERAL PARTNER CAPITAL                          $  1,000.00
      LIMITED PARTNER CAPITAL                          $  1,000.00
      NET INCOME (LOSS)                               ($    640.66)

      TOTAL CAPITAL                                    $  1,359.34

TOTAL LIABILITIES AND CAPITAL                          $ 53,359.34

                    Atlas Futures Fund, Ltd. Partnership
                      (A Delaware Limited Partnership)
                              Income Statement
                          as of September 30, 1998


                                                         9/30/98

INCOME                                                  NONE

EXPENSES

      SHIPPING                                          $  249.75
      BANK FEES                                         $  102.91
      LEGAL                                             $  288.00

TOTAL EXPENSES                                          $  640.66

NET INCOME (LOSS)                                      ($  640.66)

                   Atlas Futures Fund, Ltd. Partnership
                      (A Delaware Limited Partnership)
                          Statement of Cash Flows
                          as of September 30, 1998


Cash Balance May 1, 1998                              $2,000.00

Receipts:	                                           None

Disbursements:
    Net loss from operations                          $  640.66

Cash Balance September 30, 1998                       $1,359.34

*******************************************************************************
                        ASHLEY CAPITAL MANAGEMENT, INC.

                            FINANCIAL STATEMENTS

                       FOUR MONTHS ENDED APRIL 30, 1998







                Purchase of units in the partnership will not
                   acquire or otherwise have any interest
                              in this Company.

                       ASHLEY CAPITAL MANAGEMENT, INC.

                      FOUR MONTHS ENDED APRIL 30, 1998




                             TABLE OF CONTENTS


                                                          Page

Independent Auditors' Report                                1

Financial Statements -

      Balance Sheet                                         2

      Statement of Income and Retained Earnings             3

      Statement of Cash Flows                               4

      Notes to Financial Statements                         5


                Purchase of units in the partnership will not
                   acquire or otherwise have any interest
                              in this Company.

                            To The Shareholders
                      Ashley Capital Management, Inc.
                             Fremont, Indiana



                      INDEPENDENT AUDITORS' REPORT


      We have audited the accompanying balance sheet of ASHLEY CAPITAL MANAGEMENT, INC. as of April 30, 1998, and the related statements of income and retained earnings and cash flows for the four months then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

      We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ASHLEY CAPITAL MANAGEMENT, INC. as of April 30, 1998, and the results of its operations and its cash flows for the four months then ended, in conformity with generally accepted accounting principles.


/s/ Frank L. Sassetti & Co.

May 18, 1998
Oak Park, Illinois





                Purchase of units in the partnership will not
                   acquire or otherwise have any interest
                              in this Company.

                      ASHLEY CAPITAL MANAGEMENT, INC.

                              BALANCE SHEET

                             APRIL 30, 1998


                                ASSETS

CURRENT ASSETS
      Cash                                                     $ 3,910
      Due from Atlas Futures Fund  (Note 2)                     52,000
      Prepaid expenses                                             833

            Total Current Assets                                56,743

INVESTMENTS  (Note 3)                                              977


                                                               $57,720


                   LIABILITIES AND STOCKHOLDER'S EQUITY


LIABILITIES
      Current Liabilities
            Accounts payable                                   $   812
            Due to affiliate  (Note 2)                          52,000

                  Total Current Liabilities                     52,812


      Long-Term Debt  (Note 3)                                   4,000


STOCKHOLDER'S EQUITY
      Capital stock (common 1,500 shares authorized,
       no par value; 1,000 issued and outstanding)               1,000
      Accumulated deficit                                          (92)

                  Total Stockholder's Equity                       908


                                                               $57,720

                Purchase of units in the partnership will not
                   acquire or otherwise have any interest
                              in this Company.

                 The accompanying notes are an integral part
                        of the financial statements.

                      ASHLEY CAPITAL MANAGEMENT, INC.

                STATEMENT OF INCOME AND RETAINED EARNINGS

                FOR THE FOUR MONTHS ENDED APRIL 30, 1998


REVENUES                                                       $

EXPENSES
      Bank charges                                                  69

                  Total Expenses                                    69

NET (LOSS) BEFORE EQUITY IN LIMITED PARTNERSHIP                    (69)

EQUITY IN LIMITED PARTNERSHIP                                      (23)

NET INCOME (LOSS)                                                  (92)

ACCUMULATED DEFICIT
      Beginning of period

      End of period                                            $   (92)


                Purchase of units in the partnership will not
                   acquire or otherwise have any interest
                              in this Company.

                 The accompanying notes are an integral part
                        of the financial statements.

                      ASHLEY CAPITAL MANAGEMENT, INC.

                         STATEMENT OF CASH FLOWS

                 FOR THE FOUR MONTHS ENDED APRIL 30, 1998



CASH FLOWS FROM OPERATING ACTIVITIES
      Net income (loss)                                         $   (92)
      Adjustments to reconcile net (loss) to net cash
       provided by operating activities -
            Equity in limited partnership                            23
            Changes in operating assets and liabilities -
                  (Increases) in prepaid expenses                  (833)
                  Increase in accounts payable                      812

                        Net Cash Provided by
                          Operating Activities                      (90)


CASH FLOWS FROM INVESTING ACTIVITIES
      Purchase of investment interest in limited partnership     (1,000)

                        Net Cash Used by
                          Investing Activities                   (1,000)


CASH FLOWS FROM FINANCING ACTIVITIES
      Issuance of capital stock                                   1,000
      Proceeds from long-term debt                                4,000

                        Net Cash Provided by
                          Financing Activities                    5,000


NET INCREASE IN CASH                                              3,910

CASH -
      Beginning of period

      End of period                                             $ 3,910

NON-CASH INVESTING AND FINANCING ACTIVITIES -
      Organization and syndication costs incurred
       and paid by affiliate                                    $52,000


                Purchase of units in the partnership will not
                   acquire or otherwise have any interest
                              in this Company.

                 The accompanying notes are an integral part
                        of the financial statements.

                      ASHLEY CAPITAL MANAGEMENT, INC.

                       NOTES TO FINANCIAL STATEMENTS

                             APRIL 30, 1998



1.      NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

            Ashley Capital Management, Inc. (the Company) was formed primarily to act as general partner of the Atlas Futures Fund, Limited Partnership (the Fund).

            The responsibilities of the General Partner, in addition to the selection of trading advisors and other activity of the Fund, include executing and filing all necessary legal documents, statements and certificates of the Fund, retaining independent public accountants to audit the Fund, employing attorneys to represent the Fund, reviewing the brokerage commission rates to determine reasonableness, maintaining the tax status of the Fund as a limited partnership, maintaining a current list of the names, addresses and numbers of units owned by each Limited Partner and taking such other actions as deemed necessary or desirable to manage the business of the Partnership.

      Use of Accounting Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

      Statement of Cash Flows - Net cash provided by operating activities includes no cash payment for interest nor income taxes for the four months ended April 30, 1998.


2.      CORPORATE AFFILIATION

            The Company's sole shareholder is also a joint owner of Futures Investment Company. In addition, the Company is a general partner of Atlas Futures Fund, a limited partnership.

            Also, the Company, in its capacity as general partner, has been incurring the organization and offering costs of Atlas Futures Fund, which total an estimated $52,000 as of the balance sheet date. These funds are not collateralized and bear no interest.



                Purchase of units in the partnership will not
                   acquire or otherwise have any interest
                              in this Company.

                      ASHLEY CAPITAL MANAGEMENT, INC.

                       NOTES TO FINANCIAL STATEMENTS

                             APRIL 30, 1998


3.      INVESTMENTS

            The Company purchased an interest as the general partner in a limited partnership with an initial investment of $1,000. The investment is being accounted for under the equity method and lost $23 during the period.


4.      LONG-TERM DEBT

            The Company and its sole shareholder signed a subordinated loan agreement on October 24, 1996, whereby the Company can borrow up to $500,000 from the shareholder. The loan agreement bears interest at the rate of 12% per annum and is payable on February 1, 2019; however, under certain circumstances the borrower may repay the loan earlier. On April 16, 1998, the Company borrowed $4,000 against this commitment, which will mature February 1, 2019, in part to fund the expenses of the Company and to advance proceeds to the limited partnership.






                Purchase of units in the partnership will not
                   acquire or otherwise have any interest
                              in this Company.

*******************************************************************************
                        ASHLEY CAPITAL MANAGEMENT, INC.
                                Balance Sheet
                           AS OF SEPTEMBER 30, 1998


                                              September 1998   Total
                                                YTD Actual   YTD Actual

                                   ASSETS
Current Assets

    CASH-STAR FINANCIAL BANK                       3,931.50
    DUE FROM ATLAS FUTURES FUND                   52,000.00
    G.P. INTEREST IN ATLAS FUTURES                 1,000.00
                                                -----------

Total Current Assets                                         $ 56,931.50

Fixed Assets

                                                             -----------
Total Fixed Assets                                           $      0.00

Other Assets


                                                             -----------
Total Other Assets                                           $      0.00
                                                             -----------
Total Assets                                                 $ 56,931.50
                                                             ===========

                           LIABILITIES AND CAPITAL
Current Liabilities

    SHAREHOLDERS SUBORDINATED LOAN *               4,000.00
    ACCTS PAYABLE (ORGANIZ. COSTS)              $ 52,000.00
                                                -----------
Total Current Liabilities                                    $ 56,000.00

Total Liabilities                                            $ 56,000.00

Capital

    COMMON STOCK                                $  1,000.00
    Net Income (Loss)                                (68.50)
                                                -----------

Total Capital                                                $    931.50
                                                             -----------

Total Liabilities and Capital                                $ 56,931.50
                                                             ===========

* The Company and its sole shareholder signed a subordinated loan agreement on October 24, 1996, whereby the Company can borrow up to $500,000 from the shareholder. The loan agreement bears interest at the rate of 12% per annum and is payable on February 1, 2019; however, under certain circumstances the borrower may repay the loan earlier. On April 16, 1998, the Company borrowed $4,000 against this commitment, which will mature February 1, 2019, in part to fund the expenses of the Company and to advance proceeds to the limited partnership.

                        ASHLEY CAPITAL MANAGEMENT, INC.
                               Income Statement
                           AS OF SEPTEMBER 30, 1998


                             September 1998           September 1998
                               PTD Actual     Ratio     YTD Actual    Ratio


Sales

                             --------------           --------------

Total Sales                  $          .00      *    $          .00      *


Operating Expenses

  BANK CHARGES                        18.41      *             86.91      *
  LEGAL FEES                         468.00      *            468.00      *
                             --------------           --------------


Net Operating Expenses       $      (486.41)     *    $      (554.91)     *
                             --------------           --------------


Net Income from Operations   $       486.41      *    $       554.91      *
                             --------------           --------------


Net Income (Loss)            $      (486.41)     *    $      (554.91)     *
                             --------------           --------------



* Indicates a percentage too large to print or not able to be calculated.

                       ASHLEY CAPITAL MANAGEMENT, INC.
                           Statement of Cash Flows
                           AS OF SEPTEMBER 30, 1998

Cash Balance January 1, 1998                             $    0.00

Receipts:
     Common Stock Issuance                               $1,000.00
     Shareholder subordinated loan                        4,000.00
     Total Receipts                                      $5,000.00

Disbursements:
     Investment in Atlas Futures                         $1,000.00
     Net loss from operations                               554.91
     Total Disbursements                                 $1,554.91

Cash Balance September 30, 1998                          $3,445.09

*******************************************************************************
                                  APPENDIX I

                       COMMODITY TERMS AND DEFINITIONS

Identification of the parties and knowledge of various terms and concepts relating to trading in futures and forward contracts and this offering are necessary for a potential investor to identify the risks of investment in the Fund.

"1256 Contract".  See "Taxation - Section 1256 Contract".

"Additional Sellers".  See definition of "Selling Agent".

"Affiliated IB". The IB is Affiliated with the principal of the General Partner. The IB has no affiliation with the Partnership. Also see definition of "IB".

"Associated Persons". The persons registered pursuant to the Commodity Exchange Act with the FCM, the Selling Agent, Additional Sellers, or the IB who are eligible to service the Partnership, the Partners and to receive Trailing Commissions.

"Average Price System". The method approved by the CFTC to permit the CTA to place positions sold or purchased in a block to the numerous accounts managed by the CTA. See "The Commodity Trading Advisors" in the main body of the Prospectus.

"Best Efforts". The term to describe that the party is liable only in the event they intentionally fail or are grossly negligent in the performance of the task described.

"Capital" means cash invested in the Partnership by any Partner and placed at risk for the business of the Partnership.

"CFTC". Commodity Futures Trading Commission, 2033 K Street, Washington, D.C., 20581. An independent regulatory commission of the United States government empowered to regulate commodity futures transactions under the Commodity Exchange Act.

"Commodity". Goods, wares, merchandise, produce, currencies, and stock indices and in general everything that is bought and sold in commerce. Traded commodities on U. S. Exchanges are sold according to uniform established grade standards, in convenient predetermined lots and quantities such as bushels, pounds or bales, are fungible and, with a few exceptions, are storable over periods of time.

"Commodity Broker".  See definitions of "Futures Commission Merchant" and
"IB".

"Commodity Exchange Act". The statute providing the regulatory scheme for trading in commodity futures and options contracts in the United States under the administration of the Commodity Futures Trading Commission which will provide the opportunity for reparations and other redress for claims.

"Commodity Pool Operator" or "CPO". Ashley Capital Management, Inc., c/o Corporate Systems, Inc., 101 N. Fairfield Dr., Dover, DE 19901. A person that raises capital through the sale of interests in an investment trust, partnership, corporation, syndicate or similar form of enterprise, and uses that capital to invest either entirely or partially in futures contracts.


 "Commodity Trading Advisors" or "CTAs". Ansbacher Investment Management, Inc., 45 Rockefeller Plaza, 20th Floor, New York, New York 10111; Commoditech, Inc., 4299 Rock Island Road, Arnold, MO 63010; Rosenbery Capital Management, Inc., 5445 N. Sheridan Rd., Suite 2706, Chicago, IL 60640; and, EPIC Trading, One Whitehall St., Suite 1500, New York, New York 10004. A person or entity which renders advice about commodities or about the trading of commodities, as part of a regular business, for profit. Particularly, those who will be responsible for the analysis and placement of trades for the Partnership.


"Daily Price Limit". The maximum permitted movement in a single direction (imposed by an exchange and approved by the CFTC) in the price of a commodity futures contract for a given commodity that can occur on a commodity exchange on a given day in relation to the previous day's settlement price, which is subject to change, from time to time, by the exchange (with CFTC approval).

"Escrow Agent" and "Escrow Account". Star Financial Bank, 2004 N. Wayne St., Angola, IN 46703 which was selected by the General Partner and the account which will hold all the subscription documents and proceeds until such time as either the Minimum is sold or the offering is terminated prior to the sale of such Minimum.

"Exchange for Physicals" ("EFP"). EFP is a practice whereby positions in certain futures contracts may be initiated or liquidated by first executing the transaction in the appropriate cash market and then arbitraging the position into the futures market (simultaneously buying the cash position and selling the futures position, or vice versa).

"Form K-1". The section of the Federal Income Tax Return filed by the Partnership which identifies the amount of investment in the Partnership, the gains and losses for the tax year, and the amount of such gains and losses reportable by a Partner on the Partner's tax return.

"Fully-Committed Position". Each commodity trading advisor has an objective percentage of equity to be placed at risk. In addition, the CFTC places limits upon the number of positions a single commodity trading advisor may have in certain commodities. When either the objective percentage of equity is placed at risk or the commodity trading advisor reaches the limit in number of positions, the account or accounts have a fully-committed position.

"Futures Commission Merchant" or "FCM". The Vision Limited Partnership, One Whitehall Street, 15th floor, New York, New York, 10004. The person that solicits or accepts orders for the purchase or sale of any commodity for future delivery subject to the rules of any contract market and in connection with such solicitation or acceptance of orders, accepts money or other assets to margin, guarantee, or secure any trades or contracts that result from such orders for a commission. The IB will be responsible for the negotiation and payment of the commission to the FCM.

"Futures Contract". A contract providing for (i) the delivery or receipt at a future date of a specified amount and grade of a traded Commodity at a specified price and delivery point, or (ii) cash settlement of the change in the value of the contract. The terms of these contracts are standardized for each Commodity traded on each exchange and vary only with respect to price and delivery months. A futures contract should be distinguished from the actual physical commodity, which is termed a "cash commodity". Trading in futures contracts involves trading in contracts for future delivery of Commodities and not the buying and selling of particular physical lots of Commodities. A contract to buy or sell may be satisfied either by making or taking delivery of the commodity and payment or acceptance of the entire purchase price therefor, or by offsetting the contractual obligation with a countervailing contract on the same exchange prior to delivery.

"Futures Investment Company". The selling agent (the "Selling Agent") and introducing broker (the "IB"), 5916 N. 300 West, Fremont, IN 46737 which will introduce the trades to the FCM for a fixed commission of 9% of equity on deposit at the FCM allocated by the General Partner to trade. The principal of the General Partner, Ms. Shira Del Pacult is also one of the principals of the IB, with her husband.

"General Partner". Ashley Capital Management, Inc., c/o Corporate Systems, Inc., 101 N. Fairfield Dr., Dover, DE 19901. The manager of the Fund.

"Gross Profits". The income or loss from all sources, including interest income and profit and loss from non-trading activities, if any.

"Initial Closing". When the Minimum offering amount has been raised and Escrow funds are released to the Partnership for commencement of trading.

"IB" or "Introducing Broker". The introducing broker, Futures Investment Company, 5916 N. 300 West, Fremont, IN 46737, which will introduce the trades to the FCM for a fixed commission of 9% of equity on deposit at the FCM allocated by the General Partner to trade. The principal of the General Partner, Ms. Shira Del Pacult is also one of the principals of the IB, with her husband.

"Introduction of Trades". The term used to describe the function performed by the broker which handles the relationship between the Partnership and the Futures Commission Merchant. See the definition of "IB".

"Limited Partner". Persons admitted without management authority pursuant to the Partnership Agreement.

"Margin". A good faith deposit with a broker to assure fulfillment of the terms of a Futures Contract.

"Margin call". A demand for additional monies to hold positions taken to maintain a customer's account in compliance with the requirements of a particular commodity exchange or of an FCM.

"Minimum-Maximum Offering". The amount required to be invested before trading will commence, $700,000 and the amount which will terminate this offering, $7,000,000.

"NASD". National Association of Security Dealers, Inc., the self regulatory organization responsible for the legal and fair operation of broker dealers such as the Selling Agent.

"Net Assets" or "Net Asset Value" means the total assets, including all cash and cash equivalents (valued at cost plus accrued interest and earned discount), less total liabilities, of the Partnership (each determined on the basis of generally accepted accounting principles, consistently applied under the accrual method of accounting or as required by applicable laws, regulations and rules including those of any authorized self regulatory organization), specifically:

(i) Net Asset Value includes any unrealized profit or loss on open security and commodity positions subject to reserves for loss established, from time to time, by the General Partner;

(ii) All open stock, option, and commodity positions are calculated on the then current market value, which shall be based upon the settlement price for that particular position on the date with respect to which Net Asset Value is being determined; provided, however, that if a position could not be liquidated on such day due to the operation of the daily limits or other rules of the exchange upon which that position is traded or otherwise, the settlement price on the first subsequent day on which the position could be liquidated shall be the basis for determining the market value of such position for such day. As used herein, "settlement price" includes, but is not limited to: (1) in the case of a futures contract, the settlement price on the commodity exchange on which such futures contract is traded; and (2) in the case of a foreign currency forward contract which is not traded on a commodity exchange, the average between the lowest offered price and the highest bid price, at the close of business on the day Net Asset Value is being determined, established by the bank or broker through which such forward contract was acquired or is then currently traded;

(iii) Brokerage commissions to close security and commodity positions, if charged on a round-turn basis, are accrued in full at the time the position is initiated (i.e., on a round-turn basis) as a liability of the Partnership;

(iv) Interest earned on all Partnership accounts is accrued at least monthly;

(v) The amount of any distribution made by the Partnership is a liability of the Partnership from the day when the distribution is declared by the General Partner or as provided in this Agreement and the amount of any redemption is a liability of the Partnership as of the valuation date; and

(vi) Syndication Costs incurred in organizing and all present and future costs to increase or maintain the qualification of the Units available for sale and the cost to present the initial and future offering of Units for sale shall be capitalized when incurred and amortized and paid from Capital or Monthly Profit as required by applicable law.

"Net Unit Value". The Net Assets of the Partnership divided by the total number of Units outstanding.

"Net Gains".  The net profit from all sources.


"New Net Profit". The profit in excess of the highest prior level of equity, before charges and fees, earned by a commodity trading advisor. See "Charges to the Partnership" and the "Limited Partnership Agreement".


"Net Worth". The excess of total assets over total liabilities as determined by generally accepted accounting principles. Net Worth for a prospective investor shall be exclusive of home, home furnishings and automobiles.

"Offering Expenses". The Partnership will reimburse the General Partner for offering expenses, estimated to be $47,000, from the gross proceeds of the offering at the time of the break of Escrow for the Initial Closing. For purposes of limitation, the total Expenses, including the 6% sales commissions, can not exceed 15% of Capital raised pursuant to the Offering. Specifically, these expenses include SEC Registration Fee $1,724, NASD Filing Fee $1,000, Legal Fees $33,700, Accounting $1,500, Blue Sky Expenses $3,000, Printing $3,000, Miscellaneous $2,076 and Escrow Fees $1,000. The $47,000 in Offering Expenses includes the first year operating costs. Additionally, there are $5,000 in Organizational Expenses which will be paid to the General Partner, amortized on a straight line method over 60 months.

"Organizational Expenses". The General Partner will be reimbursed for certain Organizational Expense in the amount of $5,000, to be amortized on a straight line method over the first 60 months of Partnership operation. Specifically, these include $500 in accounting fees, and $4500 in legal fees.

"Option Contract". An option contract gives the purchaser the right (as opposed to the obligation) to acquire (call) or sell (put) a given quantity of a commodity or a futures contract for a specified period of time at a specified price to the seller of the option contract. The seller has unlimited risk of loss while the loss to a buyer of an option is limited to the amount paid ("premium") for the option.

"Partners". The General Partner, all other general partners, and all Limited Partners in the Partnership.

"Partnership" or ``Limited Partnership" or "Commodity Pool" or "Pool" or "Fund". The Atlas Futures Fund Limited Partnership, evidenced by Exhibit A to this Prospectus, 5916 N. 300 West, Fremont, IN (219) 833-1306.

"Position Limits". The CFTC has established maximum positions which can be taken in some, but not in all commodity markets, to prevent the corner or control of the price or supply of those commodities. These maximum number of positions are called Position Limits.

"Principal". Ms. Shira Del Pacult, the principal of the General Partner (who is also a principal of the IB).

"Round-turn Trade". The initial purchase or sale of a futures or forward contract and the subsequent offsetting sale or purchase of such contract.

"Redemption". The right of a Partner to tender the Units to the Partnership for surrender at the Net Unit Value, subject to certain conditions. See the Limited Partnership Agreement attached as Exhibit A to the Prospectus.

"Selling Agent". The NASD member broker dealer, Futures Investment Company, 5916 N. 300 West, Fremont, IN 46737, selected by the General Partner to offer the Units for sale. The General Partner and the Selling Agent may select Additional Selling Agents to also offer Units for sale. See "Plan of Distribution" in the Prospectus.

"Scale in Positions". Some of the CTAs selected by the General Partner presently have a large amount of equity under management. In some situations, the positions desired to be taken on behalf of the Partnership and other accounts under management will be too large too be executed at one time. The CTAs intend to take positions at different prices, at different times and allocate those positions on a ratable basis in accordance with rules established by the CFTC. This procedure is defined as to "Scale in Positions". The same definition and rules apply when the CTA elects to exit a position.

Taxation - "Section 1256 Contract" is defined to mean: (1) any regulated futures contract ("RFC"); (2) any foreign currency contract; (3) any non-equity option; and (4) any dealer equity option.

The term RFC means a futures contract whether it is traded on or subject to the rules of a national securities exchange which is registered with the SEC, a domestic board of trade designated as a contract market by the CFTC or any other board of trade, exchange or other market designated by the Secretary of Treasury ("a qualified board of exchange") and which is "market-to-market" to determine the amount of margin which must be deposited or may be withdrawn. A "foreign currency contract" is a contract which requires delivery of, or the settlement of, which depends upon the value of foreign currency which is currency in which positions are also entered at arm's length at a price determined by reference to the price in the interbank market. (The Secretary of Treasury is authorized to issue regulations excluding certain currency forward contracts from marked-to-market treatment.) A "non-equity option" means an option which is treated on a qualified board or exchange and the value of which is not determined directly or indirectly by reference to any stock (or group of stocks) or stock index unless there is in effect a designation by the CFTC of a contract market for a contract bond or such group of stocks or stock index. A "dealer equity option" means, with respect to an options dealer, only a listed option which is an equity option, is purchased or granted by such options dealer in the normal course of his activity of dealing in options, and is listed on the qualified board or exchange on which such options dealer is registered.

With certain exceptions discussed below, the following rules apply to Section 1256 contracts. All Section 1256 contracts will be market-to-market upon the closing of every contract (including closing by taking an offsetting position or by making or taking delivery, by exercise or being exercised, by assignment or being assigned or by lapse or otherwise) and all open Section 1256 contracts held by the Partnership at its fiscal year-end will be treated as sold for their fair market value on the last business day of such taxable year. This will result in all unrealized gains and losses being recognized for Federal income tax purposes for the taxable year. As a consequence, the Partners may have tax liability relating to unrealized Partnership profits in open positions at year-end. Sixty percent of any gain or loss from a Section 1256 contract will be treated as long-term, and 40% as short-term, capital gain or loss (the "60/40 Rule"), regardless of the actual holding period of the individual contracts. The character of a Partner's distributive share of profits or losses of the Partnership from Section 1256 contracts will thus be 60% long-term capital gain or loss and 40% short-term capital gain or loss. Each partner's distributive share of such gain or loss for a taxable year will be combined with its other items of capital gain or loss for such year in computing its Federal income tax liability. The Code contains certain rules designed to eliminate the tax benefits flowing to high-income taxpayers from the graduated tax rate schedule and from the personal and dependency exemptions. The effect of these rules is to tax a portion of a high-income taxpayer's income at a marginal tax rate of 39.6%. However, long-term capital gains are now subject to a maximum tax rate of 28%.

Subject to certain limitations, a Limited Partner, other than a corporation, estate or trust, may elect to carryback any net Section 1256 contract losses to each of the three preceding years. Net Section 1256 contract losses carried back to prior years may only be used to offset net Section 1256 contract gains, but not against other income. The net loss from Section 1256 contracts will be treated as 60% long-term capital loss and 40% short term capital loss. To the extent that such losses are not depleted by the carryback, they can be carried forward under the existing capital loss carry forward rules and will be treated as 60% long-term capital losses and 40% short-term capital losses.

During taxable years in which little or no profit is generated from trading activities, a Limited Partner will, none-the-less, still have interest income.

The marked-to-market rules do not apply to interests in personal property of a nature which are actively traded other than Section 1256 contracts (termed "off-exchange positions"). The gains and losses from off-exchange positions will not be subject to the 60/40 Rule, but will be treated in accordance with the general holding period rules and taxed at the same rates as ordinary income, on a dollar for dollar basis. Capital gain or loss with respect to property other than Section 1256 contracts generally will be long-term only if such contracts have been held for more than one year. See "Federal Income Tax Aspects".

"Trailing Commissions". The share of the fixed commissions to be paid to the individual associated persons who work for the NASD member broker dealers or the IB who have either sold the Units to the Partners or are providing services to the General Partner or the other Partners.

"Taking Positions Ahead of the Partnership". The allocation of trades by other than legally accepted methods by the CTA or other trader which favors parties who took the position unfairly.


"Trading Matrix". The dollar value used by a commodity trading advisor to define the number of positions to be taken by the accounts under management. For example, each $40,000 in every account is traded the same by Ansbacher. This is his trading matrix. Some other commodity trading advisors have a different trading matrix for different sized accounts. For example, they may trade all accounts over one million in size differently than accounts under one million.


"Unit". The term used to describe the ownership of both the General and Limited Partner interests in the Partnership.

"Unrealized Profit Or Loss". The profit or loss which would be realized on an open position if it were closed at the current settlement price or the most recent appropriate quotation as supplied by the broker or bank through which the transaction is effected.

 "Underwriter".  See "Selling Agent".

                            STATE REGULATORY GLOSSARY

      The following definitions are supplied by the state securities administrators responsible for the review of public futures fund ("commodity pool") offerings made to residents of their respective states. They belong to the North American Securities Administrators Association, Inc. which publish "Guidelines for the Registration of Commodity Pool Programs", such as the Fund, which contain these definitions. The following definitions are published from the Guidelines, however, the General Partner has made additions to, but no deletions from, some of these definitions to make them more relevant to an investment in the Fund.

      Administrator-The official or agency administering the security laws of a state. This will usually be the State of residence of the Fund or the domicile of the Broker or Brokerage Firm which makes the offer or the residence of the potential investor.

      Advisor-Any person who, for any consideration, engages in the business of advising others, either directly or indirectly, as to the value, purchase, or sale of commodity contracts or commodity options. This definition applies to the CTAs and, when it provides such advice, to the General Partner.

      Affiliate-An Affiliate of a Person means: (a) any Person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of such Person; (b) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote, by such Person; (c) any Person, directly or indirectly, controlling, controlled by, or under common control of such Person; (d) any officer, director or partner of such Person; or (e) if such Person is an officer, director or partner, any Person for which such Person acts in any such capacity. See "Conflicts". This applies to the fact that Ms. Shira Del Pacult is the sole shareholder and principal of the General Partner and also owns 50% of the outstanding voting shares and is a principal in the Affiliated IB.

      Capital Contributions-The total investment in a Program by a Participant or by all Participants, as the case may be. The purchase price, less sales commissions, for the Units.

      Commodity Broker-Any Person who engages in the business of effecting transactions in commodity contracts for the account of others or for his own account. See "The Futures Commission Merchant" and "Introducing Broker".

      Commodity Contract-A contract or option thereon providing for the delivery or receipt at a future date of a specified amount and grade of a traded commodity at a specified price and delivery point.

      Cross Reference Sheet-A compilation of the Guideline sections, referenced to the page of the prospectus, Program agreement, or other exhibits, and justification of any deviation from the Guidelines.
This sheet is used by the State Administrator to review this Prospectus.

      Net Assets-The total assets, less total liabilities, of the Program determined on the basis of generally accepted accounting principles. Net Assets shall include any unrealized profits or losses on open positions, and any fee or expense including Net Asset fees accruing to the Program.

      Net Asset Value Per Program Interest-The Net Assets divided by the number of Program Interests outstanding.

      Net Worth-The excess of total assets over total liabilities are determined by generally accepted accounting principles. Net Worth shall be determined exclusive of home, home furnishings and automobiles.

      New Trading Profits-The excess, if any, of Net Assets at the end of the period over Net Assets at the end of the highest previous period or Net Assets at the date trading commences, whichever is higher, and as further adjusted to eliminate the effect on Net Assets resulting from new Capital Contributions, redemptions, or capital distributions, if any, made during the period decreased by interest or other income, not directly related to trading activity, earned on Program assets during the period, whether the assets are held separately or in a margin account. See "New Net Profit".

      Organizational and Offering Expenses-All expenses incurred by the Program in connection with and in preparing a Program for registration and subsequently offering and distributing it to the public, including, but not limited to, total underwriting and brokerage discounts and commissions (including fees of the underwriter's attorneys), expenses for printing, engraving, mailing, salaries of employees while engaged in sales activity, charges of transfer agents, registrars, trustees, escrow holders, depositories, experts, expenses of qualification of the sale of its Program Interest under Federal and state law, including taxes and fees, accountants' and attorneys' fees.

      Participant-The holder of a Program Interest.  A Partner in the Fund.

      Person-Any natural Person, partnership, corporation, association or other legal entity.

      Pit Brokerage Fee-Pit Brokerage Fee shall include floor brokerage, clearing fees, National Futures Association fees, and exchange fees. These fees will be paid by the Introducing Broker from the fixed commissions.

      Program-A limited partnership, joint venture, corporation, trust or other entity formed and operated for the purpose of investing in Commodity Contracts. The Fund.

      Program Broker-A Commodity Broker that effects trades in Commodity Contracts for the account of a Program. See the "The Futures Commission Merchant" and "Introducing Broker".

      Program Interest-A limited partnership interest or other security representing ownership in a program. The "Units" in the Fund. See Exhibit A, the Limited Partnership Agreement.

      Pyramiding-A method of using all or a part of an unrealized profit in a Commodity Contract position to provide margin for any additional Commodity Contracts of the same or related commodities.

      Sponsor-Any Person directly or indirectly instrumental in organizing a Program or any Person who will manage or participate in the management of a Program, including a Commodity Broker who pays any portion of the Organizational Expenses of the Program, and the general partner(s) and any other Person who regularly performs or selects the Persons who perform services for the Program. Sponsor does not include wholly independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services rendered in connection with the offering of the Units. The term "Sponsor" shall be deemed to include its Affiliates.

      Valuation Date-The date as of which the Net Assets of the Program are determined. For the Fund, this will be after the close of business on the last business day of each month.

      Valuation Period-A regular period of time between Valuation Dates. For the Fund, this will be the close of business for each calendar month and each calendar year.

          [The balance of this page has been intentionally left blank]

                                   APPENDIX II


                     SUPPLEMENTAL PERFORMANCE INFORMATION FOR
                       ANSBACHER INVESTMENT MANAGEMENT, INC.

Please see "The Commodity Trading Advisors, Ansbacher Investment Management, Inc." in the main body of this disclosure document for its business background and description of its trading program.

The following information describes the actual performance of Mr. Ansbacher's personal account while an associated person of at registered futures commission merchant. Such information is presented from the inception of trading pursuant to such strategy (September 1990) through February 28, 1996, at which the Mr. Ansbacher transferred his proprietary account to Elizaville Partners L.P. (the "Fund"), and the Fund commenced trading. This performance record then tracks Mr. Ansbacher's proprietary investment in the Fund through February 28, 1997, on a pro form a basis to reflect all fees payable by an outside investor in the Fund. This account did not include any notional funds. All performance information is current as of February 28, J997 at which time customers bad invested over 50% of the capital in the Fund, and it was no longer considered a proprietary account.

The information presented has not been audited. However, AIM believes that such information is accurate and fairly presented. The performance information below is set forth in a summary format. However, a more complete presentation of Mr. Ansbacher's performance record in respect of his personal account is available without charge upon request to AIM.

THE RATES OF RETURN EARNED WHEN AN ADVISOR IS MANAGING A LIMITED AMOUNT OF EQUITY MAY HAVE LITTLE RELATIONSHIP TO THE RATES OF RETURN WHICH SUCH ADVISOR MAY BE ABLE TO ACHIEVE MANAGING LARGER AMOUNTS OF EQUITY.

THE FOLLOWING FIGURES HAVE BEEN ADJUSTED TO REFLECT THE CHARGES THAT ARE APPLIED TO THE FUND - A 2 % MANAGEMENT FEE, A 20% INCENTIVE FEE, AND A AN APPROPRIATE T-BILL INTEREST RATE. THE ACCOUNT DESCRIBED BELOW PAID FEES MATERIALLY DIFFERENT AND LOWER THAN THOSE TO BE CHARGED TO THE FUND.

COMMODITY INTEREST TRADING IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK THERE CAN BE NO ASSURANCE THAT AIM WILL TRADE PROFITABLY OR AVOID INCURRING SUBSTANTIAL LOSSES.

In reviewing the performance of AIM and its principal, prospective investors should understand that such performance is calculated on the accrual basis and in accordance with generally accepted accounting principles and is "net" of all fees and charges and includes interest income applicable to the account.

Ansbacher Investment Management, Inc. - Composite
The following capsule shows the past performance of Ansbacher Investment Management, Inc. - Proprietary since the inception of trading (in September,
1990) and through the date on which such account was closed (February 28,
1997).  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

               Ansbacher Investment Management, Inc. - Proprietary
                            Percentage Rate of Return
                    (Computed on a compounded monthly basis)*
Month        1997       1996       1995       1994       1993       1992       1991       1990
January       17.21       1.55       1.81       7.40      (8.40)     (2.03)    (11.02)      N/A
February       0.64      (6.71)      4.74      (7.80)     12.76       0.24      27.02       N/A
March                   (10.88)     (1.59)     23.25)      6.50      (4.18)      9.59       N/A
April                     0.63       3.77      15.56     (12.50)     (4.29)      2.55       N/A
May                       1.60       0.51       9.28       5.63      10.83       7.33       N/A
June                     14.85       0.04      (5.65)      2.51       4.90     (17.38)      N/A
July                    (31.93)      1.40      19.00      (3.83)      7.54      16.89       N/A
August                    8.82       5.68       6.77       9.81      (3.74)      9.61       N/A
September                14.12       0.34      (5.83)     (8.43)      3.21      (6.06)     (0.35)
October                  10.05       2.27       2.75      11.14      (3.95)     (8.35)      1.56
November                 13.68       7.06      (6.32)     (5.09)     12.10     (11.85)     21.18
December                (10.81)      0.69      11.10       7.84      (0.24)     36.46      (0.01)
Year          17.96     (7.60)      42.55      15.85      14.65      20.16      49.47      22.63

Name of Trader:  Max G. Ansbacher
Name of Trading Program:  Proprietary Account
Inception of Trading:  September, 1990
Total Assets Traded Pursuant to Program:  N/A
Worst Monthly Percentage Draw-down**:  7-96/31.93%
Worst Peak-to-Valley % Draw-down***:  1-96 to 7-96/31.93%

* Rate of Return is computed by dividing net performance by beginning net asset value for the period. For those months when additions or withdrawals exceed ten percent of beginning net assets, the Time-Weighting of Additions and Withdrawals method is used to compute rates of return.

**      "Draw-down" is defined by applicable CFTC regulations to mean losses experienced by an account over the specified period.

***      Worst Peak-to-Valley Draw-Down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool, account or trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

Elizaville Partners, L.P.

As of September 30, 1998, Mr. Ansbacher's interest in the Fund was approximately 27% of the total of all capital accounts. Prior to June 1, 1997, Mr. Ansbacher's interest in the Fund exceeded 50% of the Fund's total capital. Accordingly, CFTC regulations consider the Fund, for the period prior to June 1, 1997 to be a "proprietary" account of AIM. Accordingly, the Fund's performance record prior to June 1, 1997 should be considered as "supplemental information".

The performance of the fund is dependent upon the performance of AIM, the sole trading advisor since the inception of the Fund's operations. AIM's results are affected by general market conditions as well as numerous other factors.

The following capsule shows the past performance of Elizaville Partners, L.P. since the inception of trading (in March, 1996) and through the year to date (September 30, 1998). PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                            Elizaville Partners, L.P.
                            Percentage Rate of Return
                    (Computed on a compounded monthly basis)*
Month           1998         1997         1996
January           2.43        17.21+        N/A
February         11.12         0.64+        N/A
March             6.81         5.66+      (10.84)+
April             1.60         2.83+       (0.63)+
May              (2.45)        7.17+        1.60+
June              6.01         3.63        14.85+
July             (4.01)        6.41       (31.93)+
August           (1.97)       (2.22)        8.82+
September        (5.92)        1.90        14.12+
October                       (6.01)       10.05+
November                      11.48        13.68+
December                       6.22       (10.81)+
Year             13.06        67.94        (2.46)+

+ Months during which the Fund represents a "Proprietary Account" of Ansbacher Investment Management, Inc.

Name of Pool:  Elizaville Partners, L.P.
Type of Pool:  Single advisor - Privately placed
Name of Commodity Trading Advisor: Ansbacher Investment Management, Inc. Inception of Client Account Trading: March, 1996
Aggregate Subscriptions:  $3,057,491
Current Capitalization:  $4,276,384
Worst Monthly Percentage Draw-down**:  7-96/31.93%
Worst Peak-to-Valley % Draw-down***:  7-96/31.93%
Compound Rate of Return since inception:  85.2% (31 months)

* Rate of Return is computed by dividing net performance by beginning net asset value for the period. For those months when additions or withdrawals exceed ten percent of beginning net assets, the Time-Weighting of Additions and Withdrawals method is used to compute rates of return.

**      "Draw-down" is defined by applicable CFTC regulations to mean losses experienced by an account over the specified period.

***      Worst Peak-to-Valley Draw-Down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool, account or trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

                                  APPENDIX III

            Supplemental Performance Information For Epic Trading

The trading system used was developed entirely by Bradley Jordan ("the Advisor"). The Advisor thoroughly research the accuracy of the systems buy and sell signals within his own personal trading account. Implemented in January of 1997, the system encompassed one year of proprietary trading.
Third party records of these trades are available to clients upon request. All trades in their entirety were executed with the Advisor fully exposed to real profits, losses, and trading expenses. Please see "The Commodity Trading Advisors - EPIC Trading" in the main body of this Prospectus for the Business Background of EPIC Trading and the Description of the Trading Program.

Proprietary Trading Account

This summary represents the Advisor's best effort to accurately represent the past risk/reward characteristics of the trading system as they apply the program offered. Performance is shown as a percent return and adjusted to include the Advisor's 20% incentive fee on new trading profits and the difference in commissions. The summary does not reflect the difference in returns based upon the leverage of the accounts. The leverage ratio between the proprietary account and an account of the system varies as much as 13 to
1. Therefore, an actual account of the trader who will only be trading one contract would have experienced significantly lower returns than the proprietary account. The following capsule performance summary does not reflect rates of return for actual managed accounts. The following capsule shows the past performance of the Advisor's Proprietary Trading Account since the inception of trading (in January, 1997) through the close of trading (December, 1997). PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                 Proprietary Trading Account - % Rate of Return
                    (Computed on a compounded monthly basis)*
MONTH        1997
January       36.35
February       3.58
March          8.88
April         10.13
May           (2.79)
June          18.11
July          13.66
August         5.79
September      1.23
October        3.34
November       6.81
December       4.01
Year         171.00

Name of the Commodity Trading Advisor:  EPIC Trading
Name of the Trader:  Bradley Jordan
Largest Monthly Draw-Down**:  5-97 / 2.79%
Worst Peak-to-Valley Draw-Down***:  5-97 / 2.79% of net assets

* Rate of return is computed by dividing the net performance by the sum of the beginning net asset value and net additions, capital withdrawals and redemptions.

**      "Draw-down" is defined by applicable CFTC regulations to mean losses experienced by an account over the specified period.

***      Worst Peak-to-Valley Draw-Down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool, account or trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

******************************************************************************
                                  FORM S-1
                              AMENDMENT NO. 2

Registration No. 333-61217

                                  PART II

                   INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

(b) The Selling Agreement between Futures Investment Company and the Registrant contains an indemnification from the General Partner to the effect that the disclosures in the Prospectus are in compliance with Rule 10b5 and otherwise true and complete. This indemnification speaks from the date of the first offering of the Units through the end of the applicable statute of limitations. The Partnership has assumed no responsibility for any indemnification to Futures Investment Company and the General Partner is prohibited by the Partnership Agreement from receiving indemnification for breach of any securities laws or for reimbursement for insurance for coverage for any such claims. See
Article X, Section 10.4 (b) and (e).

(d) There are no indemnification agreements which are not contained in the Limited Partnership Agreement attached as Exhibit A, the Selling
Agreement or  the Clearing Agreement.

Item 16. Exhibits and Financial Statement Schedules.

The following documents (unless indicated) are filed herewith and made a part of this Registration Statement:

(a)      Exhibits.

Exhibit
Number   Description of Document

(1) - 01 Selling Agreement dated February 1, 1998, among the Partnership, the General Partner, and Futures Investment Company, the Selling Agent
(2)      None
(3) - 01 Articles of Incorporation of the General Partner
(3) - 02 By-Laws of the General Partner
(3) - 03 Board Resolution of General Partner to authorize formation of
         Delaware Limited Partnership
(3) - 04 Amended and Restated Agmt. of Limited Partnership of the Registrant dated February 1, 1998 (included as Exhibit A to the Prospectus)
(3) - 05 Certificate of Limited Partnership, Designation of Registered Agent, Certificate of Initial Capital filed with the Delaware Secretary of State, and Delaware Secretary of State acknowledgment of filing of Certificate of Limited Partnership
(4) - 01 Amended and Restated Agmt. of Limited Partnership of the Registrant dated February 1, 1998 (included as Exhibit A to the Prospectus)
(5) - 01 Opinion of The Scott Law Firm, P.A. relating to the legality of the Partnership Units.
(6)       Not Applicable
(7)       Not Applicable
(8) - 01 Opinion of The Scott Law Firm, P.A. with respect to Federal income tax consequences.
(9)       None
(10) - 01 Form of Advisory Agreements between the Partnership and the CTAs (included as Exhibits F, G, H, I & J to the Prospectus)
(10) - 02 Form of New Account Agreement between the Partnership and the FCM
(10) - 03 Form of Subscription Agreement and Power of Attorney
          (included as Exhibit D to the Prospectus).
(10) - 04 Escrow Agmt. among Escrow Agent, Underwriter, and the Partnership. (included as Exhibit E to the Prospectus).
(10) - 05 Introducing Broker Clearing Agreement by and between Vision Limited Partnership as futures commission merchant (the "FCM") and Futures Investment Company as introducing broker (the "IB")
(11)      Not Applicable - start-up business
(12)      Not Applicable
(13)      Not Required
(14)      None
(15)      None
(16)      Not Applicable
(17)      Not Required
(18)      Not Required
(19)      Not Required
(20)      Not Required
(21)      None
(22)      Not Required
(23) - 01 Consent of Frank L. Sassetti & Co., Certified Public Accountants
(23) - 02 Consent of James Hepner, Certified Public Accountant
(23) - 03 Consent of The Scott Law Firm, P.A.
(23) - 04 Consent of Michael J. Frischmeyer, CTA
(23) - 05 Consent of Commoditech, Inc., CTA
(23) - 06 Consent of Rosenbery Capital Management, Inc., CTA
(23) - 07 Consent of J.A.H. Research and Trading, CTA
(23) - 08 Consent of C&M Traders, Inc., CTA
(23) - 09 Consent of Futures Investment Company, as Selling Agent
(23) - 10 Consent of Futures Investment Company, as Introducing Broker
(23) - 11 Consent of Star Financial Bank, Angola, Indiana, Escrow Agent
(23) - 12 Consent of Vision Limited Partnership
(24)      None
(25)      None
(26)      None
(27)      Not Applicable
(28)      Not Applicable
(99) - 01 Subordinated Loan Agreement for Equity Capital
(99) - 02 Representative's Agreement between Futures Investment Company and Shira Del Pacult

(b)    Financial Statement Schedules.

      No Financial Schedules are required to be filed herewith.

Item 17. Undertakings.

(a) (1) The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental:
change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The General Partner has provided an indemnification to Futures Investment Company, the best efforts selling agent. The Partnership (issuer) has not made any indemnification to Futures Investment Company.

     Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant including, but not limited to, the General Partner pursuant to the provisions described in Item 14 above, or otherwise, the Registrant had been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore,
unenforceable.   In the event that a claim for indemnification against
such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
******************************************************************************
                               SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the General Partner of the Registrant has duly caused this Registration Statement, Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont in the State of Indiana on this 29th day of January, 1999.

ASHLEY CAPITAL MANAGEMENT, INC.        ATLAS FUTURES FUND, LIMITED PARTNERSHIP
                                       BY ASHLEY CAPITAL MANAGEMENT, INC.
                                       GENERAL PARTNER



BY: /s/ Shira Del Pacult               BY: /s/ Shira Del Pacult
    MS. SHIRA PACULT                       MS. SHIRA PACULT
    PRESIDENT                              PRESIDENT


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement, Amendment No. 2 has been signed below by the following person on behalf of Ashley Capital Management, Inc., General Partner of the Registrant in the capacities and on the date indicated.



/s/ Shira Del Pacult
MS.  SHIRA PACULT
PRESIDENT

Date:  January 29, 1999


(Being the principal executive officer, the principal financial and accounting officer and the sole director of Ashley Capital Management, Inc., General Partner of the Fund)